Filed Pursuant to Rule 424(b)(4)

Registration No. 333-212735

PROSPECTUS

1,410,000 Class A Units, with Each Class A Unit Consisting of One Share of Common Stock

and One Warrant to Purchase One Share of Common Stock

1,410,000 Class B Units, with Each Class B Unit Consisting of One Share of Series A Convertible Preferred Stock

and One Warrant to Purchase One Share of Common Stock

1,410,000 Shares of Common Stock Underlying the Warrants

1,410,000 Shares of Series A Convertible Preferred Stock

1,410,000 Shares of Common Stock underlying Shares of Series A Convertible Preferred Stock

SIGMA LABS, INC.

We are offering by this prospectus 1,410,000 Class A Units, with each Class A Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price equal to $4.00 per share (the “2017 warrants”). The Class A Units are being offered at a price of $4.13 per Class A Unit. The Class A Units will not be issued or certificated. The shares of common stock and 2017 warrants comprising the Class A Units are immediately separable and will be issued separately.

We also are offering by this prospectus to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing Class A Units, to purchase up to 1,410,000 Class B Units.  Each Class B Unit will consist of one share of our Series A Convertible Preferred Stock (the “Series A Preferred”) convertible upon issuance into one share of our common stock, together with the equivalent number of 2017 warrants as would have been issued to such purchaser if such purchaser had purchased Class A Units based on the public offering price.  The shares of Series A Preferred will otherwise have the preferences, rights and limitations described under “Description of Our Securities- Description of the Securities We Are Offering by this Prospectus - Series A Convertible Preferred Stock” beginning on page 52 of this prospectus. The Class B Units are being offered at a price of $4.13 per Class B Unit. The Class B Units will not be issued or certificated. The shares of Series A Preferred and 2017 warrants compromising the Class B Units are immediately separable and will be issued separately.

Pursuant to this prospectus, we are also offering the shares of common stock underlying the 2017 warrants included in the Class A Units and Class B Units, and the shares of common stock issuable upon conversion of the Series A Preferred. This prospectus also covers the Class A Units and underlying securities issuable upon exercise of the unit purchase option to be issued to the underwriters.

Our common stock and our 2017 warrants are listed on The NASDAQ Capital Market under the symbols “SGLB” and “SGLBW,” respectively.  On February 15, 2017, the closing price of our common stock on the NASDAQ Capital Market was $3.25. On February 15, 2017, the closing price of the 2017 warrants on The NASDAQ Capital Market was $0.71. Our Series A Preferred is not and will not be listed for trading on The NASDAQ Capital Market or any other securities exchange or nationally recognized trading system. There is no established public trading market for the Series A Preferred and we do not expect a market to develop.

INVESTING IN THE UNITS AND THE UNDERLYING SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE UNITS AND THE UNDERLYING SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE UNITS OR THE UNDERLYING SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Class A Unit (2)	Per Class B Unit (2)	Total
Public offering price	$4.1300	$4.1300	$5,823,300
Underwriting discounts and commissions (1)	$0.3304	$0.3304	$465,864
Offering proceeds to us, before expenses	$3.7996	$3.7996	$5,357,436

(1)

The underwriters will receive compensation in addition to the underwriting discounts and commissions. See “Underwriting” beginning on page 64 of this prospectus for a description of the compensation payable to the underwriters. The amounts in the table assume an underwriting discount of 8%.  We have agreed with the underwriters to an underwriting discount of 3% on any sales of our units made to our officers and directors, as well as certain other investors sourced by us.

(2)

The public offering price and underwriting discount correspond to a public offering price per share of common stock or Series A Preferred of $4.12 and a public offering price per 2017 warrant of $0.01.

We expect to deliver the shares of common stock, 2017 warrants and shares of Series A Preferred to investors on or about February 21, 2017.  We have granted the underwriters an option to buy up to an additional 211,500 shares and/or an additional 211,500 2017 warrants, in any combinations thereof, from us to cover over-allotments at the public offering price per share and public offering price per 2017 warrant, respectively, less the underwriting discounts and commissions.  If the underwriters exercise the option in full by buying stock and 2017 warrants in equal proportion, the total underwriting discounts and commissions payable by us will be $535,744 and the total proceeds to us, before expenses, will be $6,161,051.

Dawson James Securities, Inc.

The date of this prospectus is February 16, 2017.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

THE OFFERING

6

SELECTED FINANCIAL DATA

7

RISK FACTORS

8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

17

USE OF PROCEEDS

17

MARKET PRICE OF OUR COMMON STOCK

18

DIVIDEND POLICY

18

CAPITALIZATION

19

DILUTION

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

22

BUSINESS

28

MANAGEMENT

40

EXECUTIVE AND DIRECTOR COMPENSATION

45

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

51

DESCRIPTION OF OUR SECURITIES

52

SHARES ELIGIBLE FOR FUTURE SALE

57

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

59

UNDERWRITING

64

LEGAL MATTERS

67

EXPERTS

67

WHERE YOU CAN FIND MORE INFORMATION

67

INDEX TO FINANCIAL STATEMENTS

F-1

i

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

ii

PROSPECTUS SUMMARY

This summary highlights certain information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this summary and “Risk Factors” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

A 1-for-100 reverse stock split of our common stock was effected on March 17, 2016, and a 1-for-2 reverse stock split of our common stock was effected on February 15, 2017. All Unit, share and per share and Unit amounts in this prospectus have been retroactively adjusted to give effect to these reverse stock splits, except that the financial statements and notes thereto do not reflect the 1-for-2 reverse stock split.

References to “we,” “our,” “us,” the “Company,” or “Sigma” refer to Sigma Labs, Inc., a Nevada corporation.

Overview

Summary

Sigma is a software company that has developed quality assurance software known as PrintRite3D®, which Sigma believes solves the major problems that have prevented large-scale metal part production using 3D printers: real-time computer-aided inspection (CAI). GE Aviation, for example, has stated that it plans to commit $3.5 billion by 2020 to, among other things, build a metal 3D production facility for its Leap engine and other engines to produce the applicable 3D printed parts.  However, without companies like GE Aviation effectively being able to check each part for shape, density, strength and consistency real-time during the manufacturing process, we believe that such companies will not be able to address the major problems currently preventing large-scale metal 3D production.  We believe that our software, which is positioned “inside” the 3D metal printer, solves these problems by assuring each part is being made to the specifications of the computer file as it is being made.  We enable 3D prototyping to become 3D manufacturing. Instead of performing quality assurance (“QA”) post production, our PrintRite3D® software could fundamentally redefine conventional QA by embedding quality assurance and process control into the manufacturing process in real time. We have filed patent applications directed to our In-Process Quality Assurance™ (“IPQA®”) procedure for advanced manufacturing.  In addition, we anticipate that our core PrintRite3D® software will enable our customers to combine their advanced manufacturing technologies with our 3D manufacturing QA to achieve both cost savings and stronger parts.  Vertical markets that we believe would benefit from our technology and software include aerospace, defense, bio-medical, power generation, and oil & gas industries.  We provide our software products to customers in the form of Software as a Service (“SaaS”).

About 3D Printing

3D printing (“3DP”) or additive manufacturing (“AM”) is changing the world by going directly from computer graphics to real parts.  3D printing has been applied to the manufacture of plastic parts for several years. 3D manufacturing of metal parts involves directing a laser or other energy source at a layer of powdered metal and melting it. These layers become melted together from the bottom up. Revenues attributable to 3D manufacturing for metal products are estimated to be between $4 and $6 billion by 2020. (Wohlers Report 2015, 3D Printing and Additive Manufacturing State of the Industry – Annual Worldwide Progress Report).

The application of 3D printing to high-tolerance, precision manufactured metal parts has only recently emerged.  3D printing of metal parts today represents only a minor percentage of all 3D manufacturing. However, we believe the greatest future growth for 3D printing appears to be in metal parts given the interest and investment being made by Fortune 100 companies, Federal government laboratories and agencies as well as university-based institutions. Emphasis from these high-end manufacturers and technology leaders is strongly focused on quality and precision manufacturing for high-tolerance parts. We believe the on-going success of 3D printing for metal parts will be highly dependent upon the quality assurance procedure used such as our PrintRite3D® methodology.

About Quality Assurance in 3D Printing

Current methods for providing quality are cost prohibitive because approximately 25% of parts produced by 3D printing need to be destroyed in the post-production quality control process. Additional costs are incurred by using non-traditional x-ray scanning technology on these parts. We offer our clients the ability to use real-time sensors to track each layer, and our software continuously analyzes the part so that when it is finished we know if it is production quality. We believe our PrintRite3D® software could reduce inspection costs by a factor of 10 and development time for new parts by 50% or more.

By using PrintRite3D® software, a high-precision manufacturer would have the ability to offer its customers, on an exclusive basis, product guarantees and assurances that its product was produced in compliance with stringent quality requirements. Initial orders have been received from GE Aviation, Honeywell Aerospace, Aeroject Rocketdyne, Woodward, Siemens and Pratt & Whitney.

We believe there is potential for our PrintRite3D® software to be incorporated into a majority of 3D metal printing devices made by companies like Electro-Optical Systems (“EOS”), Additive Industries, Concept Lasers, Trumpf Lasers, Renishaw, Sentrol, Farsoon and others.

Sigma’s Cloud-Based IIoT Solutions

The process of making a 3D printed part could start with our customers loading a CAD model of the part into the Cloud shown in “A” in Figure 1.  Next, CAE/CAM instructions are sent to the 3D printer (see “B”, as shown in Figure 1).  Metal powder in the machine is then deposited onto the build platform where a laser beam or other energy focused onto the build platform melts each successive layer of powder in 20-50 micron increments.  Our CAI sensors (see “C” in Figure 1) detect, record, analyze and compare the part as it is being made layer-by-layer against the CAD specifications and physical reference points for quality assurance during the manufacturing. Our software certifies the shape, strength, and internal density of each part, which eliminates the need to: (1) destroy a large percentage of the parts during process validation and in post-production quality assurance; and (2) retain all of the metal as opposed to cutting pieces and wasting metal.

Our PrintRite3D® CAI web-based software (see “D” in Figure 1) is being designed to reside in the Cloud (see “A” in Figure 1) of the Industrial Internet of Things (“IIoT”). We enable manufacturing engineers to assure the part quality layer-by-layer, provide for manufacturing statistical process control and harvest, aggregate, and analyze Big Data from the manufacturing real-time data collected from our PrintRite3D® SENSORPAK™ (see “C” in Figure 1), as well as post-process manufacturing data collected by our customers (see “E” in Figure 1).

Our specialized sensor suite (see “C” in Figure 1), known as PrintRite3D® SENSORPAK™, is an IIoT-compliant edge computing device. It contains the modular hardware and software necessary to connect to “cyber-physical” objects (see “B” in Figure 1) living on the manufacturing floor. It allows for bi-directional information flow between the manufacturing floor and the Cloud (see “A” in Figure 1). It starts a million-fold data reduction that finishes with our PrintRite3D® CAI software, which provides customers with product guarantees and assurances that parts were produced in compliance with stringent quality standards. It can collect, analyze, aggregate, filter, and then further communicate data from the manufacturing floor to the Cloud (see “A” in Figure 1) and enable links to other areas (see “F” in Figure 1) of the IIoT.

Corporate
(F)
Plant Site
Engineering / QA
Sigma PR3D Global CLOUD
or Private/Gov CLOUD
(D)
Sigma Apps
PR3DInspect
PR3DContour
PR3DAnalytics
Server
(A)
Build and QA Metrics
Layered security
(E)
Plant Site
Plant Site
Shop
MB
Sigma SMART
SENSORPAKs
(C)
GB
KB
AM Machines
(B)
ooo
Shop
Shop

Figure 1.  Sigma’s Industrial IoT / PrintRite 3D® Cloud Architecture

Business Activities and Industry Applications

Our principal business activities include the continued development and commercialization of our PrintRite3D® suite of software apps, with our main focus currently on the 3DP and the AM industry as well as making operational the contract additive manufacturing business for metal 3DP. Our strategy is to continue to leverage our advanced manufacturing knowledge, experience and capabilities through the following means:

•

Identify, develop and commercialize our quality assurance software Apps for advanced manufacturing technologies designed to assure part quality in real time as the part is being made and improve process control practices for a variety of industries;

•

Provide manufacturing process engineering consulting services in respect of our PrintRite3D® CAI software Apps for advanced manufacturing to customers that have needs in developing next-generation technologies for advanced manufacturing technologies; and

•

Build and run a contract manufacturing division for metal 3DP beginning with our EOS M290 state-of-the-art metal printer.

We are presently engaged in the following industry sectors:

•

Aerospace and defense manufacturing; and

•

Energy and power generation.

We also seek to be engaged in the following industry sectors and have begun to develop relationships with leading manufacturers in each such sector:

•

Bio-medical manufacturing;

•

Automotive manufacturing; and

•

Other markets such as firearms and recreational equipment.

We generate revenues through PrintRite3D® hardware and sensor sales and CAI software licensing of our PrintRite3D® technology to customers that seek to improve their manufacturing production processes, and through ongoing annual software upgrades and maintenance fees. Additionally, we generate revenues from our contract manufacturing activities in metal AM. By running a contract AM services operation, we are able to understand the current needs of our customers and where they are going with their next-generation product development efforts.  Contract AM further allows us a means for continuing/self-funding our IPQA®-enabled R&D and product development activities for PrintRite3D® CAI software.  We provide our AM contract manufacturing services to customers in the form of Quality as a Service (“QaaS”). Starting with our PrintRite3D® cloud-based SaaS model, customers will contract with us for CAE, CAM and CAI services to generate and establish a digital quality record (“DQR”) for AM built parts. Each DQR is cloud-based and allows for archiving and storage of quality data, access to our big data ANALYTICS™ software App for continuous quality monitoring and improvement, and automatic industry benchmarking while maintaining firewalls between company-specific data.

In late 2015, we launched two programs – an Early Adopter Program (“EAP”) and an Original Equipment Manufacturer (“OEM”) Partner Program – designed to broaden our market presence and speed adoption of our PrintRite3D® technology. The EAP was designed to attract end user customers who have an existing, installed base of 3D metal printers and to offer them incentivized pricing in return for feedback on initial and beta releases of our PrintRite3D® software Apps. Our OEM Partner Program was specifically designed for AM machine manufacturers seeking to embed our PrintRite3D® quality assurance software Apps directly into their machines for customers purchasing a turnkey solution for their new AM machine purchases.

We possess the resident expertise to provide manufacturing materials and process (M&P) engineering services and support to companies using our PrintRite3D® CAI software Apps for metal AM.  Accordingly, in addition to our primary business focus, we intend to generate revenues by providing such manufacturing engineering services and support to businesses licensing our PrintRite3D® software Apps.

Risks Related to Our Business

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” that follows this Prospectus Summary. You should carefully read the “Risk Factors” section before you invest in our securities. We may be unable, for many reasons, including those beyond our control, to implement our business strategy.  The following is a summary of some of the principal risks that are associated with our business:

•

We have a limited operating history, are not currently profitable and may never become profitable.

•

We may require additional financing to continue our operations, and there is no assurance that we will be able to obtain such financing on acceptable terms, or at all.

•

Our limited operating history makes evaluation of our business difficult.

•

We could incur significant damages if we are unable to adequately discharge our contractual obligations.

•

Some of our clients may terminate our contracts prior to completion, which could result in revenue shortfalls and reduce profitability or cause losses on contracts.

•

We face significant competition in bidding for government contracts from large national and international organizations.

•

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

•

We are dependent on our President and Chief Executive Officer, and other key personnel, and the loss of any of these individuals could harm our business.

•

Because we have limited capital resources, we may be dependent on cash flow and payments from customers in order to meet our expense obligations.

•

We may make acquisitions in the future that we are unable to effectively manage given our limited resources.

•

We may be unable to develop or commercialize new and rapidly evolving technologies.

•

We may be unable to protect our intellectual property rights.

•

We may be sued by third parties who claim that we have infringed their intellectual property rights.

•

Our services are subject to government regulation, changes in which may have an adverse effect on us.

•

Our operating costs could be significantly higher than we expect, and this could reduce our future profitability.

•

A cyber incident could result in information theft, data corruption, operational disruption, and/or financial loss.

Corporate Information

We were incorporated as Messidor Limited in Nevada on December 23, 1985 and changed our name to Framewaves Inc. in 2001. On September 27, 2010, we changed our name from Framewaves Inc. to Sigma Labs, Inc. We commenced our current business operations in 2010.

Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (505) 438-2576. Our website address is www.sigmalabsinc.com, although the information on our website is not deemed to be part of this prospectus.

THE OFFERING

Price per Class A Unit	$4.13 per Class A Unit.

Price per Class B Unit	$4.13 per Class B Unit

Class A Units offered by us

1,410,000 Class A Units. Each Class A Unit consists of one share of common stock and one warrant exercisable for one share of common stock (each, a “2017 warrant”). Under the registration statement of which this prospectus forms a part, we are also registering the shares of common stock issuable upon the exercise of the  2017 warrants included in the Class A Units.

Class B Units offered by us

We also are offering by this prospectus to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing Class A Units, to purchase up to 1,410,000 Class B Units.  Each Class B Unit will consist of one share of our Series A Convertible Preferred Stock (the “Series A Preferred”) convertible upon issuance into one share of our common stock, together with the equivalent number of 2017 warrants as would have been issued to such purchaser if such purchaser had purchased Class A Units based on the public offering price.  Under the registration statement of which this prospectus forms a part, we are also registering the shares of common stock issuable upon conversion of the Series A Preferred and the exercise of the 2017 warrants included in  the Class B Units. For more information about the preferences, rights and limitations of the Series A Preferred shares, see “Description of Our Securities- Description of the Securities We Are Offering by this Prospectus – Series A Convertible Preferred Stock” beginning on page 54 of this prospectus.

2017 Warrants	Each 2017 warrant included in the Units will have a term of five years and will be exercisable at any time on and after the date of issuance at an exercise price of $4.00 per share.

For additional information regarding the terms of the warrants, see “Description of Securities – Description of Securities We Are Offering by this Prospectus – Warrants” on page 54 of this prospectus.

Common stock to be outstanding after this offering	4,563,789 shares, assuming that all of the shares of Series A Preferred included in any of the Class B Units sold in this offering were to be immediately converted into shares of our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 3,153,789 shares outstanding as of February 7, 2017 and excludes, as of that date:

• up to 1,410,000 shares of common stock underlying the 2017 warrants offered hereby;

•

up to 141,000 shares of common stock underlying the Class A Units (including the common stock underlying the 2017 warrants included in such Class A Units) included in the unit purchase option to be issued to the representative of the underwriters in connection with this offering;

• 101,188 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2016, at a weighted average exercise price of $8.38 per share; and
• Up to a total of an estimated 322,000 shares of common stock issuable upon the conversion and exchange, respectively, of outstanding warrants and convertible notes.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $4.7 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering as follows:

•

approximately $3.0 million to purchase AM Manufacturing equipment including new EOS 3D printers and related support equipment and site license for a full material / processing suite of software;

•

up to approximately $1.01 million that we may use to repay the principal and accrued interest on secured convertible notes that we issued to two accredited investors on October 19, 2016;

•

approximately $0.5 million to purchase manufacturing and inspection equipment including milling, turning, metallographic preparation capabilities; and

•

for general corporate purposes, including working capital. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors	See “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market symbols and listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “SGLB.” Our 2017 warrants are listed on The NASDAQ Capital Market under the symbol “SGLBW.” No assurance can be given that a trading market in such securities will develop. Our Series A Preferred is not and will not be listed for trading on The NASDAQ Capital Market or any other securities exchange or nationally recognized trading system. There is no established public trading market for the Series A Preferred and we do not expect a market to develop.

Unless we indicate otherwise, all information in this prospectus (i) assumes no exercise by the underwriters of their option to purchase up to an additional 211,500 shares of stock and/or warrants to purchase up to 211,500 shares of common stock to cover over-allotments, if any, (ii) does not include the securities comprising the unit purchase option to be issued to the representatives of the underwriters in connection with this offering issuable in connection therewith and (iii) assumes that all of the Series A Preferred shares included in the Class B Units offered hereby have been converted into shares of our common stock.

Selected Financial Data

The following table presents our selected financial data. The selected statement of operations data for each of the years ended December 31, 2015 and 2014 are derived from our audited financial statements included elsewhere in this prospectus. The selected statement of operations data for the nine months ended September 30, 2016 and 2015 and the selected balance sheet data as of September 30, 2016 are derived from our unaudited financial statements included elsewhere in this prospectus. We have prepared the unaudited financial information set forth below on the same basis as our audited financial statements and have included all adjustments, consisting of only normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for such periods.  The results for any interim period are not necessarily indicative of the results that may be expected for a full year. Furthermore, our historical results are not necessarily indicative of future results. The information set forth below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes included elsewhere in this prospectus.

	Year Ended December 31,		Nine Months Ended September 30,
	2015	2014	2016	2015
			(Unaudited)	(Unaudited)
Statement of Operations Data:
Total revenue	$1,234,810	$548,723	$642,230	$648,515
Operating expenses:
Other general and administration	1,282,952	1,020,262	1,345,576	886,965
Payroll	585,706	404,054	727,494	338,533
Non-cash stock compensation	518,438	582,550	236,550	478,500
Warrant expense	-	1,283,333	-	-
Research and development	330,554	219,132	88,504	206,545
Total operating expenses	2,717,650	3,509,331	2,398,128	1,910,543
Net loss	$(1,696,282)	$(3,116,080)	$(1,931,833)	$(1,399,378)
Net loss per share	$(0.54)	$(1.01)	$(0.62)	$(0.45)
Weighted-average number of shares outstanding, basic and diluted	3,121,821	3,117,417	3,129,675	3,112,470

	As of September 30, 2016
	Actual	As Adjusted(1)
	(Unaudited)	(Unaudited)
Balance Sheet Data:
Cash	$137,702	$4,836,905
Total assets	1,417,861	6,117,064
Total liabilities	239,539	239,539
Total stockholders’ equity	$1,178,322	$5,877,525

(1) The as adjusted balance sheet data give effect to the sale by us of 1,410,000 Units in this offering at a public offering price of $4.13 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities.  The occurrence of any of the events or developments described below could harm our financial condition, results of operations, business and prospects.  In such an event, the market price of our securities could decline, and you could lose all or part of your investment.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

Risks Related to Our Business

We have a limited operating history, are not currently profitable and may never become profitable.

We have incurred losses in every reporting period since we commenced business operations in 2010 and expect to continue to incur significant losses for the foreseeable future. Our net loss for the year ended December 31, 2015 was $1,696,282, and our net loss for the nine months ended September 30, 2016 was $1,931,833. As of September 30, 2016, our accumulated deficit was $9,495,953.  There is no assurance that any revenues we generate will be sufficient for us to become profitable or to maintain profitability. Our revenues for the year ended December 31, 2015 were $1,234,810, and our operating expenses for that period were $2,717,650.  Our revenues for the nine months ended September 30, 2016 were $642,230, and our operating expenses for that period were $2,398,128.  As a result, our current revenues are not sufficient to fund our operations.  Therefore, we cannot predict when, if ever, we might achieve profitability and we are not certain that we will be able to sustain profitability, if achieved.  If we fail to achieve or maintain profitability, the market price of our securities is likely to be adversely affected.

We may require additional financing to continue our operations, and there is no assurance that we will be able to obtain such financing on acceptable terms, or at all.

As of  September 30, 2016, we had cash in the amount of $137,702.  We believe that the net proceeds from this offering, together with our existing cash and anticipated revenues, will be sufficient to fund our operations until at least January 2019, although there is no assurance that we will not require additional financing before that time.  There is no assurance that any future financing that we require to fund our operations will be available on acceptable terms, or at all.  Such financing, if in the form of equity, may be highly dilutive to our existing stockholders and may otherwise include onerous terms.  Such financing, if in the form of debt, may include debt covenants and repayment obligations that are onerous and that adversely affect our business operations.  If adequate funds are not available to us, we may be required to delay, limit or terminate our business operations.

Our limited operating history makes evaluation of our business difficult.

We commenced business operations in 2010 and are continuing to develop our technologies and to implement our business plan.  Our ability to implement a successful business plan remains unproven, and there is no assurance that we will ever generate sufficient revenues to sustain our business.  Our relatively short operating history, together with the other risks discussed in this “Risk Factors” section, may make it difficult for you to evaluate our business in connection with making a decision about whether to invest in our securities.

We face the risks normally associated with a new business.

We face all of the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting new operations and efforts to develop and commercialize technologies. These uncertainties include developing our technologies and our brand name, raising capital to meet our working capital requirements and developing a customer base, among others. If we are not effective in addressing these risks, we will not be able to operate profitably in the future, and we may not have adequate working capital to meet our obligations as they become due.

Our business may be adversely affected by a global economic downturn.

Any economic downturn generally could cause a drop in government spending and business investment, which would have a material adverse effect on our business. Further, as a result of the current global economic situation, there may be a disruption or delay in performance by our third-party contractors and suppliers. If such third parties are unable to adequately satisfy their contractual commitments to us in a timely manner, our business could be adversely affected.

We could incur significant damages if we are unable to adequately discharge our contractual obligations.

Our failure to comply with contract requirements or to meet our clients’ performance expectations on a contract could materially and adversely affect our financial performance and our reputation. This, in turn, would impact our ability to compete for new clients and contracts. Our failure to meet contractual obligations could also result in substantial actual and consequential damages under the terms of such contracts. In addition, some of our contracts require us to indemnify clients for our failure to meet performance standards and/or contain liquidated damages provisions and financial penalties related to performance failures. Although we do have liability insurance, the policy limits may not be adequate to provide protection against all such potential liabilities.

We have financial exposure on our fixed-price contracts because we are required to complete a project even if the costs exceed the revenues we generate on a fixed-price contract.

We presently provide and expect to provide services under fixed-price and performance-based arrangements. Generally, under our fixed-price contracts, we receive a specified fee regardless of our cost to perform under such contracts (compared with performance-based contracts under which we earn fees on a per-transaction basis). If we underestimate the cost to complete a contract, we will still be required to complete the work specified under such contract, which could result in a loss to us. To earn a profit on these fixed-price contracts, we must accurately estimate costs involved and assess the probability of meeting the specified objectives, realizing the expected units of work or completing individual transactions, within the contracted time period. We expect to recognize revenues on these contracts, including a portion of estimated profit, as costs are incurred.

Requests for Proposals (“RFPs”) to secure government contracts are time consuming to prepare and our ability to successfully respond to RFPs will impact our operations.

To market our services to government clients, we will likely be required to respond to Requests for Proposals (“RFPs”). To do so effectively, we must estimate accurately our cost structure for servicing a proposed contract, the time required to establish operations and likely terms of the proposals submitted by competitors. We must also assemble and submit a large volume of information within an RFP’s rigid timetable. Our ability to respond successfully to RFPs will greatly impact our business. There is no assurance that we will be awarded any contracts through the RFP process, or that our submitted RFPs will result in profitable contracts.

Some of our clients may terminate our contracts prior to completion, which could result in revenue shortfalls and reduce profitability or cause losses on contracts.

Many of our contracts with clients contain initial or base periods of one or more years, as well as option periods typically covering more than one-half of the contract’s initial duration. However, such clients are under no obligation to exercise the option to extend the contract term. The profitability of some of our contracts could be adversely impacted if such options are not exercised and the contract term is not extended accordingly. Additionally, our contracts contain provisions permitting a client to terminate the contract on short notice, with or without cause. The unexpected termination of significant contracts could result in significant revenue shortfalls. If revenue shortfalls occur and are not offset by corresponding reductions in expenses, our business could be adversely affected. We cannot anticipate if, when or to what extent a client might terminate its contracts with us.

We are subject to government audits, and our failure to comply with applicable laws, regulations and standards could subject us to civil and criminal penalties and administrative sanctions.

The government agencies we contract with have the authority to audit and investigate our contracts with them. As part of that process, a government agency may review our performance on a contract, our pricing practices, our cost structure and our compliance with applicable laws, regulations and standards. If the agency determines that we have improperly allocated costs to a specific contract, we will not be reimbursed for those costs and we will be required to refund the amount of any such costs that have been previously reimbursed. If a government audit identifies improper activities by us or we otherwise determine that these activities have occurred, we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or disqualification from doing business with the government. Any adverse determination could adversely impact our ability to bid for RFPs in one or more jurisdictions.

Unions may interfere with our ability to obtain contracts.

Our success will depend in part on our ability to win profitable contracts to administer and manage programs that may have been previously administered by government employees. Many government employees, however, belong to labor unions with considerable financial resources and lobbying networks. Unions have in the past and are likely to continue to apply political pressure on legislators and other officials seeking to outsource government programs. Union opposition may result in fewer opportunities for us to service government agencies.

We rely on our relationship with government agencies to obtain contracts, and there is no assurance that we will be able to maintain a satisfactory relationship with these agencies.

To facilitate our ability to prepare bids in response to RFPs, we expect to rely in part on establishing and maintaining relationships with officials of various government entities and agencies. These relationships will enable us to provide informal input and advice to the government entities and agencies prior to the development of an RFP. We also expect to engage marketing consultants, including lobbyists, to establish and maintain relationships with elected officials and appointed members of government agencies. The effectiveness of these consultants may be reduced or eliminated if a significant political change occurs. We may be unable to successfully manage our relationships with government entities and agencies and with elected officials and appointees and any failure to do so may adversely affect our ability to bid successfully for RFPs.

We face significant competition in bidding for government contracts from large national and international organizations.

The government contracting industry is subject to intense competition. Many of our competitors are national and international in scope and have greater resources than we do. Substantial resources could enable certain competitors to “low bid” on government RFPs or to take other measures in an effort to gain market share. In addition, we may be unable to compete for a certain large government contract because we may not be able to meet an RFP’s requirement to obtain and post a large cash performance bond. Also, in some geographic areas, we face competition from smaller consulting firms with established reputations and political relationships. There is no assurance that we will compete successfully against our existing competitors or any new competitors.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

We have operated our current line of business for approximately six years, and we expect to grow in the near future as our business develops and becomes established. If our business grows as we anticipate, it will be necessary for us to manage our expansion in an orderly fashion. Any significant growth in our activities or in the market for our services will require extension of our managerial, operational, marketing and other resources. Future growth will also impose significant additional responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Our failure to manage growth effectively may lead to operational inefficiencies that will have a negative effect on our profitability. Additionally, if our growth comes at the expense of providing quality service and generating reasonable profits, our ability to successfully bid for contracts and our profitability will be adversely affected. We cannot assure investors that we will be able to effectively manage any future growth we may experience.

Failure to obtain adequate insurance coverage could put us at risk for uninsured losses.

Some or all of our customers may require insurance as a requirement to conduct business with us. Although we currently have liability insurance, we may be unable to maintain adequate liability insurance on acceptable terms, if at all, and there is a risk that our insurance will not provide adequate coverage against our potential losses. Additionally, there are certain types of losses that may not be insurable at a cost that we can afford, and insurance may not be available at any cost with respect to certain losses. Claims or losses in excess of any insurance coverage we may obtain, or the lack of insurance coverage, could put us at risk of loss for any uninsured loss, which would have a material adverse effect on our business and financial condition.

We are dependent on our President and Chief Executive Officer, and other key personnel, and the loss of any of these individuals could harm our business.

We depend on Mark J. Cola, our President and Chief Executive Officer, as well as key scientific and other personnel. The loss of any of these individuals could harm our business and significantly delay or prevent the achievement of our business objectives. In addition, our delivery of services will be labor-intensive: when we are awarded a contract, we may need to quickly hire project leaders and project management personnel. The additional staff may also create a concurrent demand for increased administrative personnel. The success of our business will require that we attract, develop, motivate and retain:

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experienced and innovative executive officers;

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senior managers who have successfully managed or designed programs in the public sector; and

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information technology professionals who have designed or implemented complex information technology projects.

Innovative, experienced and technically proficient individuals are in great demand and are likely to remain a limited resource. We may be unable to continue to attract and retain desirable executive officers, senior managers, and technology professionals. Our inability to hire sufficient personnel on a timely basis or the loss of significant numbers of executive officers and senior managers could adversely affect our business.

Because we have limited capital resources, we may be dependent on cash flow and payments from customers in order to meet our expense obligations.

A number of factors may cause our revenues, cash flow and operating results to vary from quarter to quarter, including the following:

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the progression of contracts;

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the levels of revenues earned on fixed-price and performance-based contracts (including any adjustments in expectations for revenue recognition on fixed-price contracts);

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the commencement, completion or termination of contracts during any particular quarter;

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the schedules of government agencies and large multinational corporations for awarding contracts;

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the failure of our customers to fulfill their obligations under contracts with us; and

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the term of awarded contracts and potential acquisitions.

Changes in the volume of activity and the number of contracts commenced, completed or terminated during any quarter may cause significant variations in our cash flow from operations because a significant portion of our expenses are fixed. Fixed expenses include, rent, payroll, insurance, employee benefits, taxes and other administrative costs and overhead. Moreover, we expect to incur significant operating expenses during the start-up and early stages of large contracts and typically do not receive corresponding payments in that same quarter.

We may make acquisitions in the future that we are unable to effectively manage given our limited resources.

We may choose to grow our business by acquiring other entities. We may be unable to manage businesses that we have acquired or to integrate them successfully without incurring substantial expenses, delays or other problems that could negatively impact our results of operations. Moreover, business combinations involve additional risks, including:

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diversion of management’s attention;

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loss of key personnel;

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our becoming significantly leveraged as a result of the incurrence of debt to finance an acquisition;

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assumption of unanticipated legal or financial liabilities;

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unanticipated operating, accounting or management difficulties in connection with the acquired entities;

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amortization of acquired intangible assets, including goodwill; and

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dilution to existing stockholders and our earnings per share.

Also, client dissatisfaction or performance problems with an acquired firm could materially and adversely affect our reputation as a whole. Further, the acquired businesses may not achieve the revenues and earnings that we anticipated.

We may be unable to develop or commercialize new and rapidly evolving technologies.

Many of our activities involve developing products or processes that are based upon new, rapidly evolving technologies. The ability to commercialize or further develop these technologies could fail for a variety of reasons, both within and outside of our control.

We may be unable to protect our intellectual property rights.

Our success in part depends on the ability to protect our intellectual property and proprietary technology. To do so, we will be required to prosecute patent applications and maintain patents, obtain new patents and pursue trade secret and other intellectual property protection. We were awarded two U.S. patents with respect to our munitions technology. We were also awarded a U.S. patent with respect to our IPQA® technology. In addition, we filed ten foreign and U.S. patent applications pertaining to our IPQA® technology and rapid qualification of additive manufacturing for metal parts. Also, we filed a PCT patent application pertaining to the advanced dental implant technology. However, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. There can be no assurance that our program for protection of intellectual property and proprietary technology will be sufficient to protect our intellectual property and proprietary technology from competitors. Our business is also subject to the risk that our issued patents will not provide us with significant competitive advantages if, for example, a competitor were to independently develop or obtain similar or superior technologies. In addition, our issued patents may be challenged or infringed upon by third parties. The enforcement of intellectual property rights is subject to considerable uncertainty, and can be expensive and time-consuming. Patent reform laws and court decisions interpreting such laws, may create additional uncertainty around our ability to obtain and enforce patent protection. Any significant impairment of our intellectual property rights could harm our business and our ability to compete. The unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. Proprietary trade secrets and unpatented know-how are also very important to our business, however, trade secrets are difficult to protect. Our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential or proprietary information.

We may be sued by third parties who claim that we have infringed their intellectual property rights.

We may be exposed to future litigation by third parties based on claims that our research, development and commercialization activities infringe the intellectual property rights of third parties to which we do not hold licenses or other rights, or that we have misappropriated the trade secrets of others. Any litigation or claims against us, whether or not valid, could result in substantial costs, and could place a significant strain on our financial and human resources. In addition, if successful, such claims could cause us to pay substantial damages. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Our services are subject to government regulation, changes in which may have an adverse effect on us.

Our business activities subject us to a variety of federal, state and local laws and regulations. For example, we will required to comply with applicable provisions of the International Traffic in Arms Regulations (“ITAR”), as well as other export controls and laws governing the manufacture and distribution of munitions technology. Despite the fact that we have applied for and received ITAR compliance, changes in the laws and regulations applicable to our business activities may have an adverse effect on our operations and profitability by making it more expensive and less profitable for us to do business. Additionally, the market for our services depends largely on federal and state legislative programs. These programs can be modified or amended at any time by acts of federal and state governments. Further, if additional programs are not proposed or enacted, or if previously enacted programs are challenged, repealed or invalidated, our growth strategy could be adversely impacted.

Our bylaws contain provisions indemnifying our officers and directors against all costs, charges, and expenses incurred by them.

Our Bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by an officer or director, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been one of our directors or officers.  To the extent that our directors’ and officers’ insurance policy does not provide reimbursement for such costs, charges, expenses and other amounts, we may incur substantial expenses in satisfying our indemnification obligations.

Our operating costs could be significantly higher than we expect, and this could reduce our future profitability.

In addition to general economic conditions, market fluctuations and international risks, significant increases in operating, development and implementation costs could adversely affect us due to numerous factors, many of which are beyond our control.

A cyber incident could result in information theft, data corruption, operational disruption and/or financial loss.

Businesses have become increasingly dependent on digital technologies to conduct day-to-day operations.  At the same time, cyber incidents, including deliberate attacks or unintentional events, have increased. A cyber-attack could include gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption or result in denial of service on websites. We depend on digital technology, including information systems and related infrastructure, to process and record financial and operating data, and communicate with our employees and business partners. Our technologies, systems, networks, and those of our business partners may become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of our business operations. Although to date we have not experienced any losses relating to cyber-attacks, there is no assurance that we will not suffer such losses in the future. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities.

Risks Related to Our Securities and this Offering

The price of our securities could be subject to volatility related or unrelated to our operations, which could result in substantial losses for purchasers of our securities in this offering.

Between January 1, 2015 and February 3, 2017, the trading price of our common stock has ranged from a low of $1.40 to a high of $25.00, and could be subject to wide fluctuations in the future in response to various factors, some of which are beyond our control. The trading price of the securities sold in this offering could be subject to similar fluctuations as a result of such factors.  These factors include those discussed previously in this “Risk Factors” section of this prospectus and others, such as:

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delays or failures in the commercialization of our current or future products and services;

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quarterly variations in our results of operations or those of our competitors;

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changes in our earnings estimates or recommendations by securities analysts or adverse publicity about us or our products or services;

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announcements by us or our competitors of new products and services, significant contracts, commercial relationships, acquisitions or capital commitments;

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adverse developments with respect to our intellectual property rights;

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commencement of litigation involving us or our competitors;

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any major changes in our board of directors or management;

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market conditions in our industry; and

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general economic conditions in the United States and abroad.

In addition, the stock market, in general, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our securities.

We could be subject to securities class action litigation.

Any sudden decline in the market price of our securities could trigger securities class action lawsuits against us. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we are found to be at fault in connection with a decline in our market price of our securities.

An active trading market in our securities may not develop, and you may therefore have difficulty selling your securities at or above their public offering price.

Prior to this offering, there has been no public market for the 2017 warrants or Series A Preferred Stock offered by this prospectus.  Although our common stock and 2017 warrants are listed on The NASDAQ  Capital Market, our common stock trades infrequently and in low volumes.  The initial offering price of our securities was determined through our negotiations with the underwriters and may not be indicative of the prices that will prevail after this offering.

Our common stock and 2017 warrants are listed on The NASDAQ Capital Market.  There is no assurance, however, that such securities will trade in the public market at or above the public offering price. Furthermore, there is no assurance that an active trading market for any of our securities will develop or be sustained following this offering. If an active market for our securities does not develop or is not maintained, it may be difficult for you to sell the securities that you purchase in this offering when you wish to sell them or at a price that you consider satisfactory. An inactive trading market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire other companies or technologies by using our securities as consideration. Our Series A Preferred is not and will not be listed for trading on The NASDAQ Capital Market or any other securities exchange or nationally recognized trading system. There is no established public trading market for the Series A Preferred and we do not expect a market to develop.

There is no assurance that we will satisfy the continued listing requirements of The NASDAQ Capital Market.

Even though our common stock and 2017 warrants are listed on The NASDAQ Capital Market, we cannot assure you that we will be able to satisfy the continued listing requirements of The NASDAQ Capital Market.  For example, there is no assurance that our common stock will continue to have a bid price of at least $1.00 per share, which is the minimum bid price under such continued listing requirements, or that we will be able to satisfy other quantitative continued listing requirements. If our securities are de-listed from The NASDAQ Capital Market, our stockholders could incur material adverse consequences such as reduced liquidity for their securities and reduced market prices for their securities. Following such de-listing, we could encounter increased difficulty in issuing additional securities at an attractive price, or at all, in order to fund our operations.

If you purchase securities in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares of common stock.

The offering price of our units is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase units in this offering, you will pay a price per unit that substantially exceeds our net tangible book value per share of common stock after this offering. Based on the public offering price of $4.13 per unit, you will experience immediate dilution of approximately $2.84 per share of common stock, representing the difference between our pro forma net tangible book value per share after giving effect to this offering and the offering price. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per unit in this offering.  The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per unit paid by investors in this offering.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this offering for the development of our products and service and to repay our outstanding promissory notes (if and to the extent the holders thereof demand repayment), as described in “Use of Proceeds.” We may also use a portion of the net proceeds of this offering to acquire other products or businesses, although we are not currently a party to an agreement regarding any such acquisition. However, our management will have broad discretion in the application of the net proceeds from this offering and will have the right to use the net proceeds for purposes that differ substantially from our current plans. Management may spend the net proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the market price of our securities to decline.

We do not intend to pay dividends on our common stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our securities.

As described in the section entitled “Dividend Policy” in this prospectus, we currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our common stock. Since we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market price of our securities. There is no assurance that our securities will appreciate in price.

If securities or industry analysts do not publish research or reports about us, or if they issue adverse or misleading opinions regarding us or our securities, the market price of our securities and their trading volume could decline.

If we do not obtain and maintain research coverage by securities and industry analysts, the market price for our securities may be adversely affected.  The market price of our securities also may decline if any analyst who covers us issues an adverse or erroneous opinion regarding us, our business model, our intellectual property or our performance. If one or more analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the market price of our securities and their trading volume to decline and possibly adversely affect our ability to engage in future financings.

Our principal stockholders and management own a significant percentage of our common stock and will be able to significantly affect matters subject to stockholder approval.

Upon the closing of this offering, based on shares outstanding as of September 30, 2016, our executive officers, directors, holders of 5% or more of our common stock and their respective affiliates will beneficially own in the aggregate approximately 9.4% of our outstanding shares of common stock. As a result of their stock ownership, these stockholders will have the ability to influence our management and policies, and will be able to significantly affect the outcome of matters requiring stockholder approval such as elections of directors, amendments of our organizational documents or approvals of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have 4,563,789 outstanding shares of common stock based on the number of shares outstanding as of February 7, 2017 and after giving effect to this offering. Of these shares of our common stock, the 1,410,000 shares to be sold in this offering, plus any shares sold upon exercise of the underwriters’ option to purchase additional securities, will be freely tradable, without restriction, in the public market immediately following this offering, unless purchased by our affiliates. Of the remaining shares, approximately 876,000 shares are currently restricted under securities laws or as a result of lock-up agreements, but will be able to be sold after this offering as described in the “Shares Eligible for Future Sale” section of this prospectus.  Additional shares of common stock will be eligible for sale in the public market if and to the extent that shares of common stock are issued upon the exercise of the 2017 warrants issued in this offering.  We also intend to register all shares of our common stock that we may issue under our equity compensation plans. As of September 30, 2016, options to purchase 101,188 shares of our common stock at a weighted average exercise price of $8.38 per share were outstanding.

Sales of a large number of the shares described in the preceding paragraph, or the perception that a large number of shares may be sold, could have a material adverse effect on the trading price of our securities.

The 2017 warrants issued in this offering may not have any value.

Each 2017 warrant issued in this offering will have an initial exercise price of $4.00 per share and will expire on the fifth anniversary of the date of issuance. In the event the trading price of our common stock does not exceed the exercise price of the 2017 warrants during the period when the 2017 warrants are exercisable, the 2017 warrants may not have any value.  There is no assurance that the market price of our common stock will ever equal or exceed the exercise price of the 2017 warrants, and there is no assurance as to what the market price of the 2017 warrants will be.

As a holder of 2017 warrants or Series A Preferred Stock, you will have no rights as a common stockholder with respect to the shares of common stock underlying the 2017 warrants or Series A Preferred Stock until you acquire our common stock.

Until you acquire our common stock upon exercise of your 2017 warrants or conversion of your Series A Preferred Stock, you will have no rights with respect to the common stock underlying those 2017 warrants or Series A Preferred shares. Upon exercise of your 2017 warrants or conversion of your Series A Preferred shares, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date for actions to be taken by our common stockholders occurs after the date you exercise your 2017 warrants or convert your Series A Preferred shares, as applicable.

We will incur significant costs to ensure compliance with U.S. and NASDAQ reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and NASDAQ corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and NASDAQ. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

If we fail to maintain effective internal control over financial reporting, the market price of our securities may be adversely affected.

As a public reporting company, we are required to establish and maintain effective internal control over financial reporting. Failure to establish such internal control, or any failure of such internal control once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of our internal control over financial reporting could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting (including those weaknesses identified in our periodic reports), or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our securities.

Provisions in our articles of incorporation and bylaws could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

Our articles of incorporation and bylaws that will be in effect upon the completion of this offering will contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions include the following:

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a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

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no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to authorize the issuance of additional shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

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the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

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the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, proposed new products and services, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products and services, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

You should read this prospectus, the documents that we reference in this prospectus and the documents we have filed as exhibits to the registration statement with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $4.7 million after deducting estimated underwriting discounts and commissions and estimated expenses of the offering payable by us. If the underwriters exercise in full their option to purchase additional stock and warrants in equal proportions, we estimate that the net proceeds from this offering will be approximately $5.4 million.

The principal purposes of this offering are to obtain additional capital to support our operations, to establish a broader public market for our common stock and to facilitate our future access to the public equity markets.  We anticipate that we will use the net proceeds of this offering for the following purposes:

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approximately $3 million to purchase AM Manufacturing equipment including new EOS 3D printers and related support equipment and site license for a full material / processing suite of software;

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approximately $0.5 million to purchase manufacturing and inspection equipment including milling, turning, metallographic preparation capabilities;

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up to approximately $1.01 million that we may use to repay the principal and accrued interest on secured convertible notes that we issued to two accredited investors on October 19, 2016; and

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for working capital and general corporate purposes.

We have not determined the exact amounts we plan to spend in any of the areas identified above or the timing of these expenditures.  As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering.  We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our commercialization efforts, acquisition and investment opportunities and other factors.  Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

MARKET PRICE OF OUR COMMON STOCK

Our common stock was previously quoted for trading on the OTCQB under the symbol “SGLB.” The following table sets forth the high and low bid prices for our common stock for the periods indicated after giving effect to our 1-for-100 reverse stock split on March 17, 2016 and our 1-for-2 reverse stock split on February 15, 2017.  Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

	High	Low
Fiscal Year Ending December 31, 2017
First Quarter (through February 6, 2017)	$3.65	$1.40

Fiscal Year Ended December 31, 2016
First Quarter	$6.99	$8.02
Second Quarter	4.75	4.90
Third Quarter	3.02	4.00
Fourth Quarter	2.79	1.40

Fiscal Year Ended December 31, 2015
First Quarter	$9.50	$4.20
Second Quarter	12.50	7.00
Third Quarter	9.60	5.01
Fourth Quarter	8.94	5.00

Fiscal Year Ended December 31, 2014
First Quarter	$18.19	$10.00
Second Quarter	16.65	10.20
Third Quarter	13.30	10.60
Fourth Quarter	11.50	5.92

On February 6, 2017, the high and low bid prices for our common stock on the OTCQB were $2.92 and $2.70, respectively. As of February 7, 2017, there were 3,153,789 shares of our common stock outstanding held by approximately 535 holders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. On February 15, 2017, our shares became listed on The NASDAQ Capital Market. On February 15, 2017, the closing price of our common stock on The NASDAQ Capital Market was $3.25.

DIVIDEND POLICY

We have never declared or paid dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. We do not anticipate paying any dividends on our capital stock in the foreseeable future.  Investors should not purchase our securities with the expectation of receiving cash dividends.  Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of  September 30, 2016 on:

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an actual basis; and

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an adjusted basis, after giving additional effect to the sale of 1,410,000 units in this offering at a public offering price of $4.13 per unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table in conjunction with our financial statements and related notes, “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	As of September 30, 2016
	Actual	As Adjusted
	(unaudited)

Cash	$137,702	$4,836,905

Stockholders’ equity:
Preferred Stock, $0.001 par value per share: 10,000,000 shares authorized; no shares issued and outstanding, actual or as adjusted	-	-
Common stock, $0.001 par value per share: 7,500,000 shares authorized; 3,133,789 shares issued and outstanding, actual; 4,543,789 shares issued and outstanding, as adjusted	3,134	4,544
Additional paid-in capital	10,671,141	15,370,344
Retained earnings (deficit)	(9,495,953)	(9,495,953)

Total stockholders’ equity	1,178,322	5,878,935

Total capitalization	$1,178,322	$5,878,935

The number of shares of our common stock shown as issued and outstanding on an adjusted basis in the table is based on 3,133,789 shares of our common stock issued and outstanding as of September 30, 2016 and excludes, as of that date:

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101,188 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2016, at a weighted average exercise price of $8.38 per share;

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179,668 shares of common stock available for future issuance under our 2013 Equity Incentive Plan as of September 30, 2016; and

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750 shares of common stock available for future issuance under our 2011 Equity Incentive Plan as of September 30, 2016.

DILUTION

If you invest in our common stock by purchasing units in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per unit in this offering and the as adjusted net tangible book value per share of our common stock after this offering. As of September 30, 2016, we had a historical net tangible book value of $1,178,322, or $0.38 per share of common stock.  Our historical net tangible book value is the amount of our total tangible assets less our total liabilities.  Historical net tangible book value per share represents historical net tangible book value divided by the 3,133,789 shares of our common stock outstanding as of September 30, 2016.

Investors participating in this offering will incur immediate and substantial dilution.  After giving effect to the sale of 1,410,000 units in this offering, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been approximately $5.88 million, or approximately $1.29 per share of common stock.  This represents an immediate increase in as adjusted net tangible book value of approximately $0.92 per share to our existing stockholders and an immediate dilution of approximately $2.84 per share to investors participating in this offering.

The following table illustrates this per share dilution to new investors participating in this offering:

Public offering price per unit	$4.13
Net tangible book value per share as of September 30, 2016	$0.38
Increase in net tangible book value per share attributable to the sale of shares of common stock in this offering	$0.92
As adjusted net tangible book value per share after this offering	$1.29
Dilution per share to new investors	$2.84

The following table summarizes, on an as adjusted basis as of September 30, 2016, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	3,133,789	69%	$10,668,007	65%	$3.40
New investors	1,410,000	31%	$ 5,823,300	35%	$4.13
Total	4,543,789	100%	$16,491,307	100%

The number of shares of our common stock to be outstanding after this offering is based on 3,153,789 shares of our common stock outstanding as of  February 7, 2017. The number of shares of our common stock to be outstanding after this offering excludes, as of that date:

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101,188 shares of common stock issuable upon exercise of stock options outstanding, at a weighted average exercise price of $8.38 per share;

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179,668 shares of common stock available for future issuance under our 2013 Equity Incentive Plan;

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750 shares of common stock available for future issuance under our 2011 Equity Incentive Plan;

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Up to a total of approximately 322,000 shares of common stock issuable upon the conversion and exchange, respectively, of outstanding warrants and convertible notes.

We may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plan or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

SELECTED FINANCIAL DATA

The following table presents our selected financial data. The selected statement of operations data for each of the years ended December 31, 2015 and 2014 are derived from our audited financial statements included elsewhere in this prospectus. The selected statement of operations data for the nine months ended September 30, 2016 and 2015 and the selected balance sheet data as of September 30, 2016 are derived from our unaudited financial statements included elsewhere in this prospectus. We have prepared the unaudited financial information set forth below on the same basis as our audited financial statements and have included all adjustments, consisting of only normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for such periods.  The results for any interim period are not necessarily indicative of the results that may be expected for a full year. Furthermore, our historical results are not necessarily indicative of future results. The information set forth below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes included elsewhere in this prospectus.

	Year Ended December 31,		Nine Months Ended September 30,
	2015	2014	2016	2015
			(Unaudited)	(Unaudited)
Statement of Operations Data:
Total revenue	$1,234,810	$548,723	$642,230	$648,515
Operating expenses:
Other general and administration	1,282,952	1,020,262	1,345,576	886,965
Payroll	585,706	404,054	727,494	338,533
Non-cash stock compensation	518,438	582,550	236,550	478,500
Warrant expense	-	1,283,333	-	-
Research and development	330,554	219,132	88,504	206,545
Total operating expenses	2,717,650	3,509,331	2,398,128	1,910,543
Net loss	$(1,696,282)	$(3,116,080)	$(1,931,833)	$(1,399,378)
Net loss per share	$(0.54)	$(1.01)	$(0.62)	$(0.45)
Weighted-average number of shares outstanding, basic and diluted	3,121,821	3,117,417	3,129,675	3,112,470

	As of September 30, 2016
	Actual	As Adjusted(1)
	(Unaudited)	(Unaudited)
Balance Sheet Data:
Cash	$137,702	$4,836,905
Total assets	1,417,861	6,117,064
Total liabilities	239,539	239,539
Total stockholders’ equity	$1,178,322	$5,877,525

(1)

The as adjusted balance sheet data give effect to the sale by us of 1,410,000 units in this offering after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following information together with our financial statements and notes thereto that are included in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, those presented under “Risk Factors” and elsewhere in this prospectus.

Overview

Sigma is a software company that has developed quality assurance software known as PrintRite3D®, which Sigma believes solves the major problems that have prevented large-scale metal part production using 3D printers: real-time computer-aided inspection (CAI). GE Aviation, for example, has stated that it plans to commit $3.5 billion by 2020 to, among other things, build a metal 3D production facility for its Leap engine and other engines to produce the applicable 3D printed parts.  However, without companies like GE Aviation effectively being able to check each part for shape, density, strength and consistency real-time during the manufacturing process, we believe that such companies will not be able to address the major problems currently preventing large-scale metal 3D production.  We believe that our software, which is positioned “inside” the 3D metal printer, solves these problems by assuring each part is being made to the specifications of the computer file as it is being made.  We enable 3D prototyping to become 3D manufacturing. Instead of performing quality assurance (“QA”) post production, our PrintRite3D® software could fundamentally redefine conventional QA by embedding quality assurance and process control into the manufacturing process in real time. We have filed patent applications directed to our In-Process Quality Assurance™ (“IPQA®”) procedure for advanced manufacturing.  In addition, we anticipate that our core PrintRite3D® software will enable our customers to combine their advanced manufacturing technologies with our 3D manufacturing QA to achieve both cost savings and stronger parts.  Vertical markets that we believe would benefit from our technology and software include aerospace, defense, bio-medical, power generation, and oil & gas industries.  We provide our software products to customers in the form of Software as a Service (“SaaS”).

About 3D Printing

3D printing (“3DP”) or additive manufacturing (“AM”) is changing the world by going directly from computer graphics to real parts.  3D printing has been applied to the manufacture of plastic parts for several years. 3D manufacturing of metal parts involves directing a laser or other energy source at a layer of powdered metal and melting it. These layers become melted together from the bottom up. Revenues attributable to 3D manufacturing for metal products are estimated to be between $4 and $6 billion by 2020. (Wohlers Report 2015, 3D Printing and Additive Manufacturing State of the Industry – Annual Worldwide Progress Report).

The application of 3D printing to high-tolerance, precision manufactured metal parts has only recently emerged.  3D printing of metal parts today represents only a minor percentage of all 3D manufacturing. However, we believe the greatest future growth for 3D printing appears to be in metal parts given the interest and investment being made by Fortune 100 companies, Federal government laboratories and agencies as well as university-based institutions. Emphasis from these high-end manufacturers and technology leaders is strongly focused on quality and precision manufacturing for high-tolerance parts. We believe the on-going success of 3D printing for metal parts will be highly dependent upon the quality assurance procedure used such as our PrintRite3D® methodology.

About Quality Assurance in 3D Printing

Current methods for providing quality are cost prohibitive because approximately 25% of parts produced by 3D printing need to be destroyed in the post-production quality control process. Additional costs are incurred by using non-traditional x-ray scanning technology on these parts. We offer our clients the ability to use real-time sensors to track each layer, and our software continuously analyzes the part so that when it is finished we know if it is production quality. We believe our PrintRite3D® software could reduce inspection costs by a factor of 10 and development time for new parts by 50% or more.

By using PrintRite3D® software, a high-precision manufacturer would have the ability to offer its customers, on an exclusive basis, product guarantees and assurances that its product was produced in compliance with stringent quality requirements. Initial orders have been received from GE Aviation, Honeywell Aerospace, Aeroject Rocketdyne, Woodward, Siemens and Pratt & Whitney.

We believe there is potential for our PrintRite3D® software to be incorporated into a majority of 3D metal printing devices made by companies like Electro-Optical Systems (“EOS”), Additive Industries, Concept Lasers, Trumpf Lasers, Renishaw, Sentrol, Farsoon and others.

Sigma’s Cloud-Based IIoT Solutions

The process of making a 3D printed part could start with our customers loading a CAD model of the part into the Cloud shown in “A” in Figure 1.  Next, CAE/CAM instructions are sent to the 3D printer (see “B”, as shown in Figure 1).  Metal powder in the machine is then deposited onto the build platform where a laser beam or other energy focused onto the build platform melts each successive layer of powder in 20-50 micron increments.  Our CAI sensors (see “C” in Figure 1) detect, record, analyze and compare the part as it is being made layer-by-layer against the CAD specifications and physical reference points for quality assurance during the manufacturing. Our software certifies the shape, strength, and internal density of each part, which eliminates the need to: (1) destroy a large percentage of the parts during process validation and in post-production quality assurance; and (2) retain all of the metal as opposed to cutting pieces and wasting metal.

Our PrintRite3D® CAI web-based software (see “D” in Figure 1) is being designed to reside in the Cloud (see “A” in Figure 1) of the Industrial Internet of Things (“IIoT”). We enable manufacturing engineers to assure the part quality layer-by-layer, provide for manufacturing statistical process control and harvest, aggregate, and analyze Big Data from the manufacturing real-time data collected from our PrintRite3D® SENSORPAK™ (see “C” in Figure 1), as well as post-process manufacturing data collected by our customers (see “E” in Figure 1).

Our specialized sensor suite (see “C” in Figure 1), known as PrintRite3D® SENSORPAK™, is an IIoT-compliant edge computing device. It contains the modular hardware and software necessary to connect to “cyber-physical” objects (see “B” in Figure 1) living on the manufacturing floor. It allows for bi-directional information flow between the manufacturing floor and the Cloud (see “A” in Figure 1). It starts a million-fold data reduction that finishes with our PrintRite3D® CAI software, which provides customers with product guarantees and assurances that parts were produced in compliance with stringent quality standards. It can collect, analyze, aggregate, filter, and then further communicate data from the manufacturing floor to the Cloud (see “A” in Figure 1) and enable links to other areas (see “F” in Figure 1) of the IIoT.

Figure 1.  Sigma’s Industrial IoT / PrintRite 3D® Cloud Architecture

Business Activities and Industry Applications

Our principal business activities include the continued development and commercialization of our PrintRite3D® suite of software apps, with our main focus currently on the 3DP and the AM industry as well as making operational the contract additive manufacturing business for metal 3DP. Our strategy is to continue to leverage our advanced manufacturing knowledge, experience and capabilities through the following means:

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Identify, develop and commercialize our quality assurance software Apps for advanced manufacturing technologies designed to assure part quality in real time as the part is being made and improve process control practices for a variety of industries;

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Provide manufacturing process engineering consulting services in respect of our PrintRite3D® CAI software Apps for advanced manufacturing to customers that have needs in developing next-generation technologies for advanced manufacturing technologies; and

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Build and run a contract manufacturing division for metal 3DP beginning with our EOS M290 state-of-the-art metal printer.

We are presently engaged in the following industry sectors:

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Aerospace and defense manufacturing; and

•

Energy and power generation.

We also seek to be engaged in the following industry sectors and have begun to develop relationships with leading manufacturers in each such sector:

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Bio-medical manufacturing;

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Automotive manufacturing; and

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Other markets such as firearms and recreational equipment.

We generate revenues through PrintRite3D® hardware and sensor sales and CAI software licensing of our PrintRite3D® technology to customers that seek to improve their manufacturing production processes, and through ongoing annual software upgrades and maintenance fees. Additionally, we generate revenues from our contract manufacturing activities in metal AM. By running a contract AM services operation, we are able to understand the current needs of our customers and where they are going with their next-generation product development efforts.  Contract AM further allows us a means for continuing/self-funding our IPQA®-enabled R&D and product development activities for PrintRite3D® CAI software.  We provide our AM contract manufacturing services to customers in the form of Quality as a Service (“QaaS”). Starting with our PrintRite3D® cloud-based SaaS model, customers will contract with us for CAE, CAM and CAI services to generate and establish a digital quality record (“DQR”) for AM built parts. Each DQR is cloud-based and allows for archiving and storage of quality data, access to our big data ANALYTICS™ software App for continuous quality monitoring and improvement, and automatic industry benchmarking while maintaining firewalls between company-specific data.

In late 2015, we launched two programs − an Early Adopter Program (“EAP”) and an Original Equipment Manufacturer (“OEM”) Partner Program − designed to broaden our market presence and speed adoption of our PrintRite3D® technology. The EAP was designed to attract end user customers who have an existing, installed base of 3D metal printers and to offer them incentivized pricing in return for feedback on initial and beta releases of our PrintRite3D® software Apps. Our OEM Partner Program was specifically designed for AM machine manufacturers seeking to embed our PrintRite3D® quality assurance software Apps directly into their machines for customers purchasing a turnkey solution for their new AM machine purchases.

We possess the resident expertise to provide manufacturing materials and process (M&P) engineering services and support to companies using our PrintRite3D® software Apps for metal AM.  Accordingly, in addition to our primary business focus, we intend to generate revenues by providing such manufacturing engineering services and support to businesses licensing our PrintRite3D® CAI software Apps.

Results of Operations

Comparison of Three and Nine Months Ended September 30, 2016 with Three and Nine Months Ended September 30, 2015

We generate revenue primarily through the sale of our PrintRite3D® hardware and sensors, through software licensing of our PrintRite3D® technology to customers that seek to improve their manufacturing processes, and through ongoing annual software upgrades and maintenance fees. Additionally, we generate revenue from our contract manufacturing activities in metal AM using our in-house metal 3D printing capability. However, we presently make limited sales of these technologies and services. Our ability to generate revenue in the future will depend on our ability to further commercialize and market our PrintRite3D® technologies and scale up our contract AM services business.

During the three and nine months ended September 30, 2016, we recognized revenue of $189,951 and $642,230, respectively, as compared to $266,566 and $648,515 in revenue that we generated during the same periods in 2015. The decrease in revenue was primarily due to a reduction in work under contracts as compared to the prior year.  Our revenue during the nine months ended September 30, 2016 was primarily generated from engineering consulting services we provided to third parties during this period. We expect that our revenue will increase in future periods as we seek to further commercialize and expand our market presence for our PrintRite3D®-related technologies, and obtain new contract manufacturing orders in connection with our contract AM services business, as well as further perform on our engineering consulting contracts for the GE Aviation lead National Additive Manufacturing Innovation Institute program, and continue to provide our similar services under our contract with Honeywell Aerospace for the DARPA Period 3 program. Our cost of service revenue for the three and nine months ended September 30, 2016 was $69,259 and $207,744, respectively, as compared to $25,250 and $138,379 for the same periods in 2015.

Our general and administrative expenses for the three and nine months ended September 30, 2016 were $437,873 and $1,345,576, respectively, as compared to $293,187 and $886,965 for the same periods in 2015. Our payroll expenses for the three and nine months ended September 30, 2016 were $259,011 and $727,494, respectively, as compared to $191,399 and $338,533 for the same periods in 2015. Our expenses relating to stock-based compensation for the three and nine months ended September 30, 2016 were $105,630 and $236,554, respectively, as compared to $221,500 and $478,500 for the same periods in 2015. Our research and development expenses for the three and nine months ended September 30, 2016 were $37,532 and $88,504, respectively, as compared to $122,517 and $206,545 for the same periods in 2015.

General and administrative expenses principally include operating expenses and outside service fees, the largest component of which consists of services in connection with our obligations as an SEC reporting company, in addition to other legal, accounting, marketing and investor relations fees. The net increase in general and administrative expenses for the three and nine months ended September 30, 2016 as compared to the same periods in 2015 is principally the result of increased investor relations expenditures and consultant services provided to us due to an increase in our overall business activities, including our continued development of our IPQA®-enabled PrintRite3D® technologies and our related efforts to expand our services. The net increase in payroll expenses for the three and nine months ended September 30, 2016 as compared to the same periods in 2015 is principally the result of our hiring of nine employees since September 2015. The net decrease in research and development expenses for the three and nine months ended September 30, 2016 as compared to the same periods in 2015 is principally the result of the shift in operations from research and development to more of a production company. The net decrease in stock-based compensation costs is due to issuing less stock in 2016 for compensation than we issued in 2015 for compensation.

As a result of our increased operating activities, including further commercialization of our IPQA®-enabled PrintRite3D® technologies, and our increased marketing and sales efforts associated with such technologies, including with respect to our EAP and OEM Partner Program, and our contract manufacturing activities, our general and administrative expenses in the future are expected to continue to increase. Similarly, we anticipate that our payroll and non-cash compensation expenses will continue to increase as we engage more employees and consultants to support our efforts to grow our business.

Our net loss for the three and nine months ended September 30, 2016 increased over the prior year and totaled $719,320 and $1,931,833, respectively, as compared to $587,130 and $1,399,378 for the same periods in 2015. Our revenue decreased and we experienced a larger net increase in expenses.

Comparison of Year Ended December 31, 2015 with Year Ended December 31, 2014

During the fiscal year ended December 31, 2015, we generated an aggregate of $1,234,810 in revenues, as compared to an aggregate of $548,723 in revenues that were generated by us during the fiscal year ended December 31, 2014. The increase in revenue was primarily due to our ongoing work under additional contracts as compared to the prior year. We generated revenues and financed our operations in fiscal 2015 and fiscal 2014 primarily from engineering consulting services we provided to third parties during these periods and through private sales of our common stock. We expect that our revenue will increase in future periods as we seek to further commercialize and expand our market presence for our PrintRite3D®-related technologies, and obtain new contract manufacturing orders in connection with our EOS M290 printer, as well as further perform on our engineering consulting contracts for the GEA lead National Additive Manufacturing Innovation Institute program, and continue to provide our services under our contracts with Honeywell Aerospace for the DARPA Period 2 program.

In fiscal 2015, we generated an aggregate of $1,234,810 in revenue from consulting and other contracts. Specifically, we generated approximately $1,164,709 in revenue in connection with our PrintRite3D®-enabled engineering consulting services and $70,101 in revenue in connection with our contract manufacturing activities in metal 3DP.

In fiscal 2014, the Beyond6 Sigma division of the TMC Corporation along with Sumner Associates generated an aggregate of $548,723 in revenue from consulting and other contracts. Sumner Associates generated $11,312 of such revenue.

Our other general and administrative expenses for fiscal 2015 were $1,282,952, as compared to $1,020,262 in fiscal 2014. Our payroll expenses for fiscal 2015 were $585,706, as compared to $404,054 for fiscal 2014. Our expenses relating to non-cash compensation for fiscal 2015 were $518,438, as compared to $582,550 for fiscal 2014. Our research and development expenses for fiscal 2015 were $330,554, as compared to $219,132 for fiscal 2014. In fiscal 2014, we also incurred a non-recurring warrant expense of $1,283,333.

General and administrative expenses principally include operating expenses and outside service fees, the largest component of which consists of services in connection with our obligations as an SEC reporting company, in addition to other legal, accounting, marketing and investor relations fees. The net increase in general and administrative, and research and development expenses in fiscal 2015 as compared to fiscal 2014 is principally the result of increased research and development costs, investor relations expenditures and consultant services provided to us due to an increase in our overall business activities, including our continued development of our IPQA®-enabled PrintRite3D® technologies and our related efforts to expand our services. The net increase in payroll expenses in fiscal 2015 as compared to fiscal 2014 is principally the result of our hiring of ten employees since mid-2014. We incurred $518,438 of non-cash compensation expenses during 2015, $334,500 of which was the result of the vesting of a total of 15,000 shares of common stock issued to three of our employees and a director pursuant to our 2013 Equity Incentive Plan. The other $183,938 was non-cash compensation paid to our consultants, employees and directors during 2015.

Our net loss for fiscal 2015 decreased overall and totaled $1,696,282, as compared to $3,116,080 for fiscal 2014. The most significant factor in the decrease in our net loss was the result of a non-recurring 2014 expense of $1,283,333 relating to the extension of the term of a warrant, along with our increased revenue, which partially offset increases in our general and administrative, payroll and research and development expenses.

Liquidity and Capital Resources

As of September 30, 2016, we had $137,702 in cash and had a working capital surplus of $136,518, as compared with $1,539,809 in cash and a working capital surplus of $1,768,931 as of December 31, 2015.  On October 19, 2016, we closed a private placement of notes and warrants for aggregate gross proceeds, before expenses, to us of $900,000. The Notes bear interest at the rate of 10% per annum and mature twelve months following the date of issuance, or such earlier date as the Notes are required, or permitted, to be repaid as provided under the Notes. We must make quarterly interest payments in cash or in shares of our common stock, as applicable.

We generate revenue primarily through the sale of our PrintRite3D® hardware and sensors, through software licensing of our PrintRite3D® technology to customers that seek to improve their manufacturing processes, and through ongoing annual software upgrades and maintenance fees. Additionally, we generate revenue from our contract manufacturing activities in metal AM using our in-house metal 3D printing capability.  However, for the period from our inception through September 30, 2016, we generated revenue primarily from PrintRite3D®-enabled engineering consulting services we provided during this period, and financed our operations primarily from such revenue and through private sales of Sigma common stock. During 2017, we expect to further ramp up our operations and our commercialization and marketing efforts, which will increase the amount of cash we will use in our operations.

We expect that our continued development of our IPQA®-enabled PrintRite3D® technology will enable us to finalize our commercialization of this technology for the AM metal market in 2017.  However, until commercialization of our full suite of PrintRite3D® technologies, we plan to continue funding our development activities and operating expenses by selling and licensing our PrintRite3D® systems and supporting field services, as applicable, and providing PrintRite3D®-enabled engineering consulting services concerning our areas of expertise (materials and manufacturing quality assurance and process control technologies) and contract manufacturing for metal AM, and through the use of proceeds from sales of our securities.

Cash used in operating activities during the nine months ended September 30, 2016 increased to $1,322,366 from $1,038,993 during the same period in 2015, primarily due to increases in accounts receivable and inventory, which were offset by increases in accounts payable during the quarter. Also, there was a larger net loss during the nine months ended September 30, 2016 with fewer non-cash expenses during the quarter, as compared to the same period in 2015. Cash used in investing activities decreased during the nine months ended September 30, 2016 to $79,741, as compared to $86,221 during the same period in 2015, due primarily to the decrease in overall purchases of furniture and equipment as well as the purchases of intangible assets. There were no cash flows used or provided by financing during the nine months ended September 30, 2016 or 2015.

As of February 7, 2017, Sigma had nine active contracts with respect to which we expect to perform and generate up to approximately $700,000 in revenue during the remainder of 2017, subject to the achievement by us of certain performance milestones, as well as our contracts not being terminated by our clients.

Some of our engineering consulting contracts, including the contracts from Honeywell Aerospace, GE Aviation, Montana Tech, Solar Turbines, Pratt &Whitney, Siemens, GKN and Aerojet Rocketdyne, are fixed-price contracts, for which we will receive a specified fee regardless of our cost to perform under such contract. In connection with entering into these fixed-contract consulting arrangements, we are required to estimate our costs of performance. To actually earn a profit on these contracts, we must accurately estimate costs involved and assess the probability of meeting the specified objectives, realizing the expected units of work or completing individual transactions, within the contracted time period. Accordingly, if we under-estimate the cost to complete a contract, we remain obligated to complete the work based on our initial cost estimate, which would reduce the amount of profit actually earned under the contract.

We do not have any material commitments for capital expenditures during the next twelve months. Based on the funds we have as of February 6, 2017, and the proceeds we expect to receive from this offering, under our PrintRite3D®-enabled engineering consulting agreements, from selling or licensing our PrintRite3D® systems and software, and from sales of contract AM manufacturing for metal AM parts, we believe that we will have sufficient funds to pay our administrative and other operating expenses through 2017. Until we are able to generate significant revenues and royalties from selling or licensing our PrintRite3D®-enabled technologies and our contact AM manufacturing services, our ability to continue to fund our liquidity and working capital needs will be dependent upon revenues from existing and future PrintRite3D®-enabled engineering consulting contracts, possible strategic partnerships, contract manufacturing orders in connection with our EOS M290 metal printer, and proceeds received from sales of our securities. Accordingly, we will have to obtain additional capital from the sale of additional securities (in addition to the securities being offered hereby) or by borrowing funds from lenders to fulfill our business plans. If we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. There is no assurance that we will be successful in obtaining additional financing. Such financing, if in the form of equity, may be highly dilutive to our existing stockholders and may otherwise include onerous terms. Such financing, if in the form of debt, may include debt covenants and repayment obligations that are more onerous than the obligations in our existing outstanding notes and that adversely affect our business operations. If adequate funds are not available to us, we may be required to delay, limit or terminate our business operations If we fail to obtain sufficient funding when needed, we may be forced to delay, scale back or eliminate all or a portion of our commercialization efforts and operations.

Inflation and changing prices have had no effect on our continuing operations over our two most recent fiscal years.

We have no off-balance sheet arrangements as defined in Item 303(a) of SEC Regulation S-K.

We believe that the net proceeds from this offering, together with our existing cash and anticipated revenues, will be sufficient to fund our operations until at least January 2019, although there is no assurance that we will not require additional financing before that time.  There is no assurance that any future financing that we require to fund our operations will be available on acceptable terms, or at all.  Such financing, if in the form of equity, may be highly dilutive to our existing stockholders and may otherwise include onerous terms.  Such financing, if in the form of debt, may include debt covenants and repayment obligations that are onerous and that adversely affect our business operations.  If adequate funds are not available to us, we may be required to delay, limit or terminate our business operations

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported assets, liabilities, sales and expenses in the accompanying financial statements. Critical accounting policies are those that require the most subjective and complex judgments, often employing the use of estimates about the effect of matters that are inherently uncertain. Such critical accounting policies, including the assumptions and judgments underlying them, are disclosed in Note 1 of the Notes to the Audited Condensed Financial Statements appearing elsewhere in this prospectus. However, we do not believe that there are any alternative methods of accounting for our operations that would have a material effect on our financial statements.

BUSINESS

Summary

Sigma is a software company that has developed quality assurance software known as PrintRite3D®, which Sigma believes solves the major problems that have prevented large-scale metal part production using 3D printers...real-time computer-aided inspection (CAI). GE Aviation, for example, has stated that it plans to commit $3.5 billion by 2020 to, among other things, build a metal 3D production facility for its Leap engine and other engines to produce the applicable 3D printed parts.  However, without companies like GE Aviation effectively being able to check each part for shape, density, strength and consistency real-time during the manufacturing process, we believe that such companies will not be able to address the major problems currently preventing large-scale metal 3D production.  We believe that our software, which is positioned “inside” the 3D metal printer, solves these problems by assuring each part is being made to the specifications of the computer file as it is being made.  We enable 3D prototyping to become 3D manufacturing. Instead of performing quality assurance (“QA”) post production, our PrintRite3D® software could fundamentally redefine conventional QA by embedding quality assurance and process control into the manufacturing process in real time. We have filed patent applications directed to our In-Process Quality Assurance™ (“IPQA®”) procedure for advanced manufacturing.  In addition, we anticipate that our core PrintRite3D® software will enable our customers to combine their advanced manufacturing technologies with our 3D manufacturing QA to achieve both cost savings and stronger parts.  Vertical markets that we believe would benefit from our technology and software include aerospace, defense, bio-medical, power generation, and oil & gas industries.  We provide our software products to customers in the form of Software as a Service (“SaaS”).

About 3D Printing

3D printing (“3DP”) or additive manufacturing (“AM”) is changing the world by going directly from computer graphics to real parts.  3D printing has been applied to the manufacture of plastic parts for several years. 3D manufacturing of metal parts involves directing a laser or other energy source at a layer of powdered metal and melting it. These layers become melted together from the bottom up. Revenues attributable to 3D manufacturing for metal products are estimated to be between $4 and $6 billion by 2020. (Wohlers Report 2015, 3D Printing and Additive Manufacturing State of the Industry – Annual Worldwide Progress Report).

The application of 3D printing to high-tolerance, precision manufactured metal parts has only recently emerged.  3D printing of metal parts today represents only a minor percentage of all 3D manufacturing. However, we believe the greatest future growth for 3D printing appears to be in metal parts given the interest and investment being made by Fortune 100 companies, Federal government laboratories and agencies as well as university-based institutions. Emphasis from these high-end manufacturers and technology leaders is strongly focused on quality and precision manufacturing for high-tolerance parts. We believe the on-going success of 3D printing for metal parts will be highly dependent upon the quality assurance procedure used such as our PrintRite3D® methodology.

About Quality Assurance in 3D Printing

Current methods for providing quality are cost prohibitive because approximately 25% of parts produced by 3D printing need to be destroyed in the post-production quality control process. Additional costs are incurred by using non-traditional x-ray scanning technology on these parts. We offer our clients the ability to use real-time sensors to track each layer, and our software continuously analyzes the part so that when it is finished we know if it is production quality. We believe our PrintRite3D® software could reduce inspection costs by a factor of 10 and development time for new parts by 50% or more.

By using PrintRite3D® software, a high-precision manufacturer would have the ability to offer its customers, on an exclusive basis, product guarantees and assurances that its product was produced in compliance with stringent quality requirements. Initial orders have been received from GE Aviation, Honeywell Aerospace, Aeroject Rocketdyne, Woodward, Siemens and Pratt & Whitney.

We believe there is potential for our PrintRite3D® software to be incorporated into a majority of 3D metal printing devices made by companies like Electro-Optical Systems (“EOS”), Additive Industries, Concept Lasers, Trumpf Lasers, Renishaw, Sentrol, Farsoon and others.

Sigma’s Cloud-Based IIoT Solutions

The process of making a 3D printed part could start with our customers loading a CAD model of the part into the Cloud shown in “A” in Figure 1.  Next, CAE/CAM instructions are sent to the 3D printer (see “B”, as shown in Figure 1).  Metal powder in the machine is then deposited onto the build platform where a laser beam or other energy focused onto the build platform melts each successive layer of powder in 20-50 micron increments.  Our CAI sensors (see “C” in Figure 1) detect, record, analyze and compare the part as it is being made layer-by-layer against the CAD specifications and physical reference points for quality assurance during the manufacturing. Our software certifies the shape, strength, and internal density of each part, which eliminates the need to: (1) destroy a large percentage of the parts during process validation and in post-production quality assurance; and (2) retain all of the metal as opposed to cutting pieces and wasting metal.

Our PrintRite3D® CAI web-based software (see “D” in Figure 1) is being designed to reside in the Cloud (see “A” in Figure 1) of the Industrial Internet of Things (“IIoT”). We enable manufacturing engineers to assure the part quality layer-by-layer, provide for manufacturing statistical process control and harvest, aggregate, and analyze Big Data from the manufacturing real-time data collected from our PrintRite3D® SENSORPAK™ (see “C” in Figure 1), as well as post-process manufacturing data collected by our customers (see “E” in Figure 1).

Our specialized sensor suite (see “C” in Figure 1), known as PrintRite3D® SENSORPAK™, is an IIoT-compliant edge computing device. It contains the modular hardware and software necessary to connect to “cyber-physical” objects (see “B” in Figure 1) living on the manufacturing floor. It allows for bi-directional information flow between the manufacturing floor and the Cloud (see “A” in Figure 1). It starts a million-fold data reduction that finishes with our PrintRite3D® CAI software, which provides customers with product guarantees and assurances that parts were produced in compliance with stringent quality standards. It can collect, analyze, aggregate, filter, and then further communicate data from the manufacturing floor to the Cloud (see “A” in Figure 1) and enable links to other areas (see “F” in Figure 1) of the IIoT.

Figure 1.  Sigma’s Industrial IoT / PrintRite3D® Cloud Architecture

Business Activities and Industry Applications

Our principal business activities include the continued development and commercialization of our PrintRite3D® suite of software apps, with our main focus currently on the 3DP and the AM industry as well as making operational the contract additive manufacturing business for metal 3DP. Our strategy is to continue to leverage our advanced manufacturing knowledge, experience and capabilities through the following means:

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Identify, develop and commercialize our quality assurance software Apps for advanced manufacturing technologies designed to assure part quality in real time as the part is being made and improve process control practices for a variety of industries;

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Provide manufacturing process engineering consulting services in respect of our PrintRite3D® CAI quality assurance software Apps for advanced manufacturing to customers that have needs in developing next-generation technologies for advanced manufacturing technologies; and

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Build and run a contract manufacturing division for metal 3DP beginning with our EOS M290 state-of-the-art metal printer.

We are presently engaged in the following industry sectors:

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Aerospace and defense manufacturing; and

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Energy and power generation.

We also seek to be engaged in the following industry sectors and have begun to develop relationships with leading manufacturers in each such sector:

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Bio-medical manufacturing;

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Automotive manufacturing; and

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Other markets such as firearms and recreational equipment.

We generate revenues through PrintRite3D® hardware and sensor sales and CAI software licensing of our PrintRite3D® technology to customers that seek to improve their manufacturing production processes, and through ongoing annual software upgrades and maintenance fees. Additionally, we generate revenues from our contract manufacturing activities in metal AM. By running a contract AM services operation, we are able to understand the current needs of our customers and where they are going with their next-generation product development efforts.  Contract AM further allows us a means for continuing/self-funding our IPQA®-enabled R&D and product development activities for PrintRite3D® CAI software.  We provide our AM contract manufacturing services to customers in the form of Quality as a Service (“QaaS”). Starting with our PrintRite3D® cloud-based SaaS model, customers will contract with us for CAE, CAM and CAI services to generate and establish a digital quality record (“DQR”) for AM built parts. Each DQR is cloud-based and allows for archiving and storage of quality data, access to our big data ANALYTICS™ software App for continuous quality monitoring and improvement, and automatic industry benchmarking while maintaining firewalls between company-specific data.

In late 2015, we launched two programs − an Early Adopter Program (“EAP”) and an Original Equipment Manufacturer (“OEM”) Partner Program − designed to broaden our market presence and speed adoption of our PrintRite3D® technology. The EAP was designed to attract end user customers who have an existing, installed base of 3D metal printers and to offer them incentivized pricing in return for feedback on initial and beta releases of our PrintRite3D® software Apps. Our OEM Partner Program was specifically designed for AM machine manufacturers seeking to embed our PrintRite3D® quality assurance software Apps directly into their machines for customers purchasing a turnkey solution for their new AM machine purchases.

We possess the resident expertise to provide manufacturing materials and process (M&P)  engineering services and support to companies using our PrintRite3D® software Apps for metal AM. Accordingly, in addition to our primary business focus, we intend to generate revenues by providing such manufacturing engineering services and support to businesses licensing our PrintRite3D® software Apps.

Additionally, our President and Chief Executive Officer has worked at or with the Edison Welding Institute, the United States Department of Energy (“DOE”) national laboratories (including the Knolls Atomic Power Laboratory, Bettis Atomic Power Laboratory, Los Alamos National Laboratory and Sandia National Laboratory) over the last 32 years. Due to his work with the DOE, our President and Chief Executive Officer has developed extensive relationships with the DOE and its network of national laboratories. Accordingly, we expect to leverage these relationships in connection with licensing and developing technologies created at such national laboratories for commercialization in the private sector.

Early-Stage Technology Commercialization and Market Positioning

Since our inception in 2010, we have made progress in bringing early-stage disruptive technology from scientific concept and curiosity to practical reality, as described below.

PrintRite3D® Quality Assurance Software for Computer-Aided Inspection of Metal Additive Manufacturing.

We believe that AM will significantly impact the manufacturing landscape. AM results in very efficient metal utilization for parts made on-demand, and utilizes a wide variety of rapid prototyping methods. As a result of AM, parts can go straight from computer-aided designs CAD) and 3D computer models to actual, physical parts through the use of computer-aided engineering (CAE) and computer-aided manufacturing (CAM) steps. However, there are severe challenges in connection with 3D printing of metal parts. Current manufacturing processes are not capable of making every part right the first time. Also, process consistency and repeatability require further development for metal parts and this is a typical case for emerging technologies. Although many industry experts have lamented that 3D Printing for metal parts is limited in current applications, we are developing our IPQA®-enabled technology into a hardware and software suite of products for CAI of AM known as PrintRite3D®, which we expect will address some these shortcomings and enable mass production for metals AM technology to be realized sooner than would otherwise be possible given its current state of maturity. PrintRite3D® comprises a suite of CAI software apps that address the three fundamental problems facing metal AM today, namely: assuring the metal integrity or quality of the product; assuring the as-built geometry of the product; and, increasing the productivity or speed of the AM process.

Contract Manufacturing for Metal Additive Manufacturing.

According to the Wohlers 2015 Annual Report, industry growth in the service provider segment in 2014 was an estimated $2.105 billion, an increase of 38.9% from $1.516 billion in 2013. This market segment grew by 26.3% in 2013, 36.4% in 2012, and 30.7% in 2011. End users are still in the early stages of adding metal AM systems to supply production parts to aerospace and defense OEMs, such as GE Aviation (“GEA”),  Honeywell Aerospace, Pratt & Whitney, and Siemens Turbomachinery.  We believe that most AM machines produced through 2014 are still not well suited for production applications. They have limited feedback measurement and control sensors to guarantee part quality real time. Some of the latest machines available, such as EOS’s M290 machine, are beginning to be sold with limited advanced measurement system capability.

We believe that this service provider market segment represents an opportunity for us to capture significant portions of the demand for metal production parts. Accordingly, we acquired our first EOS M290 metal printing machine in 2014. Using the M280 as its base, the M290 adds improved energy efficiencies, faster build times, and slightly larger build platform capabilities. Through our EOS M290 machine, our customers will gain the benefits of many years of M280-proven applications while accessing the latest in DMLS® technology, as well as receiving parts certifiably produced using our state-of-the-art PrintRite3D® quality assurance software Apps. We provide our AM contract manufacturing services to customers in the form of Quality as a Service.

A detailed description of our technologies and business follows.

PrintRite3D® Quality Assurance Software for Additive Manufacturing

The Market

An area of increasing interest in the manufacturing world is AM or 3DP. AM is a method of producing functional parts directly from computer design or CAD files without any tooling or other processing.

The sale of AM products and services is expected to exceed $7.3 billion worldwide by 2016. The AM industry is expected to more than quadruple to about $12.8 billion by 2018. By 2020, the AM industry is forecasted to exceed $21 billion, all according to the Wohlers 2015 Annual Report.

Metal parts are a rapidly growing segment of this overall market space as AM or 3D printing moves from just making models to making actual, fully functional parts. Large end users such as Honeywell Aerospace, GEA and Boeing Defense view AM as an enabling process for many components. A recent report in a series by Deloitte University Press on additive manufacturing published in Fall 2015 titled, “3D Opportunity For Quality Assurance and Parts Qualification”, states that, “[o]ne of the most important barriers is the qualification of AM-produced parts. So crucial is this issue, in fact, that many characterize quality assurance (QA) as the single biggest hurdle to widespread adoption of AM technology, particularly for metal.” We believe that OEM end user companies as well as first-tier suppliers cannot achieve their long-term AM production goals without advanced quality assurance and control technologies for metal AM parts because current quality control methods are not sufficient to reliably allow cost-effective manufacturing of safety- and performance-critical metal parts. We believe that our PrintRite3D® CAI technology would directly address this “important barrier” for metal parts and allow such AM applications to move forward. In response to this need, we have experienced an increase in our installed base of PrintRite3D® systems and we are beginning to provide material & process engineering services and support for our PrintRite3D® software licenses for our installed base at GEA, Honeywell Aerospace, Spartacus3D, Additive Industries, Aerojet Rocketdyne, 3D Material Technologies, LLC, Woodward, Siemens, Pratt & Whitney, and the Edison Welding Institute (“EWI”).

We have ongoing contracts that include a Phase 3 project with Honeywell Aerospace funded by the Defense Advanced Projects Agency (“DARPA”) on the application of our PrintRite3D® technology to performance-critical AM metal parts for aerospace. This project is vitally important because it provided an early opportunity to demonstrate how our IPQA®-enabled PrintRite3D® software Apps will reduce our customers’ reliance on unnecessary post process inspection, ultimately reducing costs and improving quality for AM of highly critical aerospace metal components.  Also, we were a participant on a GEA led team of companies and universities, which was awarded a research contract by the National Additive Manufacturing Innovation Institute (“NAMII” or America Makes) titled, “In-Process Quality Assurance™ for Laser Powder Bed Production of Aerospace Components”. The contract has the stated objective of maturing our In Process Quality Assurance™ (IPQA®) technology for aerospace applications by leveraging a development approach incorporating multiple AM OEM machines, multiple superalloys, and multiple product intent aerospace components.  In support of this effort, we were awarded related contracts from the subcontractor Aerojet Rocketdyne to install one of our PrintRite3D® systems and software Apps on a Concept Laser M2 metal AM machine at Aerojet Rocketdyne’s Canoga Park, California facility, as well as a contract from Honeywell Aerospace to make initial test specimens for reliability and repeatability testing using our EOS M290 printer. We were also part of a large research team, led by the Edison Welding Institute that was awarded a grant funded by the National Institute of Standards (“NIST”) to ensure that quality parts are produced and certified for use in products made by a variety of industries and their supply chains. The emphasis was on providing tools needed for additive manufacturing applications to progress from prototype to serial production. This program was successfully completed in Fall 2015. We are currently a subcontractor to Honeywell Aerospace who was awarded a program in 2015 by America Makes which is designed to address Design for Additive Manufacturing (“DFAM”) issues. In support of this program, we will use our EOS M290 printer to build canonical shapes and mechanical test specimens for evaluation by Honeywell Aerospace.

Our current PrintRite3D® Operating Division customers as of February 1, 2017 are listed in Figure 2.

	Product / Program	Status
GE Aviation	PrintRite3D®/EAP	Conducted Business & JTDA
Honeywell Aerospace	PrintRite3D®/EAP	Conducted Business & TEA
Aerojet Rocketdyne	PrintRite3D®/EAP	Conducted Business
Spartacus3D, Farinia Group	PrintRite3D®/EAP	Conducted Business
Additive Industries NV	PrintRite3D®/OEM	Conducted Business & TDA
Undisclosed	PrintRite3D®/OEM	Conducted Business & TDA & Commercial Agreement
Woodward	PrintRite3D®/EAP	Conducted Business
Edison Welding Institute	PrintRite3D®/AMC	Conducted Business & End User Agreement
Pratt & Whitney	PrintRite3D®/EAP	Conducted Business
Siemens	PrintRite3D®/EAP	Conducted Business

NDA – Nondisclosure Agreement; JTDA – Joint Technology Development Agreement; TDA – Technology Development Agreement; TEA – Test & Evaluation Agreement; EAP – Early Adopter Program; AMC – Additive Manufacturing Consortium

Figure 2.  Sigma’s PrintRite3D® Division Customer List as of February 1, 2017

Technology and Competitive Advantage

The evolution of AM from prototyping to volume manufacturing in production runs is occurring in, and led by, aerospace while also appearing in niche products such as medical appliances and replacement parts of diverse applications, including unavailable parts required by still deployed but aging technologies. A major problem for 3D metal products production-run manufacturing today is that traditional quality systems rely heavily on after-manufacture inspection procedures that lack strong statistical reliability in small lot manufacturing. Post-production non-destructive test instruments from ultrasound to CT Scans are either not effective or not cost efficient on many complex part configurations that take advantage of 3D capability, and in the case of CT scans, are prohibitively expensive for production cost efficiency. The most important feature of our PrintRite3D® is that it develops actionable quality and process control data of manufacturing information in real-time and, when no flaws are detected, can provide manufacturers and their end-users with a part-by-part quality certification backed up by a file of supporting data.

Our PrintRite3D® suite, as described below, is composed of hardware, software, data analytics, and proprietary algorithms. The hardware is an array of photodiodes, non-contact pyrometer, and a data processing unit that can be either sold with an AM manufacturing machine unit by an OEM manufacturer or retrofitted on customers’ sites.

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PrintRite3D® SENSORPAK™ – the auxiliary sensor and hardware kit that sits on every AM machine to collect the data to drive the software.

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PrintRite3D® INSPECT™ – software which verifies quality layer by layer.

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PrintRite3D® CONTOUR™ – software which assures the as-built geometry.

The following software modules are currently in development:

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PrintRite3D® ANALYTICS™ – software that harvests, aggregates, and analyzes big data from in-process manufacturing data and post-process manufacturing data.

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PrintRite3D® THERMAL™ – software which predicts the residual stress and distortion in the part.

The proprietary software and its embedded algorithms process the very substantial quantity of layer by layer data gathered and then informs operators of the Quality Compliance status of each part in a build.  We have been active in patent protecting our in-depth data analysis and quality algorithms to link our analysis to root cause metallurgy for determining the granular quantification of the part conformance to metallurgical requirements such as tensile strength. Concurrent with assessing the internal quality features of all parts in a build, PrintRite3D® deploys its CONTOUR™ module that measures each part’s adherence to the configuration specification of both internal channels and external form. OEM machine manufacturers as well as control system manufacturers may use the Sigma data stream to direct machine performance adjustments.

We have developed a tool that enables companies using Additive Manufacturing equipment for metal parts to move from prototyping on into production runs by assuring quality in a uniquely reliable and cost effective fashion. Not only does PrintRite3D® enable a single AM machine to operate at high quality yields, by measuring the product of the manufacturing equipment rather than just the equipment settings, it also is a reliable method to assure and document uniform quality assurance of a single part’s specification being manufactured by factories utilizing a number of different AM machines.

We believe that the broad domain coverage of our PrintRite3D® patents and metallurgical know-how make the licensing of our product suite to be the best means by which Additive Manufacturing OEM equipment manufacturers can offer in-process-quality-monitoring that certifies and documents the quality of all parts that pass continuous inspection. PrintRite3D® provides 3D metal manufacturing equipment makers with a patent protected data configuration of information that the manufacturers may use to adjust controls of their equipment in response to real-time quality information by, for example, precisely adjusting laser power to sustain manufacturing to design and specification.

Our IPQA®-enabled PrintRite3D® software Apps appear well suited to meet the needs of metal AM at this critical juncture in its development. Our technology will allow metal AM to be used during manufacturing of safety-critical or performance-critical metal parts, such as used in aerospace, defense and biomedical. Currently, these applications are difficult because the part quality cannot be completely guaranteed using today’s conventional nondestructive inspection technologies, because using inspection after manufacturing is difficult, costly and does not find all defects of concern. Therefore, we believe that PrintRite3D® could be an enabler for metal AM to realize its full potential. We have unique and patent protected offerings in this field. Furthermore, as a greater number of these AM applications could be cloud-based, the PrintRite3D® technology is fully compatible with highly networked, cloud- or web-based implementation – subject to the data and intellectual property restrictions which may be imposed by some companies for competitive reasons.

Our proprietary PrintRite3D® software Apps have been demonstrated and tested at many manufacturing sites around the world. We believe these demonstrations have served to validate the underlying technology of PrintRite3D® INSPECT™ and SENSORPAK™ software and hardware modules, respectively. In addition, we have developed relationships with experienced aerospace companies in North America that have assisted in the validation of the underlying technology for our PrintRite3D® software App known as CONTOUR™.

We continue to work with General Electric under our Joint Technology Development Agreement (“JTDA”), dated April 10, 2013, to demonstrate and implement our in-process inspection technologies for additive manufactured jet engine components. We are continuing to work with Honeywell Aerospace on the separate development of our PrintRite3D® CONTOUR™ software App for metal-based AM under our Trial Evaluation Agreement with Honeywell Aerospace, which sets forth the parties’ intent to use Honeywell’s Advanced Manufacturing Engineering Center as a beta test site for our PrintRite3D® CONTOUR™ software module. In further support of this effort, in 2015 Honeywell Aerospace installed its second PrintRite3D® system on one of its Concept Laser M2 machines at their Advanced Manufacturing Engineering Center in Phoenix, Arizona.

We have expanded our market presence and associated installed base of PrintRite3D® systems through our EAP and our OEM Partner Program to include European companies in France, Germany and The Netherlands. These European partners’ installations are key to our long term strategy to broaden its installed base through our EAP as well as gain market presence though embedded OEM offerings of our PrintRite3D® technology. Our PrintRite3D® product commercialization efforts reflect the strategic nature of our selective alliance partnerships.

We believe PrintRite3D® is uniquely positioned to grow into this market as its technology is platform independent and deployable with all currently known metal AM manufacturing units.

Business Model

Our current commercialization strategy for PrintRite3D® products is:

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Enter into early adopter license agreements with high potential future AM equipment manufacturers and complex part AM manufacturing service bureaus;

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Enter into OEM license agreements for PrintRite3D® to be manufactured directly into the printers of major AM equipment manufacturers;

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Provide manufacturing engineering consulting services to third parties that have needs in developing quality assurance tactical methods for manufacturing; and

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Build and run a contract manufacturing division for metal AM commencing with our EOS M290 state-of-the art metal printer.

PrintRite3D® is designed to run on different machine platforms which allow us to maximize our product offering to the entire AM metal market. The target markets include OEMs both on the AM software side as well as OEM machine producers and end users.

We believe another much needed area for AM metal parts manufacturing is in software Apps for reducing design and development cycle times, saving the end customer time and money. In support of that we have recently announced a Technology Development Agreement with 3DSIM, LLC of Park City, Utah to pursue commercial metal AM software opportunities for rapid qualification and part certification. These software Apps could form the underpinnings and backbone of a conceptual software App known as THERMAL™. We expect in the future to attempt to develop and offer a PrintRite3D® suite of Apps which would be specifically developed to improve part designs and reduce traditional trial and error design approaches for features such as distortion control.

The launch of our PrintRite3D® Operating Division in August 2015 led to an immediate buildup up in quote backlog and anticipated orders (Figure 3).

Prospective Customer / Licensee	Product / Program	Status
	OEMs	
EOS	PrintRite3D® / OEM	Signed NDA
Renishaw Plc	PrintRite3D® / OEM	Signed NDA
Sisma (Italy)	PrintRite3D® / OEM	Signed NDA
Michelin Fives (France)	PrintRite3D® / OEM	Signed NDA; evaluation in process
Aspect (Japan)	PrintRite3D® / OEM	In discussions
	Service Bureaus	
I3D	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
Moog Inc. / Linear AMS	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted; Joint US Navy Proposal Submitted
3DMT	PrintRite3D® / EAP	Signed NDA; evaluation in process
Polyshape (France)	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
Layerwise (3D Systems)	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted

NDA – Nondisclosure Agreement; TDA – Technology Development Agreement; EAP – Early Adopter Program

Prospective Customer / Licensee	Product / Program	Status
	End Users	
Honeywell FM&T / Kansas City	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
GE Power & Water / Switzerland	PrintRite3D® / EAP	Signed NDA & Process Engineering Services Proposal Quoted
Siemens AG	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
SAFRAN Group	PrintRite3D® / EAP	Signed NDA
Solar Turbines Inc.	PrintRite3D® / EAP	Signed NDA & Process Engineering Services Proposal Quoted
SpaceX	PrintRite3D® / EAP	Signed NDA
Rolls Royce Plc	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
Pratt & Whitney	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
Michelin Tire	PrintRite3D® / EAP	Signed NDA
Blue Origin	PrintRite3D® / EAP	Signed NDA & PrintRite3D® Quoted
BMW	PrintRite3D® / EAP	Signed NDA

NDA – Nondisclosure Agreement; TDA – Technology Development Agreement; EAP – Early Adopter Program

Figure 3.  Sigma’s PrintRite3D® Division Quote Backlog as of September 30, 2016.

To summarize, we have formed an operating division focused on real-time, advanced quality assurance solutions for additive manufacturing thereby increasing the value of the AM part. Although in the past our revenues have been generated mainly through engineering consulting services we provided to third parties, Figure 4 shows revenues we have generated from December 2013 through September 2016 through sales and licensing of our PrintRite3D® systems and software.

Customer	Orders to Date ($)	Units In Test

GEA*	107,000	2
Honeywell***	80,000	2
Aerojet Rocketdyne*	250,000	2
Spartacus3D**	125,000	1
Undisclosed*	137,500	1
Additive Industries**	80,000	1
Woodward**	114,800	1
Siemens*	85,000	1
Pratt & Whitney**	118,080	1
Total	1,019,300	12
* INSPECTTM software only ** INSPECTTM, CONTOURTM & ANALYTICSTM software *** Four global locations and all 3 software modules

Figure 4. PrintRite3D® Revenues through September 30, 2016

Contract Manufacturing for Metal Additive Manufacturing

The Market

According to the Wohlers 2015 Report, in 2014 the Additive Manufacturing industry’s primary and secondary worldwide revenues were $5.75 billion up 31% from 2013 - the largest year-to-year percentage revenue increase in 14 years. Wohlers forecasts that AM’s primary revenues alone will top $7.4 billion in 2016. Our initial target market within this burgeoning marketplace is the production of metal parts. Currently estimated to be ~15% of the total revenues in the AM markets, the high dollar value of 3D manufactured metal parts is expected to rapidly grow AM metal manufacturing’s share of total AM revenues as the technology is deployed increasingly away from prototyping and into dedicated production. Extrapolating from Wohlers, this would be an AM metal products market of $4-6 billion in 2020.

As demand continues to increase for AM prototyping services, contract AM service bureau providers that can deliver low-rate initial production capacity, and as commercial companies in highly-regulated industries begin to gain regulatory acceptance for AM designed parts, we believe there is a burgeoning need for contract manufacturing services to produce these much need metal AM parts. The existing service bureau for AM parts has become much smaller today as a result of merger and acquisition activities since 2012, and we believe what remains is small, fragmented and less capable than the first generation of service bureau providers.

Also launched in 2015, Arete-Sigma is a joint venture targeting contract AM manufacturing as it anchors the Company’s entry into day-to-day AM manufacturing. The Company is pursuing business opportunities away from the joint venture utilizing its EOS M290 printer or like machines.

Technology and Competitive Advantage

We currently have an AM 3D metal printing facility that employs state-of-the-art technology from the leading provider of metal AM systems, Electro-Optical Systems. While our current printing capacity is limited, we believe that a unique selling point or competitive advantage is our PrintRite3D® technology. Our EOS M290 printer is outfitted with our latest PrintRite3D®-enabled technology allowing us to provide customers with the necessary objective evidence of compliance to design intent, or QaaS data package, to ensure they can meet compliance with their design intent and ultimately end-user performance requirements for their highly-critical and demanding components. Our Quality as a Service starts with our PrintRite3D® cloud-based SaaS model. Customers will contract with Sigma to generate and establish a digital quality record for AM built parts based on Design for Additive Manufacturing (“DFAM”) principles.  Each DQR is cloud-based and allows for archiving and storage of quality data, access to our big data ANALYTICS™ software App for continuous quality monitoring and improvement, and automatic industry benchmarking while maintaining firewalls between company-specific data. Our QaaS service benefits our customers by providing independent quality assurance and increased process intelligence and access to our latest big data sophisticated and proprietary ANALYTICS™ software Apps for trending and additional manufacturing intelligence.

Business Model

We envision a business model comprising revenues from contract, metal AM manufacturing sales for prototyping services as well as QaaS sales for low-rate initial production parts requiring our PrintRite3D® digital quality records. These DQRs can be used by our customers for:

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Internal use at their captive AM facility to make parts;

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Incorporated as a quality requirement to their vendor base supplying AM parts; or

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Contract back to us to supply AM parts.

This model allows us to realize revenues through further PrintRite3D® software sales and licensing or revenues from contract AM manufacturing services.  The target markets would be end users requiring high-end metal parts such as in the aerospace, bio-medical, power generation, and automotive markets.

To summarize, we have formed an operating division focused QaaS which is based on its contract additive manufacturing capability and its AM facility keeps us on the cutting edge of 3D metal additive manufacturing as we work with the market to develop state of the moment solutions and to characterize new materials and newly born DFAM parts.  The operations are at an early stage, limited, and revenues are reflective of its early stage.

Recent Developments (in reverse chronological order)

In an effort to bring enhanced solutions for additive manufacturing (“AM”) to the aerospace and defense (“A&D”) sector and capitalize on growth in demand for 3D printed metal components within the A&D industry, we recently entered into a strategic alliance with Morf3D, a California-based company that specializes in additive engineering and manufacturing with metals and that provides advisory services in additive manufacturing strategy and technology adoption road-mapping.  By leveraging our PrintRite3D® quality assurance software, we believe that Morf3D will be able to provide a means for its customers to increase AM production rates while ensuring consistent part quality, thereby better meeting the high quality demands of its aerospace customers. We also plan to work together with Morf3D to manufacture certain 3D printed parts.  Morph3D has informed us that it is a party to development contracts with aircraft, space, medical and automotive customers, and that it expects to commence serial production contracts in 2017.  We believe that by working together with Morf3D, we will be in a position to design, manufacture, and assure the quality of AM components across a number of important aerospace applications, which could lead to the generation of a meaningful amount of additional revenue for our company beginning in 2017.

On January 26, 2017, we announced that we signed a commercial agreement with Pratt & Whitney, a unit of United Technologies Corp., for our PrintRite3D® software along with participation by Pratt & Whitney in our Early Adopter Program.

On January 19, 2017, we announced that we entered into a long term non-exclusive commercial agreement with a leading European provider of cutting-edge products for additive manufacturing to join our previously-announced OEM Partner Program. Under the multi-year agreement – anticipated to be worth up to $6 million over its duration – this undisclosed OEM will embed and resell Sigma’s PrintRite3D® software within its AM equipment.

On December 21, 2016, we announced that we received a contract from Honeywell Aerospace as part of a previously-announced award with the Defense Advanced Research Project Agency (DARPA) for Open Manufacturing (OM) Phase III; Phase I and II were completed in 2014 and earlier in 2016, respectively. The DARPA OM program’s goal is to develop an Integrated Computational Material Engineering (ICME) framework to accurately predict the properties of metal components produced using additive manufacturing (AM). Phase III work began in January 2017 and is expected to run through mid-2018, with a total award value to us of approximately $0.4 million.

On November 15, 2016, we announced the release of our PrintRite3D® INSPECT™ quality assurance software version 2.0. We showcased this application at the Formnext international tradeshow in November 2016 in Frankfurt, Germany.

On November 14, 2016, we announced that we entered into an agreement with Siemens Industrial Turbomachinery AB (“SIT”) of Finspång, Sweden, a unit of Siemens AG (SIEGn.DE), for PrintRite3D® INSPECT® to be installed on a metal printer for evaluation and testing purposes.  Specifically, we will install our PrintRite3D® technology at SIT in Finspong, Sweden.  SIT provides the world with gas turbines and gas turbine based solutions for the sustainable and cost efficient production of electricity, steam and heat. In February 2016, SIT opened a dedicated workshop for additive manufacturing, development and repairs. The facility specializes in making turbomachinery components for high temperature applications, where accuracy and quality are critical to ensure operational performance. Siemens is a pioneer in the use of Selective Laser Melting (SLM) technology for the manufacture of high-performance metal parts.

On October 19, 2016, we closed a private placement of secured convertible notes in the aggregate principal amount of $1,000,000 and three-year warrants to purchase up to 80,000 shares of our common stock, under a Securities Purchase Agreement with certain accredited investors. Aggregate gross proceeds, before expenses, to us were $900,000.

On September 29, 2016, we announced receipt of a contract from Honeywell Aerospace under the previously-announced “America Makes” additive manufacturing (“AM”) research project with GE Aviation. The program, funded by the National Additive Manufacturing Innovation Institute (NAMII), uses our proprietary In-Process Quality Assurance™ (IPQA®) software for advanced AM monitoring and inspection. Under this contract, Sigma and Honeywell will further demonstrate the benefits of IPQA® using our PrintRite3D® software.

On July 6, 2016, we announced that Woodward, Inc. joined our EAP. Woodward obtained a non-exclusive license to use the complete suite of PrintRite3D® software modules – INSPECT™, CONTOUR™ and ANALYTICS™ – for one price, with preferred rates for future product license purchases.

On April 4 and 18, 2016, respectively, we announced that we entered into agreements with Creatz3D Pte Ltd. and Spartacus3D, a unit of France’s Farinia Group, to expand our presence in Europe and Asia, respectively. Under our agreement with Creatz3D, Creatz3D serves as our non-exclusive sales and service agent in Singapore, Indonesia and Vietnam. Creatz3D is an authorized reseller of 3D printing systems and materials, AM solutions for metal components, and rapid prototyping software. As part of our agreement with Spartacus3D, Spartacus3D will serve as a demonstration, test and evaluation site for our PrintRite3D® commercialization and market adoption activities in Europe.

On March 7, 2016, we announced that we received a contract from Aerojet Rocketdyne, a subsidiary of Aerojet Rocketdyne Holdings, Inc., for a non-exclusive license of our PrintRite3D® software applications. Our technology will be utilized on Aerojet Rocketdyne’s contract with the U.S. Air Force to define more efficient processes for qualifying AM components, and be evaluated for liquid-fueled rocket engine applications. Separately, we received an order from Aerojet Rocketdyne under the previously-announced “America Makes” additive manufacturing research project with GE Aviation. The program, funded by the National Additive Manufacturing Innovation Institute (NAMII), uses our proprietary In-Process Quality Assurance™ (IPQA®) software for advanced AM monitoring. This is the second PrintRite3D® system being deployed under America Makes, the first being with GE Aviation.

On January 27, 2016, we announced that we entered into a technology development agreement with 3DSIM, LLC to pursue commercial metal AM software opportunities for rapid qualification and part certification. 3DSIM, based in Park City, Utah, is a provider of simulation software for metal AM processes.

Competition

We believe our technologies will be beneficial to several industries, including aerospace, defense, oil and gas, bio-medical, and power generation. However, developments by others may render our current and proposed technologies noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Additionally, our competitive position may be materially affected by our ability to develop or successfully commercialize certain technologies that we have identified for commercialization. Other general external factors may also impact the ability of our products to meet expectations or effectively compete, including pricing pressures.

We anticipate some of our principal competitors in the United States will include AM End Users, such as GE Aviation, Honeywell Aerospace, Rolls-Royce PLC, Pratt & Whitney; AM OEM equipment manufacturers, such as EOS, Concept Lasers, 3D Systems, Renishaw, Arcam and SLM; third party solution providers like Stratonics Inc., IMPACT Engineering, Inc, Computer Weld Technology, Inc. and Vibrant Corporation that specialize in designing and manufacturing automated welding equipment and quality control monitoring devices used in industrial applications. Most of these competitors have significantly greater research and development capabilities than we do, as well as substantially more sales, marketing and financial and managerial resources. These entities represent significant competition for us. In addition, acquisitions of, or investments in, competing companies by large corporations could increase such competitors’ research, financial, manufacturing and other resources.

Research and Development

Research and development costs are expensed as incurred. Our research and development expenses relate to our engineering activities, which consist of the development of our PrintRite3D® quality assurance technologies for specific customers and for the industry in general. During the years ended December 31, 2015 and 2014, we recognized $330,554 and $219,132, of research and development costs, respectively.

Intellectual Property

We regard our patents, trademarks, domain names, trade secrets, know-how, and other intellectual property as critical to our success. We rely on a combination of patent, trademark, trade secret, other intellectual property law, confidentiality procedures, and contractual provisions with employees, partners, and others to protect the technology and other proprietary rights, information and know-how that comprise the core of our business. The below chart summarizes our issued patents. We are currently prosecuting ten foreign and U.S. patent applications related to our IPQA® technology and rapid qualification of additive manufacturing for metal parts. Eight of these ten patent applications published between November 2015 and January 19, 2017. There is no guarantee that the patent applications we have submitted will issue or that if issued, they will offer adequate protection under applicable law.

Title	Type	Patent No.
Controlled Weld Pool Volume Control of Welding Processes	US Utility	8,354,608
Structurally Sound Reactive Materials	US Utility	8,372,224
Composite Projectile	US Utility	8,359,979

Government Regulation

Any contracts that we enter into with governmental agencies will be subject to a variety of federal, state and local laws and regulations. These regulations are aimed at preventing the inadvertent disclosure of munitions related data or the export of technical knowledge to foreign countries. The work we do with governmental units may also be subject to laws respecting the confidentiality of any classified or national security information we receive during the course of our activities under any government contract.

Additionally, with respect to our work with government agencies, our sales are driven by pricing based on costs incurred to produce products or perform services under contracts with the U.S. government. U.S. government contracts generally are subject to Federal Acquisition Regulations (“FAR”), agency-specific regulations that implement or supplement FAR, such as the DoD’s Defense Federal Acquisition Regulations and other applicable laws and regulations. These regulations impose a broad range of requirements, many of which are unique to government contracting, including various procurement, import and export, security, contract pricing and cost, contract termination and adjustment, and audit requirements. A contractor’s failure to comply with these regulations and requirements could result in reductions of the value of contracts, contract modifications or termination, and the assessment of penalties and fines and could lead to suspension or debarment from government contracting or subcontracting for a period of time. In addition, government contractors are also subject to routine audits and investigations by U.S. government agencies such as the Defense Contract Audit Agency (“DCAA”). These agencies review a contractor’s performance, cost structure, and compliance with applicable laws, regulations, and standards. The DCAA also reviews the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation, and information systems.

Employees

As of February 7, 2017, we had 14 full-time employees and one part-time employee. We are actively searching for additional, qualified administrative and engineering staff, as well as sales and marketing staff, to support our expanding operations in the area of IPQA® for AM, as well as contract manufacturing in the AM service provider sector.

Properties

We lease at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, approximately (1) 1,300 square feet of office space at units C-15, C-16, C-17, C-20 and C-23 for a total monthly rent expense of approximately $2,575 under the lease, which expires on July 31, 2017, (2) 708 square feet of production space at unit E-42, for a total monthly rent expense of approximately $775 under the lease, which expires on September 30, 2017, (3) 708 square feet of production space at unit E-38, for a total monthly rent expense of approximately $800 under the lease, which expires on December 31, 2017, and (4) 512 square feet of warehouse / production space at unit E-40, for a total monthly rent expense of approximately $650 under the lease, which expires on September 30, 2017.

We believe that our facilities are suitable for our current needs.

MANAGEMENT

Executive Officers, Directors and Director Nominee

The following table sets forth the name, age and position held by each of our executive officers, directors and director nominees as of February 6, 2017.

Name	Age	Position
Mark J. Cola	56	President, Chief Executive Officer, Chief Operating Officer and Director
Murray Williams	46	Chief Financial Officer and Treasurer
Ronald Fisher	46	Vice President of Business Development
Amanda Cola	40	Vice President of Finance and Business Operations
Sam P. Bell	80	Director
Frank J. Garofalo	65	Director
John Rice(1)	70	Director Nominee

(1)	Mr. Rice has agreed to join the Board of Directors effective upon the closing of this offering.

Business Experience and Directorships

The following describes the backgrounds of our current executive officers and directors, as well as the background of John Rice, who has agreed to be appointed as a director of the Company effective as of the closing of this offering. Our board of directors has determined that (a) other than Mr. Cola, all of our directors, including director nominee Rice, are independent directors as defined under the NASDAQ Stock Market’s listing standards governing members of boards of directors, and (b) the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent under applicable SEC rules.

Mark J. Cola

Mr. Cola was appointed as Chief Executive Officer of the Company on September 20, 2012 and President, Chief Operating Officer and a director of the Company in September 2010. From June 2006 through April 2010, Mr. Cola served as Director of Operations for the Beyond6 Sigma Division of TMC Corporation. In addition, Mr. Cola has over 32 years of experience in the aerospace and nuclear industries, including with Rockwell International, SPECO Division of Kelsey-Hayes Co., Westinghouse in the Naval Nuclear Reactors Program, Houston Lighting & Power, and within the NNSA Weapons Complex at Los Alamos National Laboratory at which he held various technical and managerial positions including team leader and group leader of the welding and joining section as well as an advanced manufacturing technology group, respectively. He has also worked as a Research Engineer at Edison Welding Institute and for Thermadyne’s Stoody Division, a leading manufacturer of wear-resistant materials.

At Beyond6 Sigma, Mr. Cola worked with a wide range of clients ranging from aerospace to defense systems. His expertise is in manufacturing process development, friction welding, light alloys such as titanium and aluminum, mechanical, physical and welding metallurgy, and nickel-based super-alloys for harsh environments. Mr. Cola served as the Technical Co-Chairman for the inaugural National Nuclear Security Administration Future Technologies Conference held in May 2004, and he is a principal reviewer for the American Welding Society’s Welding Journal. Mr. Cola earned a B.S. in Metallurgical Engineering and an M.S. in Welding Engineering from The Ohio State University.

Our board of directors believes that Mr. Cola is qualified to serve as a member of the board because of Mr. Cola’s extensive prior experience as a manager of a number of engineering companies and his scientific and academic qualifications as well as his expertise in matters pertaining to the operation of manufacturing and technology companies.

Sam P. Bell

Mr. Bell was appointed to our board of directors on January 10, 2017.  Mr. Bell was President of Los Angeles Business Advisors (LABA) from 1996 to 2004, at which time, LABA ceased operations. LABA was comprised of 30 chief executive officers of major companies in the Los Angeles region and focused on high impact projects where their collective resources could be utilized to positively influence the economic vitality of the area. Prior to joining LABA, Mr. Bell was Area Managing Partner of Ernst & Young, certified public accountants, for the Pacific Southwest Region, retiring in 1996 after 39 years with the firm.

Mr. Bell currently serves, or has served in the past, in high-level positions for numerous charitable and educational concerns. He is currently a board member, and Vice-Chairman and Chairman of the respective Audit Committee, of TCW Strategic Income Fund, Inc. and TCW Funds.  Since 2002, he has served on the board of directors of Point.360, a public company that is one of the largest providers of video and film asset management services to owners, producers and distributors of entertainment content. Mr. Bell also serves as the Chairman of Point.360’s Audit Committee of its Board of Directors, and as a member of its Compensation Committee, and Nominating and Governance Committee. Mr. Bell earned a Bachelor of Arts degree in Business and Accounting from the University of Texas at Austin.

Our board of directors believes that Mr. Bell is qualified to serve as a member of the board because of his extensive accounting experience, which will assist the board and the audit committee in addressing the numerous accounting-related issues, regulations and SEC reporting requirements to which public companies are subject.

Frank J. Garofalo

Mr. Garofalo was appointed to our board of directors on January 10, 2017. For more than three decades, Mr. Garofalo has been a management consultant and corporate finance advisor working on “special assignments” for chief executive officers and boards of directors, primarily in technology driven markets, assisting companies ranging from $10 million to over $10 billion in size.  His career in professional services includes his serving as Vice President in the Investment Banking division of PaineWebber (now UBS) and as Director and Senior Consultant in Arthur D. Little’s Technology consulting practice.

While at Arthur D. Little, Mr. Garofalo was the lead manager on a number of major studies for Fortune 500 client organizations in product/market forecasting, technology trends assessments, market research, strategic business planning, evaluations of diversification and acquisition opportunities. He also assisted in the launch of CAD/CAM, CAE and Advance Manufacturing practice within the Technology group at Arthur D. Little. While at PaineWebber Corporate Finance Group, his assignments included dozens of business development, corporate development and corporate finance projects including private placements of equity financing, mergers, acquisition, divestitures and establishing joint ventures / strategic alliances.

Mr. Garofalo is an expert in strategic, competitive, and market analysis with an emphasis on business and corporate development and the maximization of shareholder value. He has served on a number boards. He was a Director of J.M. Lafferty Associates, Inc in Chicago, a financial analytics and portfolio research firm, when he acted as advisor in the sale of the business to Corporate Development Board. From 2000 until 2011, he was a Director of Dynagraf, Inc., one of the top Marketing Communications companies in New England, where he acted as advisor in the sale of the business to Universal Millennium.

Mr. Garofalo earned a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology, a Master of Science degree in Computer Systems Engineering from the University of Michigan, and a Master of Business Administration from Harvard University.

Our board of directors believes that Mr. Garofalo is qualified to serve as a member of the board because of his extensive experience in rendering a wide variety of management and financial advisory services.

John Rice

Mr. Rice will join our board of directors effective as of the closing of this offering.  Mr. Rice has extensive experience in business operations.  In 1990, Mr. Rice founded ASiQ, LLC, a firm specializing in operations management services ranging from launching successful startups and executing business turnarounds to financings, crisis management and the repositioning of enterprises for sale at optimum market prices.  Mr. Rice presently serves as ASiQ’s CEO and President.  He also served as CEO of Coca-Cola Bottling Company of Santa Fe, a client of ASiQ’s, from 2009 to 2015.  From 2010 to 2012, Mr. Rice served as Director and Contracts Officer of Detector Networks International.  Mr. Rice frequently lectures on breakout growth strategies, crisis management, corporate turnarounds, venture capital, and financial structuring and strategies.  He has also served on a number of boards.  Since 2005, Mr. Rice has served as Director of New Mexico Angels, Inc., a New Mexico based group of accredited individual angel investors.  Since 2016, Mr. Rice has served as Director of Akal Security, Inc.  He was also a Director of Detector Networks International from 2010-2012, where he successfully negotiated business turnaround for the company. Mr. Rice is an honors graduate of Harvard College.

Our board of directors believes that Mr. Rice is qualified to serve as a member of the board because of his broad and deep experience in improving business operations, engineering financial structures that support ongoing needs of operating companies, and building investor and shareholder values.

Murray Williams

Mr. Williams has served as our Chief Financial Officer and Treasurer since July 18, 2016. Since November 14, 2012 until July 18, 2016, Mr. Williams served as the Chief Financial Officer of Hang With, Inc., a real-time social video platform for Android and iPhone that connects users around the world via live-streaming mobile video and simultaneous chat - allowing vast numbers of people to “Hang with” each other in real time − while enabling celebrities to authentically connect with their fans. From November 2012 until November 2015, Mr. Williams also served as the Chief Financial Officer of MEDL Mobile Holdings, Inc., a public company engaged in the custom development of smartphone Apps for customers that vary in size from small start-ups to large multinational corporations, in a diverse range of industries including retail, fast food, air travel, medical devices, higher education and fashion. From March 2008 until September 2011, Mr. Williams served as the Chief Financial Officer, Treasurer and Secretary of GTX Corp, a public company engaged in the commercialization of miniaturized assisted GPS tracking and cellular location-transmitting technologies.

Mr. Williams is the founder, President and CEO of FA Corp, an independent consulting firm providing accounting and finance services for various companies since August 2001. Mr. Williams was one of the founding members of Buy.Com, Inc., became an employee in February 1998, was the chief financial officer and worked with the company until August 2001.  During his three and a half year tenure, Buy.com sold over $1 billion in products and Mr. Williams created and developed the finance, legal, business development and H/R departments, raised $225 million in private funding, took the company public in February 2000 with a $2 billion valuation and managed Buy.Com’s expansion into Europe, Canada and Australia.  From January 1993 through January 1998, Mr. Williams was employed with KPMG Peat Marwick, LLP, and last served as a Manager in their assurance practice where he managed a team of over 20 professionals specializing in financial services.  Mr. Williams has helped take seven companies public since February 2000.  Mr. Williams is a CPA and received his license in 1995.  Mr. Williams received degrees in both Accounting and Real Estate from the University of Wisconsin-Madison in 1992.

Ronald Fisher

Mr. Fisher was appointed as Vice President of Business Development of Sigma on August 10, 2015, and leads the PrintRite3D® Operating Division. Mr. Fisher is a Mechanical Engineer with hands-on experience in quality, manufacturing, and product development. He has an MBA and has distinguished himself as a lead sales and marketing officer as well as a Chief Operating Officer. He was a Program Manager at Swagelok from 1988-2004, and Vice President and General Manager, Aftermarket and Geometry Systems, at Micropoise Measurement Systems from 2004 until 2013, and a Partner and COO of Laszeray Technology, LLC from 2013 until 2014. Mr. Fisher holds a Bachelors Degree in Mechanical Engineering Technology from the University of Akron as well as an MBA from Kent State University.

Amanda Cola

Mrs. Cola was appointed as Vice President of Finance and Business Operations of Sigma on September 11, 2015, and served as Business Operations Manager of Sigma from July 21, 2014 until September 11, 2015. From 1994 to 2014, Mrs. Cola worked within the NNSA Weapons Complex at Los Alamos National Laboratory at which she held various positions, including Senior Financial Lead and Procurement Specialist of the CFO Division and Business Operations Division, respectively. At Los Alamos National Laboratory, Mrs. Cola worked with a wide range of national security missions crucial to DOE Mission Objectives for programs such as Environmental Management, Non-Proliferation and Science, Technology and Engineering. Mrs. Cola graduated with honors from the College of Santa Fe with a BA degree in Accounting and an MBA in Finance.

Director Independence

Our board of directors currently consists of three members. Mr. Cola is not considered an independent director, because he serves as our President and Chief Executive Officer. Our board of directors has determined that each of our other directors is an independent director in accordance with the listing requirements of The NASDAQ Stock Market, and that Mr. Rice will be an independent director under this listing requirement. Pursuant to NASDAQ rules, our board must consist of a majority of independent directors. The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers, except that Mark Cola and Amanda Cola are husband and wife.

Classified Board of Directors

In accordance with our amended and restated bylaws that will go into effect immediately prior to the consummation of this offering, our board of directors will be divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Our board of directors has not appointed a Chairman of the Board, and Mr. Cola, our President and Chief Executive Officer, generally chairs meetings of our board. Our amended and restated bylaws provide that the authorized number of directors may be changed by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

Board Committees

Pursuant to our amended and restated bylaws, our board of directors may establish committees of one or more directors from time-to-time, as it deems appropriate. Our board of directors has established an audit committee, and, effective as of the closing of this offering, our board of directors has established a compensation committee, and a nominating and corporate governance committee.  Each of these committees will operate under a written charter that will be approved by our board. Upon the closing of the offering, each committee charter will be posted on the Corporate Governance section of our website at www.sigmalabsinc.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Audit Committee

Effective as of the closing of the offering, the audit committee’s responsibilities will include:

•

appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•

overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•

reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•

monitoring our internal control over financial reporting, disclosure controls and procedures;

•

establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•

meeting independently with our registered public accounting firm and management;

•

reviewing and approving or ratifying any related person transactions; and

•

preparing the audit committee report required by SEC rules.

The current members of our audit committee are Messrs. Bell and Garofalo, and Mr. Bell serves as the chairperson of the committee. Effective as of the closing of the offering, Mr. Rice has agreed to also be a member of our audit committee.

Our board of directors has determined that each of Messrs. Bell and Garofalo is an independent director under NASDAQ rules and under SEC Rule 10A-3, and that Mr. Rice will be an independent director under these rules. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Mr. Bell is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations.

Compensation Committee

Effective as of the closing of the offering, the compensation committee’s responsibilities will include:

•

annually reviewing and approving corporate goals and objectives applicable to CEO compensation;

•

determining our CEO’s compensation;

•

reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

•

overseeing an evaluation of our senior executives;

•

overseeing and administering our equity incentive plans; and

•

reviewing and making recommendations to our board with respect to director compensation.

The members of our compensation committee will include Messrs. Bell, Garofalo and Rice.  Mr. Garofalo will serve as the chairperson of the committee. Our board has determined that each of these persons is independent under the applicable NASDAQ rules and regulations, is (or will be, in the case of Mr. Rice) a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is (or will be, in the case of Mr. Rice) an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code.

Nominating and Corporate Governance Committee

Effective as of the closing of the offering, the nominating and corporate governance committee’s responsibilities will include:

•

identifying individuals qualified to become board members;

•

recommending to our board the persons to be nominated for election as directors and to each of the board’s committees; and

•

overseeing an annual evaluation of the board.

The members of our nominating and corporate governance committee will include Messrs. Bell, Garofalo and Rice.  Mr. Bell will serve as the chairperson of the committee.  Our board has determined that each of Messrs. Bell, Garofalo and Rice is independent under the applicable NASDAQ rules and regulations.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A copy of our code of ethics will be furnished without charge to any person upon written request. Requests should be sent to: Secretary, Sigma Labs, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of The NASDAQ Stock Market concerning any amendments to, or waivers from, any provision of the code.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of Executive Officers

The following table sets forth certain information concerning the compensation for services rendered to us in all capacities for the fiscal years ended December 31, 2014 and 2015 of Mark J. Cola, our principal executive officer, Ronald Fisher, our Vice President of Business Development, and Amanda Cola, our Vice President of Finance and Business Operations (collectively, the “named executive officers”). No other executive officer of the Company earned annual compensation in 2014 or 2015 that exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 12/31	Salary Paid or Accrued ($)		Bonus Paid or Accrued ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)	Total ($)
Mark J. Cola - President, Chief Executive Officer, Chief Operating Officer, and Director (Principal Executive Officer)	2015	180,000	(1)	—	—		—		—	180,000
	2014	172,822	(1)	175,000	—		—		—	347,043

Ronald Fisher - Vice President of Business Development(2)	2015	63,750	(1)	—	14,750	(3)	279,343	(4)	—	357,843
	2014	—		—	—		—		—	—

Amanda Cola - Vice President of Finance and Business Operations(5)	2015	89,250	(1)	—	28,950	(6)	—		—	118,200
	2014	33,917	(1)	—	64,500	(6)	—		—	98,417

(1)	Actual amounts paid.
(2)	Ronald Fisher became our Vice President of Business Development on August 10, 2015.
(3)	The amount shown reflects 1,250 shares of common stock, subject to vesting restrictions, which were issued to Mr. Fisher during 2015. All such shares remained unvested at December 31, 2015.
(4)

An option to purchase up to 23,750 shares of common stock of the Company, subject to vesting restrictions at an exercise price equal to $11.80 per share was granted to Mr. Fisher in connection with the commencement of his employment with the Company. The option had an aggregate grant date fair value of $279,343, calculated in accordance with FASB ASC Topic 718. The amount recognized for this award was calculated using the Black Scholes option-pricing model.

(5)

Amanda Cola was appointed Vice President of Finance and Business Operations of Sigma on September 11, 2015. Prior to that, Mrs. Cola had been our Business Operations Manager from July 21, 2014 until September 11, 2015.

(6)

10,000 shares of common stock were issued to Amanda Cola during 2014 in connection with the commencement of her employment with the Company.  Of those shares, 2,500 vested during 2014 and were valued at $25.80 per share, or $64,500. Another 2,500 shares vested during 2015 and were valued at $11.58 per share, or $28,950.

Outstanding Equity Awards

The following table sets forth outstanding equity awards as of December 31, 2015 held by the named executive officers:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares that have not vested (#)	Equity incentive plan awards: Market value of unearned shares that have not vested ($)
Mark J. Cola	—	—	—	—	—	—	—	—
Ronald Fisher(1)	—	23,750	11.80	August 10, 2025	—	—	1,250	6,688
Amanda Cola(2)	—	—	—	—	—	—	5,000	26,750

(1)

In August 2015, in conjunction with the hiring of Ronald Fisher, the Company’s Vice President of Business Development, the Company (i) issued to Mr. Fisher 1,250 shares of common stock, subject to performance-based vesting restrictions, and (ii) granted to Mr. Fisher a stock option (the “Option”) to purchase up to 23,750 shares of common stock of the Company, at an exercise price equal to $11.80 per share, which was the closing market price of the Company’s common stock on August 10, 2015 (i.e., the date of grant), under the 2013 Plan. The Option will vest and become exercisable as to (i) 1,375 shares on the first anniversary of the grant date, (ii) 3,375 shares on the second anniversary of the grant date, (iii) 6,375 shares on the third anniversary of the grant date, and (iv) 12,625 shares on the fourth anniversary of the grant date, provided, in each case, that Mr. Fisher remains an employee of the Company through such vesting date. The Option has a ten-year term and is on such other terms set forth in the Company’s standard form of non-qualified stock option agreement. The market value of shares that have not vested is based on the closing price of the Company’s common stock on December 31, 2015.

(2)

During July 2014, the Company issued 10,000 shares of common stock to Mrs. Cola valued at $25.80 per share or $258,000. Twenty-five percent of the shares vested immediately upon the grant date, 25% of such shares vested upon the first annual anniversary of Mrs. Cola’s hire date, and 25% of such shares will vest on each of the second and third annual anniversary of the hire date, provided that Mrs. Cola remains in the Company’s continuous employ through such vesting dates. The market value of shares that have not vested is based on the closing price of the Company’s common stock on December 31, 2015.

Equity Compensation Plans

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information regarding our equity compensation plans as of December 31, 2015:

	Number of Securities to be issued upon exercise of outstanding options	Weighted average price of outstanding options	Number of Securities Remaining available for future issuance under equity compensation plans (excluding Securities reflected in column (a)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders:
2011 Equity Incentive Plan(1)	0	0	750
2013 Equity Incentive Plan(2)	28,438	11.905	55,731

(1)

On March 9, 2011, the Company’s board of directors approved the Company’s 2011 Equity Incentive Plan, which was approved on March 31, 2011 by holders of at least a majority of the issued and outstanding shares of common stock of the Company. As of December 31, 2015, the Company issued an aggregate of 154,250 shares of the Company’s common stock pursuant to the Company’s 2011 Equity Incentive Plan.

(2)

On March 15, 2013, the Company’s board of directors approved the Company’s 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan was approved by holders of at least a majority of the issued and outstanding shares of common stock of the Company on October 10, 2013. Pursuant to the 2013 Equity Incentive Plan, the Company is authorized to grant “incentive stock options” and “non-qualified stock options”, grant or sell common stock subject to restrictions or without restrictions, and grant stock appreciation rights to employees, officers, directors, consultants and advisers of the Company and its subsidiaries. Incentive stock options granted under the 2013 Equity Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”). Non-qualified stock options granted under the 2013 Equity Incentive Plan are not intended to qualify as incentive stock options under the Code. As of December 31, 2015, the Company issued an aggregate of 64,582 shares of the Company’s common stock, as well as options to purchase up to 28,438 shares of the Company’s common stock, some of which are subject to vesting restrictions, pursuant to the Company’s 2013 Equity Incentive Plan.  On April 28, 2016, an amendment to our 2013 Equity Incentive Plan was approved by holders of at least a majority of the issued and outstanding shares of common stock of the Company, to increase the number of shares of our common stock reserved for issuance under the 2013 Equity Incentive Plan to 375,000.

Retirement Plans

We maintain a qualified 401(k) plan, in which all eligible employees may participate. We have elected to match 100% of each participant’s contribution up to 3% of salary, and 50% of the next 2% of salary contributed. We may also elect, on an annual basis, to make a discretionary contribution to the plan, but have not done so to date. Our matches and elective contributions vest to participant accounts as follows: 20% after two years of service, and 20% per year thereafter until the participant reaches 6 years of service, at which time, employer contributions vest 100%.  As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Director Compensation

Effective as of the closing of this offering, each non-employee director (i.e. directors who are not employed by us as officers or employees) will receive annual compensation of $25,000, which amount will be paid $15,000 in cash, and $10,000 through the grant of restricted common stock. In addition, the Chairperson of the Audit Committee will receive a $5,000 annual retainer in cash.  All cash fees are to be paid quarterly. Also, each non-employee director may be reimbursed for his reasonable expenses incurred in the performance of his duties as a director as our board of directors determines from time to time.

The following table sets forth certain information concerning the compensation paid to non-employee directors in 2015 for their services as directors of the Company. The compensation of Mr. Cola, who serves as a director and as our President and Chief Executive Officer, is described in the Summary Compensation Table of Executive Officers.

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Thomas P. O’Mara (1)	$0	$0	$0
Michael Thacker (2)	$0	$53,000	$53,000

(1)

In November 2014, the Company issued 7,500 shares of the Company’s common stock to Mr. O’Mara, pursuant to the Company’s 2013 Equity Incentive Plan, in consideration of the additional services as a director that Mr. O’Mara provided the Company in connection with the Company’s financial reporting. Such shares were valued at $141,000 or $18.80 per share and became fully vested in 2015. Mr. O’Mara resigned as a director on January 10, 2017.

(2)

In March 2015, the Company issued 5,000 shares of the Company’s common stock to Mr. Thacker, pursuant to the Company’s 2013 Equity Incentive Plan, in consideration of the additional services as a director that Mr. Thacker provided the Company in connection with the Company’s operations. Such shares were vested on the date of grant and were valued at $53,000 or $10.60 per share. Mr. Thacker resigned as a director on January 10, 2017.

2013 Equity Incentive Plan

On March 15, 2013, the Company’s board of directors approved the Company’s 2013 Equity Incentive Plan the “2013 Equity Plan”). The 2013 Equity Incentive Plan was approved by holders of at least a majority of the issued and outstanding shares of common stock of the Company on October 10, 2013, and was amended on April 28, 2016 upon the approval of the holders of at least a majority of the issued and outstanding shares of common stock of the Company.  Pursuant to the 2013 Equity Plan, we are authorized to grant stock options (both non- qualified options and options intended to qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code), grant or sell common stock subject to restrictions or without restrictions, and grant stock appreciation rights, to purchase up to 375,000 shares of common stock to our employees, officers, directors, consultants and advisors.

Our 2013 Equity Plan is administered by our board of directors or a committee appointed by the Board, which determines the persons to whom awards will be granted, the type of award to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 2013 Equity Incentive Plan.

The 2013 Equity Incentive Plan provides that the exercise price of each incentive stock option may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding stock). The exercise price of a non-qualified stock option shall be no less than the fair market value of the common stock on the date of grant.

The 2013 Equity Incentive Plan also permits the grant of freestanding stock appreciation rights or in tandem with option awards. The grant price of a stock appreciation right shall be no less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right shall be exercisable later than the tenth anniversary of its grant. Upon the exercise of a stock appreciation right, a participant shall be entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise.

The 2013 Equity Incentive Plan also provides us with the ability to grant or sell shares of common stock that are subject to certain transferability, forfeiture, repurchase or other restrictions, or without restrictions. The type of restriction, if any, the number of shares of stock granted and other such provisions shall be determined by our board of directors or its committee.

Unless otherwise determined by our board of directors or its committee, awards granted under the 2013 Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

The 2013 Equity Incentive Plan provides that, except as set forth in an individual award agreement, upon the occurrence of a corporate transaction: (i) our board of directors or its committee shall notify each participant at least 30 days prior to the consummation of the corporate transaction or as soon as may be practicable and (ii) all options and stock appreciation rights shall terminate and all restricted stock shall be forfeited immediately prior to the consummation of such corporate transaction unless the committee determines otherwise in its sole discretion. A “corporate transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert.

Our board of directors may amend, alter, suspend or discontinue the 2013 Equity Incentive Plan in any respect at any time, but no amendment, alteration, suspension or discontinuous may adversely affect any award previously granted under the 2013 Equity Incentive Plan, without the written consent of the participant holding such award.

2011 Equity Incentive Plan

On March 9, 2011, the Company’s board of directors approved the Company’s 2011 Equity Incentive Plan, which was approved on March 31, 2011 by holders of at least a majority of the issued and outstanding shares of common stock of the Company. The terms and conditions of the 2011 Equity Incentive Plan are substantially similar to the terms and conditions of the 2013 Equity Incentive Plan.

Employment Agreements

Mark J. Cola

Mr. Cola, our President and Chief Executive Officer, has entered into an “at will” unwritten employment arrangement with the Company. Under Mr. Cola’s employment arrangement, Mr. Cola’s salary is $15,000 per month, and he is eligible to receive medical and dental benefits, life insurance, and long term and short term disability coverage. Further, Mr. Cola is eligible to participate in the Company’s 2011 Equity Incentive Plan and 2013 Equity Incentive Plan.

Effective as of the closing of the offering, the Company and Mr. Cola will enter into an employment agreement for a three-year term, pursuant to which he will serve as the Company’s President, Chief Executive Officer and Chief Operating Officer.  Upon the effective date of the employment agreement, Mr. Cola will be entitled to receive an annual base salary of $220,000, which will be subject to increase in the discretion of the board of directors or Compensation Committee based on its annual assessment of Mr. Cola’s performance and other factors. On the effective date of the employment agreement, we will grant to Mr. Cola a stock option to purchase 123,750 shares of our common stock under our 2013 Equity Incentive Plan, as amended, vesting over an 18-month period subject to the approval of our board of directors. On each of the first and second anniversaries of his employment agreement, Mr. Cola will receive a stock option to purchase 61,875 shares of our common stock. Each stock option will have an exercise price equal to the closing price of our common stock on the date of grant and will vest and become exercisable in equal quarterly installments over an 18-month period, provided, in each case, that Mr. Cola remains an employee of the Company through such vesting date. Under the employment agreement, Mr. Cola will be entitled to participate in employee benefit and welfare plans and programs of the Company, and, in the event the Company’s terminates Mr. Cola’s employment without “cause,” he will be entitled to receive compensation and benefits received as of the date of termination for the lesser of the remaining term of employment or a period of 24 months.

Murray Williams

We entered into an employment letter agreement with Mr. Williams, effective July 18, 2016, pursuant to which Mr. Williams will serve as our Chief Financial Officer, Treasurer, principal accounting officer and principal financial officer on an “at-will” basis.

Under the employment letter agreement, Mr. Williams is entitled to (i) be paid at the rate of $200 per hour (his monthly hours will not exceed 25 hours, without the prior written consent of our President and Chief Executive Officer), (ii) a grant, effective as of July 22, 2016, under our 2013 Equity Incentive Plan of 15,500 shares of restricted common stock of the Company, which shares will vest on the one-year anniversary of the effective date of Mr. Williams’ employment (the “First Anniversary Date”), provided, however, that 50% of the shares will be subject to accelerated vesting effective as of the closing of this offering, provided, further, that Mr. Williams remains an employee of the Company through such vesting date, and (iii) a grant, effective as of July 22, 2016, under our 2013 Equity Incentive Plan of a non-qualified stock option to purchase up to 31,500 shares of our common stock. The option has an exercise price equal to the closing price of our common stock on the date of grant, will vest and become exercisable as follows: 10,500 shares will vest and become exercisable on the First Anniversary Date, and the balance of the shares underlying the option will vest and become exercisable in eight equal installments of 2,625 shares each on a quarterly basis following the First Anniversary Date, provided, in each case, that Mr. Williams remains an employee of the Company through such vesting date, and will be on the other terms set forth in our standard form of nonqualified stock option agreement.

Additionally, Mr. Williams will be eligible under the employment letter agreement to participate in our group medical, dental, vision, and 401(k) plans and any other Company benefits made available to other employees at Mr. Williams’ level of employment.

Ronald Fisher

We have entered into an “at will” employment agreement, effective as of August 10, 2015, with Mr. Fisher under which he was engaged to serve as our Vice President of Business Development. Mr. Fisher is entitled to receive an annual base salary of $180,000. Pursuant to the employment agreement, Mr. Fisher also was granted, as a signing bonus, a stock option to purchase up to 23,750 shares of common stock of the Company, at an exercise price equal to $11.80 per share, which was the closing market price of the Company’s common stock on August 10, 2015 (i.e., the date of grant), under the 2013 Equity Incentive Plan. Such option will vest and become exercisable as to (i) 1,375 shares on the first anniversary of the grant date, (ii) 3,375 shares on the second anniversary of the grant date, (iii) 6,375 shares on the third anniversary of the grant date, and (iv) 12,625 shares on the fourth anniversary of the grant date, provided, in each case, that Mr. Fisher remains an employee of the Company through such vesting date. The option has a ten-year term and is on such other terms set forth in the Company’s standard form of non-qualified stock option agreement. Mr. Fisher also was issued under his employment agreement 1,250 shares of common stock, subject to performance-based vesting restrictions. Additionally, the Company granted Mr. Fisher under the 2013 Equity Incentive Plan, effective as of August 11, 2016 a stock option to purchase up to 5,000 shares of common stock of the Company. Such option has an exercise price equal to the closing price of our common stock on the date of grant, and vests and becomes exercisable as to (i) 600 shares on August 11, 2017, (ii) 700 shares on August 11, 2018, (iii) 1,350 shares on August 11, 2019, and (iv) 2,650 shares on August 11, 2020, provided Mr. Fisher is in the employ of the Company on August 11, 2017, 2018, 2019 and 2020. Under his employment agreement, Mr. Fisher is also entitled to receive performance-based cash bonuses of $25,000 each if the Company receives certain contracts during the first eighteen months of Mr. Fisher’s employment. Further, Mr. Fisher is eligible to participate in the Company’s 2011 Equity Incentive Plan and 2013 Equity Incentive Plan, and is eligible to receive medical and dental benefits, life insurance, short and long-term disability coverage, and to participate in the Company’s Section 125 cafeteria plan, vision plan and 401K plan.

Amanda Cola

Effective as of July 21, 2014, we entered into an “at will” employment agreement with Mrs. Cola, under which Mrs. Cola was engaged to serve as our Business Operations Manager, which agreement was amended effective July 21, 2015 to convert Mrs. Cola’s position to a full-time position. Under the employment agreement, Mrs. Cola is entitled to receive an annual base salary of $90,000, and the Company issued her as of the effective date of her employment agreement 10,000 shares of common stock under the Company’s 2013 Equity Incentive Plan. Of these shares, 2,500 vested on the date of grant, 2,500 shares vested on the first annual anniversary of Mrs. Cola’s employment agreement, and the balance of the shares will vest in two equal annual installments of 2,500 shares each on the second and third annual anniversary of the employment agreement, provided, in each case, that Mrs. Cola remains in the Company’s continuous employ through such vesting date. On September 11, 2015, Mrs. Cola’s title was changed to Vice President of Finance and Business Operations of the Company. Effective as of July 22, 2016, the Company granted Mrs. Cola, under the Company’s 2013 Equity Incentive Plan, a non-qualified option to purchase up to 15,000 shares of our common stock. The option has an exercise price equal to the closing price of our common stock on the date of grant, and will vest and become exercisable in four annual installments over four years.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Monica Yaple, the Company’s former Treasurer and Principal Accounting and Financial Officer, has a consulting arrangement with the Company to provide general accounting, bookkeeping and financial records management as well as quarterly and annual SEC filings, and preparation of annual tax returns. Under the consulting arrangement, which was amended on March 15, 2016 to extend the term of Ms. Yaple’s agreement until December 31, 2016, we agreed to pay Ms. Yaple $75/hour, provided that our financial obligation to Ms. Yaple during the term of the agreement shall not exceed $25,075. The Company paid Ms. Yaple $19,152 in 2015 and $16,478 in 2014 under her consulting arrangement with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 3, 2017 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by our named executive officers and each of our directors (and director nominees) and (c) by all executive officers and directors of the Company as a group. As of February 7, 2017, there were 3,153,789 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percent of Class
Directors/Director Nominee/Named Executive Officers:
Mark J. Cola	167,954	(3)	5.33%
Ronald Fisher	2,625	(4)	*
Amanda Cola	167,954	(3)	5.33%
Murray Williams	15,500	(6)	*
Sam P. Bell	10,000	(5)	*
Frank J. Garofalo	10,000	(5)	*
John Rice	-	(7)	*

All Executive Officers, Directors and Director Nominees as a group (7 persons)	206,079		6.53%

Owners of More Than 5% of Common Stock:
Rockville Asset Management Ltd.(8)	218,750		6.94%

*

Less than 1%

(1)

Unless otherwise indicated, the address of each person listed is c/o Sigma Labs, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507.

(2)

For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of February 3, 2017.

(3)

The shares shown are owned of record by The Mark & Amanda Cola Revocable Trust, U/A August 31, 2012, except that, of the shares shown, 7,874 shares (2,500 of which are currently unvested) are held by Mark Cola’s spouse, Amanda Cola (2,500 of the foregoing shares will vest within 60 days of February 3, 2017).  Does not include options to purchase up to 123,750 shares of common stock to be issued to Mark Cola upon consummation of the offering described in this prospectus.

(4)

Of the shares shown, 1,250 shares are currently unvested, and 1,375 shares are subject to a stock option exercisable within 60 days of February 3, 2017.

(5)

The shares vest in four equal installments of 2,500 share each, beginning on April 10, 2017.

(6)

Represents shares of restricted stock that will vest on July 18, 2017.  Does not include options to purchase up to 31,500 shares of common stock, none of which options are exercisable within 60 days of February 3, 2017.

(7)

Does not include $17,000 of shares of restricted stock to be issued upon consummation of the offering described in this prospectus.

(8)

The address of Rockville Asset Management Ltd. is RM 6A, unit K, Yihong Xuan, Zhujiang Di Jing, Yizhou Road in Guangzhou City, China, 510300.

DESCRIPTION OF OUR SECURITIES

The following summary of certain material provisions of our securities does not purport to be complete. You should refer to our articles of incorporation and bylaws, which are included as exhibits to the registration statement on Form S-1 of which this prospectus is a part for additional information about our securities.

We are currently authorized to issue 7,500,000 shares of common stock, $0.001 par value per share, of which 3,153,789 shares were outstanding as of February 7, 2017.  We are currently authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share, including up to 1,621,500 shares of Series A Preferred Stock, none of which shares are issued or outstanding.

Common Stock

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

As described below under “-Description of the Securities We Are Offering by this Prospectus – Series A Convertible Preferred Stock,” we are offering shares of Series A Preferred Stock in this offering.

Outstanding Options

As of February 2, 2017, we had outstanding options under our 2013 Equity Incentive Plan to purchase an aggregate of 101,118 shares of our common stock at a weighted-average exercise price of $8.38 per share.

Outstanding Warrants and Convertible Notes

Effective October 17, 2016, we entered into a securities purchase agreement with two accredited investors for the private placement by us of secured convertibles notes (the “Notes”) in the aggregate principal amount of $1,000,000 and warrants to purchase up to 80,000 shares of our common stock (subject to adjustment as provided in the Notes). This transaction closed on October 19, 2016. The Notes are secured by a first priority lien and security interest on all of our assets.

The Notes

The Notes are convertible, in whole or in part, at the option of the holder thereof into shares of common stock at the conversion rate equal to $4.13 per share (subject to adjustment in the event of, among other specified events, stock splits, stock dividends and reclassifications) (the “Conversion Price”), provided that if an “Event of Default” (as defined in the Notes) occurs, the Conversion Price will be equal to 70% multiplied by the average “VWAP” (as defined in the Notes) for the preceding four trading days prior to the date the Event of Default occurred.  The number of Conversion Shares issuable upon conversion of the Notes will be determined by dividing the part of the principal amount of the Notes, and accrued interest, if any, to be converted by the Conversion Price in effect on the date of conversion.

We may prepay each Note by paying the holder thereof 115% of the then outstanding principal of such Note, together with accrued and unpaid interest, subject to the prior conversion of such Note at the then applicable Conversion Price.  Each holder has the option to cause us to repay its Note on the date which is 30 days after we raise at least $5,000,000 in gross proceeds from a public offering of our securities (including from the offering described in this prospectus), and, in such event, no prepayment penalty will be payable by us. Additionally, at the option of each holder, if we raise any funds from the sale of equity in a transaction other than this offering or from the issuance of indebtedness, in each case, subject to exceptions, we must use 40% of the proceeds to prepay (with no prepayment penalty payable by us) the initial principal balance of  such Note until the aggregate principal balance of the Notes is $500,000.

If at any time while the Notes are outstanding we undertake certain fundamental transactions, such as a merger or a sale of all or substantially all of our assets, then, upon any subsequent conversion of a Note, the holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the Note is convertible immediately prior to such fundamental transaction.

Additionally, pursuant to the Notes, for so long as any portion of the Notes remains outstanding, we have agreed to not take any of the following actions, among others, without the prior written consent of the holders of at least a majority of the outstanding principal amount of the Notes:

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enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, subject to exceptions;

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enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, subject to exceptions;

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amend our charter documents in any manner that materially and adversely affects any rights of the noteholders, subject to exceptions;

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repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of common stock or common stock equivalents, subject to exceptions;

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repay, repurchase or offer to repay, repurchase or otherwise acquire any of our indebtedness, other than the Notes and trade payables, subject to exceptions;

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pay cash dividends or distributions on any of our equity securities;

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enter into any transaction with any of our affiliates which would be required to be disclosed in any public filing with the SEC, subject to exceptions; and

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issue any equity securities other than Exempt Issuances and certain other exceptions.

The payment obligations under the Notes may be accelerated upon certain Events of Default, including, among other things, any uncured breach of the Notes, bankruptcy, the existence of an event of default on any of our obligations for the payment of borrowed money in excess of $10,000 which is uncured, if our common stock is not eligible for listing or quotation for trading on the OTCQB or a national securities exchange, a “Change of Control Transaction” (as defined in the Notes), or we fail to have authorized and reserved a sufficient number of shares as set forth in the purchase agreement pursuant to which the Notes were sold.  Upon an Event of Default, the holders will have the right to accelerate the due date of the Notes and we would be required to pay the holders an aggregate of 110% of the outstanding balance of the Notes, accrued interest and any other sums provided for under the Notes.

The 2016 Warrants

The warrants issued in the October 2016 placement may be exercised, in whole or in part, at any time or times during the period (i) beginning on the date that is the later of (a) ninety days following the closing of this offering or (ii) one-hundred and twenty days after the date such Warrants were issued, except that if these warrants are not otherwise exercisable on the one-hundred and eightieth day following the issuance date of such warrants, the warrants will become exercisable on the one-hundred and eightieth day following the issuance date of the warrants, and (ii) ending on the three-year anniversary of the issuance date of the warrants, at the Exercise Price (as defined in the warrants).

These warrants also contain certain customary adjustments that may be made to the Exercise Price due to future corporate events or otherwise. In the case of certain fundamental transactions affecting our company, the holders of these warrants will have the right to elect a cash payment in exchange for their then outstanding warrants in an amount equal to the Black-Scholes value of those warrants or the positive difference between the cash per share of common stock paid in such fundamental transaction minus the then in effect Exercise Price. These warrants contain a “cashless exercise” feature that allows the holders to exercise such warrants without a cash payment to us if, on any exercise date, there is not an effective registration statement covering the resale by the holder of the shares of common stock underlying the warrants.

Registration Rights

Pursuant to a Registration Rights Agreement entered into in connection with our October 2016 placement, we are required to use our best efforts to file a registration statement with the SEC under the Securities Act covering the resale of the shares underlying the warrants issued in such placement, within ninety days after the registration statement of which this prospectus forms a part is declared effective by the SEC, assuming any holder has made a demand delivered to us no later than sixty days after such effective date to register such securities, and subject to certain exceptions.

We have granted to a consultant registration rights to register for public resale on a Form S-1 or Form S-3 registration statement filed by us 12,042 shares of common stock issued to such consultant.  Such shares are not included in this offering.

Description of the Securities We Are Offering by this Prospectus

Class A Units

We are offering by this prospectus Class A Units, each Class A Unit consisting of one share of common stock and a warrant to purchase one share of common stock (each, a “2017 warrant”).  Each 2017 warrant is exercisable for one share of common stock at an initial price of $4.00 per share.  We have granted the underwriters an option to buy up to an additional 211,500 shares and/or an additional 211,500 2017 warrants, in any combinations thereof, from us to cover over-allotments at the public offering price per share and public offering price per 2017 warrant, respectively, less the underwriting discounts and commissions.

Class A Units will not be issued or certificated. The shares of common stock and 2017 warrants comprising the Class A Units are immediately separable and will not be issued separately.

This prospectus also relates (i) to the offering and issuance of shares of our common stock upon any exercise of the 2017 warrants that we are offering by this prospectus and (ii) to the issuance of 2017 warrants and common stock upon the exercise of the unit purchase option that we will issue to the representative of the underwriters.

Class B Units

We also are offering by this prospectus to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing Class A Units, to purchase up to 1,410,000 Class B Units.  Each Class B Unit will consist of one share of our Series A Preferred convertible upon issuance into one share of our common stock, together with the equivalent number of 2017 warrants as would have been issued to such purchaser if such purchaser had purchased Class A Units based on the public offering price. Class B Units will not be issued or certificated. The shares of Series A Preferred and 2017 warrants compromising the Class B Units are immediately separable and will not be issued separately.

Common Stock

For a summary of certain material provisions of our common stock that comprises part of the units, see “Description of Our Securities-Common Stock.”

2017 Warrants

The following summary description of the material features of the 2017 warrants being offered pursuant to this prospectus is necessarily general and is qualified in its entirety by reference to the form of 2017 warrant and warrant agreement, copies of which have been filed with the SEC as exhibits to the registration statement on Form S-1 of which this prospectus is a part.  You should also review the discussion above under “Description of Our Securities”

Each 2017 warrant represents the right to purchase one share of common stock at an exercise price of $4.00 share. The 2017 warrants will separate from the shares of common stock included within the Class A Units and from the shares of Series A Preferred included within the Class B Units immediately and be exercisable at any time on or after the date of issuance through the fifth anniversary of the date of issuance.

Exercise. The 2017 warrants may be exercised upon surrender of the 2017 warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the 2017 warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of 2017 warrants being exercised. As promptly as practicable, certificates representing the shares of common stock purchased will be delivered to the warrant holder. The 2017 warrants may be exercised in whole or in part.

Payment. The holder shall pay the exercise price in immediately available funds; provided, however, if at any time there is no effective registration statement registering the issuance of the underlying common stock, the holder must elect to satisfy its obligation to pay the exercise price through a “cashless exercise.”

Fractional Shares. No fractional shares will be issued upon exercise of the 2017 warrants. If, upon exercise of the 2017 warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Limitations on Exercise. The number of shares of our common stock that may be acquired by a holder upon any exercise of a 2017 warrant shall be limited so that the total number of shares of our common stock then beneficially owned by such holder does not exceed 4.99% of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any increase in such percentage shall not be effective until 61 days after notice to us. Our obligation to issue shares of common stock upon the exercise of a 2017 warrant shall be suspended until such time, if any, as shares of common stock may be issued in compliance with such limitation.

Adjustment.  The exercise price and the number of shares underlying the 2017 warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, then following such event, the holders of the 2017 warrants will be entitled to receive upon exercise of such 2017 warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised such 2017 warrants immediately prior to such reorganization event.

Rights as Stockholders.  The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their 2017 warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the 2017 warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Series A Convertible Preferred Stock

The following summary description of the material features of the Series A Convertible Preferred Stock being offered pursuant to this prospectus is necessarily general and is qualified in its entirety by reference to the Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Preferred Stock, a copy of which has been filed with the SEC as an exhibit to the registration statement on Form S-1 of which this prospectus is a part.

General. Subject to the limitations prescribed by our articles of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors has designated 1,621,500 of our authorized shares of preferred stock as Series A Convertible Preferred Stock. When issued, the shares of Series A Convertible Preferred Stock will be validly issued, fully paid and non-assessable.

Conversion. Each share of the Series A Preferred is convertible into one share of our common stock (subject to adjustment as provided in the related certificate of designation of preferences) at any time at the option of the holder, provided that the holder will be prohibited from converting Series A Preferred into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Liquidation Preference. In the event of a liquidation of our company, the holders of Series A Preferred shares are entitled to participate on an as-converted-to-common stock basis with holders of common stock in any distribution of assets of the company to the holders of our common stock.

Voting Rights. Shares of Series A Preferred will generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series A Preferred will be required to amend any provision of our articles of incorporation that would have a materially adverse effect on the rights of the holders of the Series A Preferred.

Dividends. Shares of Series A Preferred will not be entitled to receive any dividends, unless and until specifically declared by our board of directors. The holders of the Series A Preferred will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series A Preferred. Shares of Series A Preferred are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws that will be in effect upon the completion of this offering will contain provisions that could have the effect of delaying or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to discourage certain types of takeover proposals that are considered coercive or inadequate. These provisions are also intended to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those that may be priced at a premium above the market price of our common stock, because, among other reasons, we may be able to improve the terms of any such proposals by negotiation.

Our articles of incorporation and bylaws that will be in effect upon the completion of this offering will include the following provisions:

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a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

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no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

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the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

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the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

NASDAQ Capital Market Listing

Our common stock and 2017 warrants that we are offering pursuant to this prospectus are listed on The NASDAQ Capital Market under the symbols “SGLB” and “SGLBW,” respectively. Our common stock was previously traded on the OTCQB under the symbol “SGLB.” Our Series A Preferred is not and will not be listed for trading on the NASDAQ Capital Market or any other securities exchange or nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Interwest Transfer Company, Inc. The address of our transfer agent and registrar is 1981 Murray Holladay Road, Suite 100 Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, our common stock has been quoted on the OTCQB but there has been no public market for our 2017 warrants or preferred stock. Future sales of substantial amounts of our securities in the public market, or the perception that such sales may occur, could adversely affect the market price of our securities. Although our common stock and 2017 warrants are listed on The NASDAQ Capital Market, we cannot assure you that there will be an active public market for such securities. Our Series A Preferred is not and will not be listed for trading on the NASDAQ Capital Market or any other securities exchange or nationally recognized trading system. There is no established public trading market for the Series A Preferred and we do not expect a market to develop.

Upon completion of this offering, based on the number of shares of our common stock outstanding as of February 7, 2017, we will have outstanding an aggregate of 4,563,789 shares of common stock, 80,000 warrants with an exercise price equal to the per share offering price, 101,188 stock options with a weighted average exercise price of $8.38 per share, and 1,410,000 2017 warrants sold in this offering. Of these securities:

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The shares of common stock sold in this offering, together with any other shares that previously have been sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), together with the 2017 warrants sold in this offering, will be freely tradeable without restriction or further registration under the Securities Act unless purchased by one of our affiliates;

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Assuming that this registration statement or other registration statement relating to the exercise of the 2017 warrants offered by this prospectus is effective as of the date that the 2017 warrants are exercised, shares of our common stock issued upon the exercise of such 2017 warrants will be freely tradeable without restriction or further registration under the Securities Act unless purchased by one of our affiliates;

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Approximately 206,079 shares of our common stock are subject to the lock-up agreements with the underwriters described below and cannot be sold until the expiration of those agreements;

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Any remaining outstanding shares of our common stock are “restricted securities” as that term is defined in Rule 144 under the Securities Act, held by non-affiliates and will be eligible for sale only if they are registered under the Securities Act or qualify for an exemption from registration under Rule 144 under the Securities Act as described below; and

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All of the 206,079 shares of common stock subject to the lock-up agreements are held by our affiliates, and following expiration or waiver of the lock-up agreements will continue to be subject to the Rule 144 resale restrictions described below.

Lock-Up Agreements

Each of our directors and officers have agreed that we and they will not, subject to limited exceptions during the period ending 90 days after the date of this prospectus:

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sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act; or

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otherwise dispose of any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock, currently or hereafter owned either of record or beneficially; or

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publicly announce an intention to do any of the foregoing.

Dawson James Securities, the representative of the underwriters in this offering, may, in its sole discretion and at any time or from time to time before the termination of the lockup period, release all or any portion of the shares of common stock subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who has executed a lock-up agreement providing consent to the sale of securities prior to the expiration of the restricted period.

Upon the expiration of the lock-up period, substantially all of the shares of common stock subject to such lock-up restrictions will become eligible for sale, subject to the limitations discussed above.

Rule 144

Affiliate Resales of Restricted Securities

In general, a person who is an affiliate of ours, or who was an affiliate at any time during the 90 days before a sale, who has beneficially owned shares of our common stock for at least six months would be entitled to sell in “broker’s transactions” or certain “riskless principal transactions” or to market makers, a number of shares within any three-month period that does not exceed the greater of:

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1% of the number of shares of our common stock then outstanding, which will equal approximately 45,638 shares immediately after this offering; or

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the average weekly trading volume in our common stock on The NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Affiliate resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC and The NASDAQ Capital Market concurrently with either the placing of a sale order with the broker or the execution of a sale directly with a market maker.

Non-Affiliate Resales of Restricted Securities

In general, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock for at least six months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the current public information requirement.

Non-affiliate resales are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

Equity Plans

We have filed a registration statement on Form S-8 under the Securities Act registering all shares of common stock subject to outstanding stock options and common stock issued or issuable under our 2011 Equity Incentive Plan and our 2013 Equity Incentive Plan. Accordingly, the resale of such shares by non-affiliates are permitted in the public market without restriction under the Securities Act and the sale by affiliates in the public market are permitted subject to compliance with the resale provisions of Rule 144.

Registration Rights

As of February 1, 2017, the holder of 12,042 shares of our common stock was entitled to various rights with respect to the registration of these shares under the Securities Act. The holders of our convertible promissory notes and warrants are also entitled to various rights with respect to the registration of the shares underlying these securities. Registration of any of these shares under the Securities Act would result in such shares becoming fully tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates. No such shares are included in this offering.  See “Description of Our Securities - Registration Rights” for additional information. Shares covered by a registration statement will be eligible for sale in the public market upon the expiration or release from the terms of any lock-up agreement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the components of the Class A Units and Class B Units offered hereby.  The securities comprising each Class A Unit consist of one share of our common stock and one 2017 warrant (exercisable to acquire one share of our common stock). We also are offering by this prospectus to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing Class A Units, to purchase up to 1,410,000 Class B Units.  Each Class B Unit will consist of one share of our Series A Preferred convertible upon issuance into one share of our common stock, together with the equivalent number of 2017 warrants as would have been issued to such purchaser if such purchaser had purchased Class A Units based on the public offering price.  The Units and the components thereof are referred to below as our securities unless otherwise indicated. This discussion applies only to securities that are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”), and is applicable only to holders who purchase units in this offering.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of such holder’s particular circumstances, including the alternative minimum tax and the different consequences that may apply if a holder is subject to special rules that may apply including, without limitation:

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banks, insurance companies and other financial institutions;

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brokers and dealers in securities or commodities;

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dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

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persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

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regulated investment companies;

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real estate investment trusts;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States;

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persons that hold or are deemed to hold more than 5% of our common stock or warrants at any time and personal holding companies;

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partnerships or other pass-through entities for U.S. federal income tax purposes; and

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tax-exempt entities, retirement plans, individual retirement accounts and other tax-deferred accounts.

Moreover, this description does not address the U.S. federal estate, gift or alternative minimum tax consequences, or any state, local or non-U.S. tax consequences, of the acquisition, ownership and disposition of our securities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership or a partner, you are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion is based on current provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated under the Code and administrative pronouncements, judicial decisions and published rulings and procedures of the U.S. Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.  Congress has under consideration major changes to the Code that if enacted may significantly change the tax consequences of an investment in a unit. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

The discussion below is a general summary and does not cover all tax matters that may be important to you. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Characterization of a Unit

The acquisition of each Unit is the acquisition of the securities comprising the Unit. For U.S. federal income tax purposes, (i) each holder of a Class A Unit must allocate the purchase price paid by such holder for such Class A Unit between the common stock and 2017 warrant based on the relative fair market value of each at the time of issuance, and (ii) each holder of a Class B Unit must allocate the purchase price paid by such holder for such Class B Unit between the Series A Preferred and 2017 warrant based on the relative fair market value of each at the time of issuance. This allocation of the purchase price will establish a holder’s initial tax basis for U.S. federal income tax purposes in the common stock or Preferred Share and 2017 warrants that comprise each unit. Each holder should consult its own tax advisor regarding the allocation of the purchase price for the units.

The separation of the common stock and 2017 warrant comprising a Class A Unit and the Series A Preferred and 2017 warrant comprising a Class B Unit will occur on issuance and neither is a taxable event for U.S. federal income tax purposes.

U.S. Holders

This section applies to “U.S. holders.” A U.S. holder is a beneficial owner of the securities comprising units who or that is, for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of a Security

Upon a sale, exchange or other taxable disposition of a security (including a share of our common stock or a Preferred Share or 2017 warrant to acquire our common stock), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the security. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the security disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. holder’s adjusted tax basis in its disposed of security. A U.S. holder’s adjusted tax basis in a security generally will equal the U.S. holder’s acquisition cost of such security less any prior distributions treated as a return of capital on such security.

Exercise or Lapse of a 2017 Warrant

Except as discussed below with respect to the cashless exercise of a 2017 warrant, a U.S. holder generally will not recognize taxable gain or loss from the acquisition of common stock upon the exercise of a 2017 warrant. The U.S. holder’s tax basis in the common stock received upon exercise of a 2017 warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the 2017 warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the 2017 warrant, as described above under “− Characterization of a unit”) and the exercise price. The U.S. holder’s holding period for the common stock received upon exercise of the 2017 warrant generally will begin on the date following the date of exercise of the 2017 warrant and will not include the period during which the U.S. holder held the 2017 warrant. If a 2017 warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the 2017 warrant.

The tax consequences of a cashless exercise of a 2017 warrant (also known as a net exercise of the 2017 warrant) are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the 2017 warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the 2017 warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the 2017 warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered 2017 warrants equal to the number of common shares having a value equal to the exercise price for the total number of 2017 warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the 2017 warrants deemed surrendered and the U.S. holder’s tax basis in the 2017 warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the 2017 warrants deemed surrendered and the U.S. holder’s tax basis in the 2017 warrants exercised. A U.S. holder’s holding period for the common stock generally would commence on the date following the date of exercise of the 2017 warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there is no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Conversion of Preferred Stock

The conversion of a Preferred Share into common stock pursuant to the conversion privilege should not give rise to the recognition of gain or loss but should be treated as a recapitalization under Section 368(a)(1)(E) of the Code.  The tax basis of the Preferred Share would become the tax basis of the common stock received in the conversion and the holding period of such common stock would include the holding period of the Preferred Share.

Certain Adjustments to a 2017 Warrant and the Conversion Privilege of a Preferred Share

In accordance with Section 305 of the Code, an adjustment to the number of shares of our common stock that will be issued on the exercise of a 2017 warrant or a conversion privilege, or an adjustment to the exercise price of the 2017 warrant, may be treated as a constructive distribution to a U.S. holder of the security if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our common stockholders). Adjustments to the exercise price of a 2017 warrant or the conversion privilege of a Preferred Share made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder should generally not result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.

Taxation of Distributions

If we pay cash distributions to a U.S. holder of a share of our common stock or a Preferred Share, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in the foregoing securities. Any remaining excess will be treated as gain realized on the sale or other disposition of the particular security and will be treated as described under “U.S. holders−Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of a Security” above.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gain.

Holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced maximum tax rate on dividends.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our securities unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Certain U.S. holders who are individuals may be required to submit certain information to the IRS with respect to such holder’s beneficial ownership of the securities, subject to certain exceptions (including an exception for securities held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders should consult their tax advisors regarding the potential information reporting obligations that may be imposed with respect to the ownership and disposition of the securities.

Medicare Surtax on Net Investment Income

Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% Medicare contribution tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of a security. U.S. holders should consult their tax advisors regarding the applicability of this surtax to their income and gains in respect of an investment in a security.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A Units, Class B Units, shares of common stock, shares of preferred stock or 2017 warrants who or that is, for U.S. federal income tax purposes:

•

a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•

a foreign corporation; or

•

an estate or trust that is not a U.S. holder.

However, a Non-U.S. holder does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of a Security

A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of any of our securities unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There is no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of a security (including a Class A Unit, Class B Unit, share of our common stock, share of our preferred stock or a 2017 warrant to acquire our common stock) will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our securities from such holder may be required to withhold U.S. federal income tax at a rate of 10% of the amount realized upon such disposition. We will be classified as a U.S. real property holding corporation only if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.  We are not currently a U.S. real property holding corporation.

Exercise or Lapse of a 2017 Warrant

The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a 2017 warrant, or the lapse of a 2017 warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a 2017 warrant by a U.S. holder, as described under “U.S. Holders − Exercise or Lapse of a 2017 warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described above in “Non-U.S. Holders − Gain on Sale, Taxable Exchange or Other Taxable Disposition of a Security.”

Certain Adjustments to a 2017 Warrant

Under Section 305 of the Code, an adjustment to the number of shares of our common stock that will be issued on the exercise of a 2017 warrant, or an adjustment to the exercise price of the 2017 warrant, may be treated as a constructive distribution to a Non-U.S. holder of the 2017 warrant if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a 2017 warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the 2017 warrant should generally not result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.

Taxation of Distributions

In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders − Gain on Sale, Taxable Exchange or Other Taxable Disposition of a Security” above. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders − Gain on Sale, Taxable Exchange or Other Taxable Disposition of a Security” above), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Provisions in the Foreign Account Tax Compliance Act (“FATCA”) impose withholding of 30% on payments of dividends (including constructive dividends) and beginning this year, in 2017, sales or other disposition proceeds from our securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult their tax advisers regarding the effects of FATCA on their investment in our securities.

This summary is not a substitute for an individual analysis of the tax consequences relating to an investment in the securities. You should consult your own tax advisor regarding the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, non-U.S. or other taxing jurisdiction or the consequences under any tax treaty.

UNDERWRITING

We have entered into an underwriting agreement with Dawson James Securities, Inc. with respect to the Class A Units and Class B Units subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of units provided below opposite its name. Affiliates and associated persons of Dawson James Securities, Inc. may invest in this offering on the same terms and conditions as the public investors in this offering.

Underwriters	Number of Class A Units	Number of Class B Units
Dawson James Securities, Inc.	1,410,000	1,410,000

The underwriter is offering the units subject to its acceptance of the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the units offered by this prospectus are subject to the approval of certain legal matters by its counsel and to certain other conditions. Because the underwriter has agreed to purchase the units on a “firm-commitment basis,” the underwriter is obligated to take and pay for all of the units if any such units are taken. However, the underwriter is not required to take or pay for the units covered by the underwriter’s over-allotment option described below.

Over-Allotment Option

We have granted the underwriter an option to buy up to an additional 211,500 shares and/or an additional 211,500 2017 warrants, in any combinations thereof, from us to cover over-allotments at the public offering price per share and public offering price per 2017 warrant, respectively, less the underwriting discounts and commissions. The underwriters may exercise this option for 45 days from the date of this prospectus. We will pay the expenses associated with the exercise of the over-allotment option.

Discounts, Commissions and Expenses

The underwriter has advised us that it proposes to offer the units to the public at the public offering prices set forth on the cover page of this prospectus and to certain dealers at such prices less a concession not in excess of $0.17346 per unit. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Class A Units and Class B Units are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase shares and/or 2017 warrants.

	Per Class A Unit	Per Class B Unit	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price (1)	$4.13	$4.13	$5,823,300	$6,696,795
Underwriting discounts payable by us (2)	$0.3304	$0.3304	$465,864	$535,744
Proceeds to us, before expenses	$3.7996	$3.7996	$5,357,436	$6,161,051

(1)

The public offering price and underwriting discount correspond to a public offering price per share of common stock (or Series A Preferred) of $4.12 and a public offering price per 2017 warrant of $0.01.

(2)

The amounts in the table reflect an underwriting discount of 8%.  We have agreed with the underwriters to an underwriting discount of 3% on any sales of our units made to our officers and directors, as well as certain other investors sourced by us.

We estimate that the expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above but including the expenses described in the following paragraph, will be approximately $600,000.

We have agreed to pay Dawson James Securities, Inc. a non-accountable expense allowance equal to 1% of the gross proceeds of the offering (excluding any proceeds from the over-allotment option, if any). We have agreed to reimburse the underwriters for its expenses up to $90,500, and have agreed to reimburse the underwriters for reasonable “blue sky” fees and expenses of $10,000.

Underwriters’ Unit Purchase Option

We have also agreed to issue to the underwriter a Unit Purchase Option to purchase up to 70,500 Class A Units. The underwriter’s Unit Purchase Option will have an exercise price equal to 125% of the public offering price of the Class A Units set forth on the cover of this prospectus (or $5.1625 per Class A Unit) and may be exercised on a cashless basis under the circumstances specified in the Unit Purchase Option. The Unit Purchase Option has a term of five years and is not redeemable by us. This prospectus also covers the sale of the underwriter’s Unit Purchase Option and the Class A Units issuable upon the exercise of such option, as well as the shares of common stock and 2017 warrants underlying such Class A Units, and the shares underlying such 2017 warrants. The underwriter’s Unit Purchase Option and the underlying securities have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the underwriter’s Unit Purchase Option nor any securities issued upon exercise of the underwriter’s Unit Purchase Option may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriter’s Unit Purchase Option are being issued, except the transfer of any security:

•

by operation of law or by reason of reorganization of our company;

•

to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•

if the aggregate amount of our securities held by either an underwriter or a related person do not exceed 1% of the securities being offered;

•

that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•

the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

Our officers and directors have agreed, subject to limited exceptions, for a period of three months after the date of the underwriting agreement, such period being referred to as the “Lock-Up Period”, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the Lock-Up Period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase such securities through the over-allotment option. If the underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when a security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the securities included in our Units or preventing or retarding a decline in the market price of the securities included in our Units. As a result, the price of our Units may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities included in the Units. In addition, neither we nor the underwriter make any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter, and should not be relied upon by investors.

Other

The underwriter and/or its affiliates may in the future provide various investment banking and other financial services for us.  In October 2016, we completed a financing pursuant to which we issued secured convertible notes in the aggregate principal amount of $1.0 million, together with common stock purchase warrants, for aggregate proceeds of $900,000.  In connection therewith, we paid Dawson James Securities, Inc. a placement agent fee of $63,000.

LEGAL MATTERS

The validity of the securities offered by us in this offering will be passed upon for us by TroyGould PC, Los Angeles, California.  Schiff Hardin LLP, Washington, DC, is acting as counsel for the underwriter in connection with this offering. TroyGould PC and certain attorneys who are employed by TroyGould PC beneficially own, in the aggregate, less than one percent of the outstanding shares of our common stock.

EXPERTS

The financial statements of Sigma Labs, Inc. as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015 that are included in this prospectus have been audited by Pritchett, Siler & Hardy, P.C., an independent registered public accounting firm, as set forth in their report thereon, which is included in this prospectus, and are included in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to the registration statement and the exhibits and schedules to the registration statement.  Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.sigmalabsinc.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents that we file with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  The information contained on, or accessible through, our website is not part of this prospectus. Sigma Labs, Inc.

Sigma Labs, Inc.

Index to Financial Statements

Page

Audited Financial Statements for Years Ended December 31, 2015 and 2014:

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheets

F-3

Statements of Operations

F-4

Statement of Stockholders’ Equity

F-5

Statements of Cash Flows

F-6

Notes to Financial Statements

F-7

Unaudited Financial Statements for the Nine Months Ended  September 30, 2016 and 2015:

Balance Sheets

F-16

Statements of Operations

F-17

Statements of Cash Flows

F-18

Notes to Financial Statements

F-19

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 NORTH HIGHWAY 89, SUITE 130

FARMINGTON, UTAH 84025

________________

(801) 447-9572 | fax (801) 447-9578

_________________________________________________________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Sigma Labs, Inc.

Santa Fe, New Mexico

We have audited the accompanying balance sheets of Sigma Labs, Inc. as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ equity and cash flows for the years then ended. Sigma Labs, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sigma Labs, Inc. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

Farmington, Utah

March 16, 2016

Sigma Labs, Inc.
Balance Sheets
December 31, 2015 and 2014

	December 31, 2015	December 31, 2014

ASSETS
Current Assets
Cash	$1,539,809	$2,962,069
Accounts Receivable, net	280,222	117,726
Inventory	20,129	56,175
Prepaid Assets	55,484	29,986
Total Current Assets	1,895,644	3,165,956

Other Assets
Property and Equipment, net	714,754	803,027
Deferred Stock Offering Costs	-	95,511
Intangible Assets, net	167,644	95,847
Investment in Joint Venture	9,222	-
Total Other Assets	891,620	994,385

TOTAL ASSETS	$2,787,264	$4,160,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$38,393	$309,698
Accrued Expenses	71,523	44,652
Total Current Liabilities	109,916	354,350

TOTAL LIABILITIES	109,916	354,350

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; None issued and outstanding	-	-
Common Stock, $0.001 par; 7,500,000 shares authorized; 6,239,073 issued and 6,206,573 outstanding at December 31, 2015 and 6,197,411 issued and 6,127,411 outstanding at December 31, 2014 and	6,239	6,197
Additional Paid-In Capital	10,636,979	10,411,832
Less Deferred Compensation 32,500 and 70,000 common shares, respectively	(401,750)	(744,200)
Retained Earnings (Deficit)	(7,564,120)	(5,867,838)
Total Stockholders’ Equity	2,677,348	3,805,991

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,787,264	$4,160,341

Sigma Labs, Inc.
Statements of Operations
Years Ended December 31, 2015 and 2014

	Years Ended December 31
	2015	2014

INCOME
Services	$1,234,810	$548,723
Total Revenue	1,234,810	548,723

COST OF SERVICE REVENUE	214,004	158,936

GROSS PROFIT	1,020,806	389,787

EXPENSES
Other General and Administration	1,282,952	1,020,262
Payroll Expense	585,706	404,054
Non-cash Stock Compensation	518,438	582,550
Warrant Expense	-	1,283,333
Research and Development	330,554	219,132
Total Expenses	2,717,650	3,509,331

OTHER INCOME (EXPENSE)
Interest Income	1,340	3,464
Interest Expense	-	-
Loss on Equity-Method Investment in Joint Venture	(778)	-
Total Other Income (Expense)	562	3,464

INCOME (LOSS) BEFORE INCOME TAXES	(1,696,282)	(3,116,080)

Current Income Tax Expense	-	-

Deferred Income Tax Expense	-	-

Net Income (Loss)	$(1,696,282)	$(3,116,080)

Loss per Common Share - Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Number of Shares Outstanding - Basic and Diluted	6,228,108	6,103,447

Sigma Labs, Inc.
Statement of Stockholders’ Equity
Years Ended December 31, 2015 and 2014
					Retained Earnings (Deficit)	Totals
	Common Stock Shares	Common Stock Amount	Additional Paid in Capital	Deferred Compensation

Balance December 31, 2013	5,597,661	$5,597	$4,115,373	$(88,900)	$(2,751,758)	$1,280,312

Shares vested	-	-	-	88,250	-	88,250

Shares issued for services at prices ranging from $9.40 to $13.60	99,750	100	1,237,750	(743,550)	-	494,300

Shares issued for cash at a price of $8.00 per share	500,000	500	3,775,376	-	-	3,775,876

Costs incurred in association with warrant issuances	-	-	1,283,333	-	-	1,283,333

Net loss for the year ended December 31, 2014	-	-	-	-	(3,116,080)	(3,116,080)

Balance December 31, 2014	6,197,411	$6,197	$10,411,832	$(744,200)	$(5,867,838)	$3,805,991

Shares vested	-	-	-	334,500	-	334,500

Shares issued for prepaid stock compensation	-	-	-	22,700	-	22,700

Shares issued for services at a price of $5.30	36,037	36	190,964	-	-	191,000

Shares issued for services at a price of $5.90	2,500	2	14,748	(14,750)	-	-

Shares issued for services at a price of $6.50	625	1	4,063	-	-	4,064

Shares issued for services at a price of $6.15	2,500	3	15,372	-	-	15,375

Net loss for the year ended December 31, 2015	-	-	-	-	(1,696,282)	(1,696,282)

Balance December 31, 2015	6,239,073	6,239	$10,636,979	$(401,750)	$(7,564,120)	$2,677,348

Sigma Labs, Inc.
Statements of Cash Flows
Years Ended December 31, 2015 and 2014

	Years Ended December 31
	2015	2014
OPERATING ACTIVITIES
Net Income (Loss)	$(1,696,282)	$(3,116,080)
Adjustments to reconcile Net Income (Loss) to Net Cash provided (used) by operations:
Noncash Expenses:
Amortization	2,308	2,309
Depreciation	166,744	20,340
Stock Compensation	518,438	582,550
Impairment of Deferred Stock Offering Costs	95,511	-
(Decrease) in Allowance for Doubtful Accounts	(4,884)	-
Loss on Investment in Joint Venture	778	-
Warrant Expense	-	1,283,333
Change in assets and liabilities:
(Increase) Decrease in Accounts Receivable	(157,612)	185,719
Decrease (Increase) in Inventory	36,046	(55,008)
Decrease (Increase) in Prepaid Assets	23,702	(4,912)
(Decrease) Increase in Accounts Payable	(271,305)	207,073
Increase In Accrued Expenses	26,871	6,116
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(1,259,685)	(888,560)

INVESTING ACTIVITIES
Purchase of Furniture and Equipment	(78,471)	(811,948)
Purchase of Intangible Assets	(74,104)	(27,662)
Investment in Joint Venture	(10,000)	-
NET CASH (USED) BY INVESTING ACTIVITIES	(162,575)	(839,610)

FINANCING ACTIVITIES
Proceeds from Sale of Stock Subscriptions	-	4,000,000
Deferred Stock Offering Costs	-	(95,511)
Stock Offering Costs	-	(206,698)
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	3,697,791

NET CASH (DECREASE) INCREASE FOR PERIOD	(1,422,260)	1,969,621

CASH AT BEGINNING OF PERIOD	2,962,069	992,448
CASH AT END OF PERIOD	$1,539,809	$2,962,069

Supplemental Disclosure for Cash Flow Information
Cash paid during the period for:
Interest	$-	$-
Income Taxes	$-	$-

Supplemental Schedule of Noncash Investing and Financing Activities:
For the year ended December 31, 2015
36,038 shares issued to an officer, a director and two consultants at $5.30 per share, which vested during the year.
30,000 shares vested relating to the Company’s Equity Incentive Plan, reducing deferred compensation by $334,500.
Shares of stock were issued as prepaid stock compensation in the amount of $22,700.
2,500 shares were issued to an employee at $5.90 per share. All 2,500 shares were unvested at December 31, 2015.
2,500 shares were issued to an employee at $6.15 per share.
625 shares were issued to an employee at $6.50 per share.

For the year ended December 31, 2014
15,000 shares issued to a director at $9.40 per share.
60,000 shares issued to employees at $12.90 per share. Of these, 15,000 vested during the period and 45,000 are unvested.
3,750 shares issued for consulting services at $12.60 per share.
Warrants to purchase 142,593 shares of common stock were issued in conjunction with the sale of common stock.
Warrants to purchase 21,875 shares of common stock were issued to a consultant as part of a stock offering.
19,500 shares vested relating to the Company’s Equity Incentive Plan, reducing deferred compensation by $66,200.
8,500 shares issued to two employees and a director at $13.60 per share.
12,500 shares issued for consulting services at $12.80 per share.
Warrants to purchase 20,370 shares of common stock were issued in conjunction with the sale of common stock.
Warrants to purchase 3,125 shares of common stock were issued to a consultant as part of a stock offering.

SIGMA LABS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 1 – Summary of Significant Accounting Policies

Nature of Business – On September 13, 2010 Sigma Labs, Inc., formerly named Framewaves, Inc., a Nevada corporation, acquired 100% of the shares of B6 Sigma, Inc. by exchanging 6.67 shares of Framewaves, Inc. restricted common stock for each issued and outstanding share of B6 Sigma, Inc.  The acquisition has been accounted for as a “reverse purchase”, and accordingly the operations of Framewaves, Inc. prior to the date of acquisition have been eliminated.   Unless otherwise indicated or the context otherwise requires, the term “B6 Sigma” refers to B6 Sigma, Inc., a Delaware corporation, which, until the short-form merger referenced below, was our wholly-owned, operating company acquired in September 2010; the terms the “Company,” “Sigma,” “we,” “us” and “our” refer to Sigma Labs, Inc., together with B6 Sigma, Inc. Prior to December 29, 2015, we conducted substantially all of our operations through B6 Sigma.  On December 29, 2015, we completed a short-form merger of B6 Sigma into Sigma. As a result, B6 Sigma became part of Sigma and no longer exists as a subsidiary.

B6 Sigma, Inc., incorporated February 5, 2010, was founded by a group of scientists, engineers and businessmen to develop and commercialize novel and unique manufacturing and materials technologies.  The Company believes that some of these technologies will fundamentally redefine conventional quality assurance and process control practices by embedding them into the manufacturing processes in real time, enabling process intervention and ultimately leading to closed loop process control.  The Company anticipates that its core technologies will allow its clientele to combine advanced manufacturing quality assurance and process control protocols with novel materials to achieve breakthrough product potential in many industries including aerospace, defense, oil and gas, bio-medical, and power generation.

Basis of Presentation – The accompanying financial statements have been prepared by the Company in accordance with Article 8 of U.S. Securities and Exchange Commission Regulation S-X. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 2015 and 2014 and for the periods then ended have been made.

Reclassification – Certain amounts in prior-period financial statements have been reclassified for comparative purposes to conform to presentation in the current-period financial statements.

Property and Equipment – Property and equipment are stated at cost.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service.  Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated life has been determined to be three years unless a unique circumstance exists, which is then fully documented as an exception to the policy.

Fair Value of Financial Instruments - The Company applies ASC 820, “Fair Value Measurements.” This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

•

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents prepaid stock compensation, receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Income Taxes – The Company accounts for income taxes in accordance with ASC Topic No. 740, “Accounting for Income Taxes.”

The Company adopted the provisions of ASC Topic No. 740, “Accounting for Income Taxes,” at the date of inception on February 5, 2010.  As a result of the implementation of ASC Topic No. 740, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax positions at December 31, 2015 and 2014 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the year ended December 31, 2015, the Company recognized no interest and penalties. The Company had no accruals for interest and penalties at December 31, 2015 or 2014.  All tax years starting with 2010 are open for examination.

Loss Per Share – The computation of loss per share is based on the weighted average number of shares outstanding during the period in accordance with ASC Topic No. 260, “Earnings Per Share.”

Accounts Receivable and Allowance for Doubtful Accounts – Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. We determine the allowance for doubtful accounts by identifying potential troubled accounts and by using historical experience and future expectations applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded as income when received. The allowance for doubtful accounts at December 31, 2015 and 2014 was $0 and $4,884 respectively.

Long-Lived and Intangible Assets – Long-lived assets and certain identifiable definite life intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets.  If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.  No impairment was recorded in the years ended December 31, 2015 or 2014.

Recently Enacted Accounting Standards – The FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.

Recent Accounting Standards Updates (“ASU”) through ASU No. 2015-01 contain technical corrections to existing guidance or affects guidance to specialized industries or situations.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Cash Equivalents – The Company considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

Concentration of Credit Risk – The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Organization Expenditures – Organizational expenditures are expensed as incurred for SEC filings, but capitalized and amortized for income tax purposes.

Stock Based Compensation – The Company recognizes compensation costs to employees under ASC Topic No. 718, “Compensation – Stock Compensation.” Under ASC Topic No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements may include stock options, grants of shares of common stock with and without restrictions, performance based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at its fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option or stock grants.  Unvested option or stock grants for compensation are included in the Statement of Stockholders’ Equity as a contra-equity account as “Deferred Compensation.”

Equity instruments issued to non-employees are recorded on the basis of the fair value of the instruments, as required by ASC Topic No. 505, “Equity Based Payments to Non-Employees.” In general, the measurement date is either (a) when a performance commitment, as defined, is reached or (b) the earlier of the date that (i) the non-employee performance requirement is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Amortization - Utility patents are amortized over a 17-year period.  Patents which are pending are not amortized.

Accounting Estimates – The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.  Significant accounting estimates that may materially change in the near future are impairment of long-lived assets, values of stock compensation awards and stock equivalents granted as offering costs, and allowance for bad debts and inventory obsolescence.

Revenue Recognition – The Company’s revenue is derived primarily from providing services under contracts.  The Company recognizes revenue in accordance with ASC Topic No. 605 based on the following criteria: Persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, and collectability is reasonably assured. In general, the Company recognizes service revenue as significant services under the relevant arrangement have been performed.

Deferred Stock Offering Costs – Costs related to proposed stock offerings (if any) are deferred and will be offset against the proceeds of the offering in additional paid-in capital. In the event a stock offering is unsuccessful, the costs relating to the offering will be written-off directly to expense.

Inventory – Inventories consist of raw materials used in the production of customized parts totaling $20,129 and nominal work-in-process components which will be sold to customers. Inventories are valued at the lower of cost or market, using the first-in, first-out (FIFO) method.

Research and Development – Research and development costs are expensed as they are incurred. Research and development costs for the years ended December 31, 2015 and 2014 were $330,554 and $219,132, respectively.

NOTE 2 – Stockholders’ Equity

Common Stock

As indicated in Note 13 – Subsequent Events (below), (1) effective March 17, 2016, our Amended and Restated Articles of Incorporation were amended pursuant to a Certificate of Change Pursuant to Nevada Revised Statutes 78.209 filed with the Nevada Secretary of State providing for both a reverse stock split of the outstanding shares of our common stock on a 1-for-100 basis on March 17, 2016 and a corresponding decrease in the number of shares of our common stock that we are authorized to issue and (2) upon the closing of the Company’s public offering of its common stock that is described in the Prospectus of which these financial statements form a part, the Company will amend its Amended and Restated Articles of Incorporation pursuant to a Certificate of Change Pursuant to Nevada Revised Statutes 78.209 providing for both a reverse stock split of the outstanding shares of our common stock on a 1-for-2 basis and a corresponding decrease in the number of shares of our common stock that we are authorized to issue.    All amounts shown for common stock included in these financial statements are presented after giving effect to the March 17, 2016 reverse stock split, but do not give effect to the proposed 1-for-2 reverse stock split.

On May 23, 2013, the Company issued 20,000 shares of the Company’s common stock to a consultant as noncash compensation for services to be rendered valued at $45,400 or $2.27 per share.  Of these shares, 10,000 (valued at $22,700) vested immediately and 9,607 (valued at $21,808) vested during the year ended December 31, 2015.  393 shares (valued at $892) are vested but unearned by the consultant and are reflected as prepaid assets as of December 31, 2015.

In January 2014, the Company issued 437,500 shares of stock to an investor for a total purchase price of $3,500,000.  In connection with the purchase and sale of the shares, the Company agreed to issue to the investor a warrant to purchase up to 142,593 shares of the Company’s common stock, at an exercise price of $15.00 per share.  The warrant had a term of nine months from the date of issuance (January 10, 2014) and had a fair value of approximately $1,212,037.  In May 2014, the term of the warrant was extended by nine months to expire in July 2015 and had a fair market value in excess of the remaining fair market value of the original warrant of approximately $1,283,333.  A warrant was also issued as part of the offering to a consultant to purchase up to 21,875 shares of common stock at $8.00 per share, valued at approximately $271,250.  That warrant had a term of two years from the date of issuance (January 10, 2014).  Offering costs paid from the proceeds of the offering were approximately $199,089.

The fair value of the warrant of $1,212,037 was calculated using a Black-Scholes option pricing model with the following assumptions: expected life of nine months, expected volatility of 202%, a risk-free interest rate of 0.09%, and an expected dividend yield of 0%.  The fair value of the warrant of $271,250 was calculated using a Black-Scholes option pricing model with the following assumptions: expected life of two years, expected volatility of 201%, a risk-free interest rate of 0.39%, and an expected dividend yield of 0%.

The fair value of the new warrant related to the extension of the warrant expiration of $1,283,333 (net) was calculated using a Black-Scholes option pricing model with the following assumptions: expected life of 14 months, expected volatility of 226%, a risk-free interest rate of 0.1%, and an expected dividend yield of 0%.

In June 2014, the Company issued 62,500 shares of stock to an investor for a total purchase price of $500,000.  In connection with the purchase and sale of the shares, the Company agreed to issue to the investor a warrant to purchase up to 20,370 shares of the Company’s common stock, at an exercise price of $15.00 per share.  The warrant had a term of one year from the date of issuance (June 4, 2014) and had a fair value of approximately $132,407.  A warrant was also issued as part of the offering to a consultant to purchase up to 3,125 shares of common stock at $8.00 per share, valued at approximately $36,250.  That warrant has a term of two years from the date of issuance (June 4, 2014).  Offering costs paid from the proceeds of the offering were approximately $25,035.

The fair value of the warrant of $132,407 was calculated using a Black-Scholes option pricing model with the following assumptions: expected life of one year, expected volatility of 163%, a risk-free interest rate of 0.1%, and an expected dividend yield of 0%. The fair value of the warrant of $36,250 was calculated using a Black-Scholes option pricing model with the following assumptions: expected life of two years, expected volatility of 287%, a risk-free interest rate of 0.41%, and an expected dividend yield of 0%.

During July 2014, the Company issued an aggregate of 60,000 shares of common stock to three employees valued at $12.90 per share or $774,000. Twenty-five percent of each employee’s shares vested immediately upon the grant date, 25% of such shares vested upon the first annual anniversary of each employee’s start date, and 25% of such shares will vest on each of the second and third annual anniversary of each employee’s start date, provided that such employee remains in the Company’s continuous employ through such vesting dates.

In November 2014, the Company issued 15,000 shares of stock to a director, subject to restrictions, pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”).  The shares were valued at $9.40 or $141,000.  All shares vested during the year ended December 31, 2015.

In March 2015, the Company issued 10,000 shares of stock to a director.  The Company also issued 5,000 shares of stock to an officer, and an aggregate of 21,038 shares of stock to two consultants, subject to vesting restrictions.  The shares were issued pursuant to the 2013 Plan.  The shares were valued at $5.30 or $191,000.  33,037 of the shares vested during the year ended December 31, 2015.  The remaining 3,001 shares unvested at December 31, 2015 (valued at $15,905) are reflected as prepaid assets.

In August 2015, in conjunction with the hiring of Ron Fisher, the Company’s Vice President of Business Development, the Company issued to Mr. Fisher 2,500 shares of common stock, subject to performance-based vesting restrictions.

In November 2015, the Company issued 625 shares of common stock to an employee valued at $6.50 per share, or $4,063, and issued 2,500 shares of common stock to an employee valued at $6.15 per share, or $15,375.

At December 30, 2015, there were 6,239,073 shares of common stock issued and 6,206,573 outstanding.  At December 31, 2014, there were 6,197,411 shares issued and 6,127,411 outstanding, reflecting 32,500 and 70,000 shares respectively issued but unvested shares pursuant to the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) and the 2013 Plan.  As of December 31, 2015, an aggregate of 1,500 shares and 170,837 shares of common stock were reserved for issuance under the 2011 Plan and the 2013 Plan, respectively, including 32,500 shares subject to vesting restrictions under the 2013 Plan.

Deferred Compensation

As described under the Common Stock heading above, during July 2014, the Company issued to three employees an aggregate of 60,000 shares of the Company’s common stock, subject to restrictions, pursuant to the 2013 Plan.  Such shares were valued at the fair value of $774,000 or $12.90 per share.  This compensation is being expensed over the vesting period.  As of December 31, 2015, the balance of unvested compensation cost expected to be recognized is $387,000 (30,000 shares valued at $12.90) and is recorded as a reduction of stockholders’ equity.  The unvested compensation is expected to be recognized over the weighted average period of approximately 2 years (through July 2017).

As described under the Common Stock heading above, in November 2014, the Company issued 15,000 shares of stock to a director, subject to restrictions, pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”).  The shares were valued at $9.40 or $141,000.  All shares vested during the year ended December 31, 2015.

As described under the Common Stock heading above, the Company issued 10,000 shares of stock to a director in March 2015.  The Company also issued 5,000 shares of stock to an officer, and an aggregate of 21,038 shares of stock to two consultants, subject to vesting restrictions.  The shares were issued pursuant to the 2013 Plan.  The shares were valued at $5.30 or $191,000.  33,037 of the shares vested during the year ended December 31, 2015.  The remaining 3,001 shares unvested at December 31, 2015 (valued at $15,905) are reflected as prepaid assets.

As described under the Common Stock heading above, in August 2015, the Company issued 2,500 shares of stock to an employee, subject to performance-based vesting restrictions, pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”).  The shares were valued at $5.90 or $14,750.  All shares remained unvested as of December 31, 2015.

As of December 31, 2015, the balance of unvested compensation cost expected to be recognized is $401,750 and is recorded as a reduction of stockholders’ equity. The unvested compensation is expected to be recognized over the weighted average period of approximately 2 years (through July, 2017).

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value.  No shares of preferred stock were issued and outstanding at December 31, 2015 and 2014.

Stock Options

During 2015, the Company granted a total of 51,875 options to three employees with vesting periods ranging from one to four years beginning August 10, 2015.  As of December 31, 2015, none of the option grants had vested, and only a nominal amount of compensation cost had been recognized during the year.  The weighted average period over which total compensation cost of the options of $306,796 will be recognized is 3.81 years.  The weighted average exercise price of the options was $5.94 and the weighted average fair value of the options on the dates of grant was $5.91.  The estimated fair value of the options was determined using the Black-Scholls pricing model using the following assumptions:

Expected term:

10 years

Volatility:

180-184%

Dividend yield:

0.00%

Risk-free interest rate:

2.24-2.32%

Warrants

At December 31, 2015, the Company had two outstanding warrants to purchase a total of 25,000 shares of common stock at an exercise price of $8.00 per share. Unless exercised, warrants to purchase 21,875 shares will expire on January 10, 2016 and warrants to purchase 3,125 will expire on June 4, 2016.

During the year ending December 31, 2015, a warrant to purchase 20,370 shares of common stock at an exercise price of $15.00 per share as well as a warrant to purchase 142,593 shares of common stock at an exercise price of $15.00 per share expired.  No warrants expired during the period ending December 31, 2014.

NOTE 3 – Registration Statement on Form S-3

As previously reported, during September 2014, the Company filed a Registration Statement on Form S-3 with the SEC, which was declared effective by the SEC on December 19, 2014.  The Company may offer and sell, from time to time, up to $100,000,000 of securities, including shares of the Company’s common stock and preferred stock, debt securities and warrants, either individually or in units, the terms of which will be described in prospectus supplements filed with the SEC, as applicable. Concurrently with the filing of the Registration Statement, the Company entered into an At The Market Offering Agreement, or sales agreement, with Ascendiant Capital Markets, LLC (“Ascendiant”), pursuant to which the Company may offer and sell from time to time through Ascendiant, acting as sales agent and/or principal, shares of our common stock having an aggregate offering price of up to $25,000,000. We have agreed to pay Ascendiant a commission rate of 3% of the gross sales price per share of any of our shares of common stock sold through Ascendiant, as agent, under the sales agreement. The offer and sale of our shares through Ascendiant will be registered pursuant to the Registration Statement. As of December 31, 2015, no securities have been sold under the Registration Statement.  As of December 31, 2015, the Company was not eligible to use the Registration Statement because the aggregate market value of the Company’s outstanding common stock held by non-affiliates of the Company was less than the minimum required by General Institution I.B.1 of Form S-3 (i.e., $75 million).

NOTE 4 – Continuing Operations

The Company has sustained losses and has negative cash flows from operating activities since its inception.  However, the Company has had increasing revenues in recent periods.  In addition, the Company has raised significant equity capital and is currently developing new product lines to increase future revenues.  The Company believes it has adequate working capital and cash to fund operations through 2016, and has entered into significant revenue contracts that are expected to generate cash flow in the near term.

NOTE 5 – Income Taxes

The Company accounts for income taxes in accordance with ASC Topic No. 740.  This standard requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.  Income tax returns open for examination by the Internal Revenue Service consist of tax years ended December 31, 2012 through 2014.

The Company has available at December 31, 2015, unused operating loss carryforwards of approximately $6,131,324, which may be applied against future taxable income and which expire in various years through 2035.  However, if certain substantial changes in the Company’s ownership should occur, there could be an annual limitation on the amount of net operating loss carryforward which can be utilized.  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and other temporary differences of approximately $2,914,526 and $2,255,520 at December 31, 2015 and 2014, respectively, and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The change in the valuation allowance is approximately $659,006 and $1,210,597 for the years ended December 31, 2015 and 2014, respectively.

Deferred tax assets are comprised of the following:

	2015	2014
Deferred tax assets
NOL carryover	$2,382,020	$1,723,014
Impairments	33,931	33,931
Warrants	498,575	498,575
Valuation allowance	(2,914,526)	(2,255,520)
Net deferred tax asset	$-	$-

The reconciliation of the provision for income taxes computed at the U.S. federal statutory tax rate (34%) to the Company’s effective tax rate for the period ended December 31, 2015 and 2014 is as follows:

	2015	2014
Book Loss	$576,736	$1,059,467
State Taxes	82,270	151,130
Deductible differences	-	-
Change in valuation allowance	(659,006)	(1,210,597)

Provision for Income Taxes	$-	$-

NOTE 6 – Loss Per Share

The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the periods ended December 31, 2015 and 2014:

	Year Ended December 31
	2015	2014
Loss from continuing operations available to common stockholders (numerator)
	$(1,696,282)	$(3,116,080)
Weighted average number of common shares outstanding used in loss per share during the period (denominator	6,228,108	6,103,447

Dilutive loss per share was not presented as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share or its effect is anti-dilutive.

NOTE 7 – Furniture and Equipment

The following is a summary of property and equipment, purchased, used and depreciated over a three-year period, less accumulated depreciation, as of December 31, 2015 and 2014:

	Year Ended December 31,
	2015	2014
Property and Equipment	$966,936	$924,319
Less: Accumulated Depreciation	(252,182)	(121,292)
Net Property and Equipment	$714,754	$803,027

Depreciation expense on property and equipment was $166,744 and $20,340 for the years ended December 31, 2015 and 2014, respectively.

NOTE 8 – Intangible Assets

The Company’s intangible assets consist of Patents, Patent Pending Applications and Customer Contacts.

Provisional patent applications are not amortized until a patent has been granted.  Once a patent is granted, the Company will amortize the related costs over the estimated useful life of the patent.  If a patent application is denied, then the costs will be expensed at that time.

The customer contacts were acquired in a business acquisition on December 31, 2011 and were to be amortized over their estimated useful life of three years.

The following is a summary of definite-life intangible assets less accumulated amortization as of December 31, 2015 and 2014, respectively:

	Year Ended December 31,
	2015	2014
Provisional Patent Applications	$137,927	$63,823
Patents	39,252	39,252
Customer Contacts	262,009	262,009
Less: Accumulated Amortization	(271,544)	(269,237)
Net Intangible Assets	$167,644	$95,847

Amortization expense on intangible assets was $2,308 and $2,309 for the years ended December 31, 2015 and 2014.

The estimated aggregate amortization expense for each of the succeeding years ending December 31 is as follows:

2016	$2,309
2017	2,309
2018	2,309
2019	2,309
2020	2,309
Thereafter	18,172

$29,717

NOTE 9 – Commitments and Contingencies

Operating Leases – The Company leases office and laboratory space under operating leases.  Expense relating to these operating leases was $49,637 for the year ended December 31, 2015.  The future minimum lease payments required under non-cancellable operating leases at December 31, 2015 was approximately $39,100.  All the future minimum lease payments are currently due during 2016.

NOTE 10 – Concentrations

Revenues – During the years ended December 31, 2015 and 2014, the Company had the following significant customers who accounted for more than 10% each of the Company’s revenue in at least one of the periods presented.  The loss of the revenues generated by these customers would have a significant effect on the operations of the Company.

Customer	2015	2014
A	42.93%	27.03%
B	10.06%	0%
D	19.57%	29.82%
E	3.04%	20.50%
F	3.85%	17.7%

Accounts Receivable – The Company had the following significant customers who accounted for more than 10% each of the Company’s accounts receivable balance at December 31, 2015 and 2014, respectively.

Customer	2015	2014
A	37.30%	50.05%
B	14.01%	0%
C	27.49%	0%
D	7.18%	16.10%
E	0%	19.96%
F	0%	13.43%

NOTE 11 – Joint Venture

As previously reported in our Form 8-K filed with the SEC on July 6, 2015, we entered into an Operating Agreement and Statement of Work with Arete Innovative Solutions LLC (“Arete”). The Operating Agreement and Statement of Work govern the operations of Arete-Sigma LLC (the “Joint Venture”), a joint venture formed by us and Arete for the purpose of pursuing business opportunities related to AM utilizing our EOS M290 or like machines, including enabling and implementing sales and manufacturing transactions. Under the Operating Agreement and Statement of Work, among other matters reported in our Form 8-K and set forth in the Operating Agreement and Statement of Work, (i) each of Sigma and Arete hold a 50% ownership interest in the Joint Venture, and (ii) the Joint Venture is managed by William F. Herman, President of Arete, subject to certain limitations.  Based on the Operating Agreement, the Company holds the non-controlling interest in the Joint Venture.  Therefore, the Joint Venture has not been consolidated, but rather is accounted for on the equity method of recording investments.  During the year ended December 31, 2015, net operations resulted in a loss on the investment of $778.  The Company is continuing to pursue business opportunities related to AM utilizing the Company’s EOS M290 or like machines.

NOTE 12 – Defined Contribution Plan

In 2014, the Company adopted a qualified 401(K) plan (Plan), in which all employees over the age of 21 may participate.  The Company has elected to match 100% of each participant’s contribution up to 3% of salary, and 50% of the next 2% of salary contributed. The Company may also elect, on an annual basis, to make a discretionary contribution to the plan.  Company matches and elective contributions vest to participant accounts as follows: 20% after two years of service, and 20% per year thereafter until the participant reaches 6 years of service, at which time, employer contributions vest 100%.  The cost of matching contributions were $18,315 in 2015 and $0 in 2014.

NOTE 13 – Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are the following items to disclose:

On January 10, 2016, a warrant to purchase 21,875 shares of common stock at an exercise price of $8.00 per share expired.

In February 2016, the Company issued 625 shares of common stock to a new employee, valued at $4.82 per share, or $3,012.50, and granted to such employee a stock option to purchase 1,875 shares of Company common stock, at an exercise price equal to $4.82 per share, which was the closing market price of the Company’s common stock on February 16, 2016 (i.e., the date of grant), subject to time-based vesting restrictions.  The option has a ten-year term and was granted under the 2013 Plan.

In March 2016, the Company granted to two newly hired employees stock options to purchase an aggregate of 20,000 shares of Company common stock, at an exercise price equal to $5.63 per share, which was the closing market price of the Company’s common stock on March 14, 2016 (i.e., the date of grant), subject to time-based vesting restrictions.  The options have a ten-year term and were granted under the 2013 Plan.

A 1-for-100 reverse stock split of the Company’s common stock and a corresponding decrease in the number of shares of the Company’s common stock that the Company is authorized to issue was effected on March 17, 2016.  The reverse split combined each 100 shares of the Company’s issued and outstanding common stock into one share of common stock. No fractional shares were issued in connection with the reverse split, and any fractional shares resulting from the reverse split were rounded up to the nearest whole share. The reverse split was effective upon the filing of the Certificate of Change Pursuant to Nevada Revised Statutes 78.209 filed with the Nevada Secretary of State effective March 17, 2016.  The Company has reflected the effect of the 1-for-100 reverse split of its common stock in these financial statements as if it had occurred at the beginning of the earliest period presented.

A 1-for-2 reverse stock split of the Company’s common stock and a corresponding decrease in the number of shares of the Company’s common stock that the Company is authorized to issue will be effected upon the closing of the Company’s public offering of its common stock that is described in the Prospectus of which these financial statements form a part.  The reverse split will combine each 2 shares of the Company’s issued and outstanding common stock into 1 share of common stock. No fractional shares will be issued in connection with the reverse split, and any fractional shares resulting from the reverse split will be rounded up to the nearest whole share. The reverse split will be effective upon the filing of the Certificate of Change Pursuant to Nevada Revised Statutes 78.209 with the Nevada Secretary of State.  The effect of this pending 1-for-2 reverse stock split has not been reflected in the financial statements or the notes thereto.

Sigma Labs, Inc.
Condensed Balance Sheets
(Unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Current Assets
Cash	$137,702	$1,539,809
Accounts Receivable, net	119,599	280,222
Inventory	84,659	20,129
Prepaid Assets	34,097	38,687
Total Current Assets	376,057	1,878,847

Other Assets
Property and Equipment, net	609,782	714,754
Intangible Assets, net	222,674	167,644
Investment in Joint Venture	500	9,222
Prepaid Stock Compensation	208,848	418,547
Total Other Assets	1,041,804	1,310,167

TOTAL ASSETS	$1,417,861	$3,189,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$143,217	$38,393
Accrued Expenses	96,322	71,523
Total Current Liabilities	239,539	109,916

TOTAL LIABILITIES	239,539	109,916

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; None issued and outstanding	-	-
Common Stock, $0.001 par; 15,000,000 shares authorized; 6,267,577 and 6,239,073 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	6,268	6,239
Additional Paid-In Capital	10,668,007	10,636,979
Accumulated Deficit	(9,495,953)	(7,564,120)
Total Stockholders’ Equity	1,178,322	3,079,098

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,417,861	$3,189,014

The accompanying notes are an integral part of these condensed financial statements.

Sigma Labs, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

INCOME
Services	$189,951	$266,566	$642,230	$648,515
Total Revenue	189,951	266,566	642,230	648,515

COST OF SERVICE REVENUE	69,259	25,250	207,744	138,379

GROSS PROFIT	120,693	241,316	434,486	510,136

EXPENSES
Other General and Administration	437,873	293,187	1,345,576	886,965
Payroll Expense	259,011	191,399	727,494	338,533
Stock-Based Compensation	105,630	221,500	236,554	478,500
Research and Development	37,532	122,517	88,504	206,545
Total Expenses	840,046	828,603	2,398,128	1,910,543

OTHER INCOME (EXPENSE)
Interest Income	35	265	288	1,137
Other Income	-	-	31,626	-
Loss on Investment in Joint Venture	(3)	(108)	(105)	(108)
Total Other Income (Expense)	32	157	31,809	1,029

LOSS BEFORE INCOME TAXES	(719,320)	(587,130)	(1,931,833)	(1,399,378)

Provision for income Taxes	-	-	-	-

Net Loss	$(719,320)	$(587,130)	$(1,931,833)	$(1,399,378)

Loss per Common Share - Basic and Diluted	$(0.11)	$(0.09)	$(0.31)	$(0.22)

Weighted Average Number of Shares
Outstanding - Basic and Diluted	6,259,349	6,234,834	6,243,642	6,224,939

The accompanying notes are an integral part of these condensed financial statements.

Sigma Labs, Inc. and Subsidiaries
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2016	2015
OPERATING ACTIVITIES
Net (Loss)	$(1,931,833)	$(1,399,378)
Adjustments to reconcile Net Income (Loss) to Net Cash provided (used) by operations:
Noncash Expenses:
Amortization	6,526	1,731
Depreciation	131,879	123,205
Stock Compensation	240,756	478,500
Change in assets and liabilities:
Accounts Receivable	16,623	(55,107)
Allowance for Doubtful Accounts	-	(4,884)
Inventory	(64,530)	(5,578)
Prepaid Assets	4,590	20,709
Accounts Payable	104,824	(227,508)
Customer Deposits	--	62,393
Accrued Expenses	24,799	17,024
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(1,322,366)	(1,038,993)

INVESTING ACTIVITIES
Purchase of Furniture and Equipment	(26,907)	(64,334)
Purchase of Intangible Assets	(61,556)	(11,995)
Investment in Joint Venture	8,617	(10,000)
Loss on Investment in Joint Venture	105	108
NET CASH (USED) BY INVESTING ACTIVITIES	(79,741)	(86,221)

NET CASH (DECREASE) INCREASE FOR PERIOD	(14,002,107)	(1,125,214)

CASH AT BEGINNING OF PERIOD	1,539,809	2,962,069

CASH AT END OF PERIOD	$137,702	$1,836,855

Supplemental Disclosure for Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income Taxes	$-	$-

Supplemental Schedule of Noncash Investing and Financing Activities:
Issuance of Common Stock for services	$152,265	$225,189

The accompanying notes are an integral part of these condensed financial statements.

SIGMA LABS, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

September 30, 2016

NOTE 1 – Summary of Significant Accounting Policies

Nature of Business – On September 13, 2010 Sigma Labs, Inc., formerly named Framewaves, Inc., a Nevada corporation, acquired 100% of the shares of B6 Sigma, Inc. by exchanging 6.67 shares of Framewaves, Inc. restricted common stock for each issued and outstanding share of B6 Sigma, Inc.  The acquisition has been accounted for as a “reverse purchase” and, accordingly, the operations of Framewaves, Inc. prior to the date of acquisition have been eliminated. Unless otherwise indicated or the context otherwise requires, the term “B6 Sigma” refers to B6 Sigma, Inc., a Delaware corporation, which, until the short-form merger referenced below, was our wholly-owned, operating company acquired in September 2010; the terms the “Company,” “Sigma,” “we,” “us” and “our” refer to Sigma Labs, Inc., together with B6 Sigma, Inc. Prior to December 29, 2015, we conducted substantially all of our operations through B6 Sigma.  On December 29, 2015, we completed a short-form merger of B6 Sigma into Sigma. As a result, B6 Sigma became part of Sigma and no longer exists as a subsidiary.

B6 Sigma, Inc., incorporated February 5, 2010, was founded by a group of scientists, engineers and businessmen to develop and commercialize novel and unique manufacturing and materials technologies.  The Company believes that some of these technologies will fundamentally redefine conventional quality assurance and process control practices by embedding them into the manufacturing processes in real time, enabling process intervention and ultimately leading to closed loop process control.  The Company anticipates that its core technologies will allow its clientele to combine advanced manufacturing quality assurance and process control protocols with novel materials to achieve breakthrough product potential in many industries including aerospace and defense manufacturing, oil and gas and energy manufacturing, bio-medical manufacturing, automotive manufacturing, and other markets such as firearms and recreational equipment.

Basis of Presentation – The accompanying financial statements have been prepared by the Company in accordance with Article 8 of U.S. Securities and Exchange Commission Regulation S-X. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2016 and 2015 and for the periods then ended have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted.  The Company suggests these condensed financial statements be read in conjunction with the December 31, 2015 audited financial statements and notes thereto included in the Company’s Form 10-K.  The results of operations for the periods ended September 30, 2016 and 2015 are not necessarily indicative of the operating results for the full year.

Reclassification – Certain amounts in prior-period financial statements have been reclassified for comparative purposes to conform to presentation in the current-period financial statements.

Loss Per Share – The computation of loss per share is based on the weighted average number of shares outstanding during the period in accordance with ASC Topic No. 260, “Earnings Per Share.”

Recently Enacted Accounting Standards – The FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.

Recent Accounting Standards Updates (“ASU”) through ASU No. 2015-01 contain technical corrections to existing guidance or affects guidance to specialized industries or situations.  The Company has evaluated recently issued technical pronouncements and has determined that these updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.  Significant accounting estimates that may materially change in the near future are impairment of long-lived assets, values of stock compensation awards and stock equivalents granted as offering costs, and allowance for bad debts and inventory obsolescence.

NOTE 2 – Stockholders’ Equity

Common Stock

Effective March 17, 2016, our Amended and Restated Articles of Incorporation were amended pursuant to a Certificate of Change Pursuant to Nevada Revised Statutes 78.209 (the “Certificate of Change”) filed with the Nevada Secretary of State.  The Certificate of Change provided for both a reverse stock split of the outstanding shares of our common stock on a 1-for-100 basis (the “Reverse Stock Split”), and a corresponding decrease in the number of shares of our common stock that we are authorized to issue (the “Share Decrease”).

As a result of the Reverse Stock Split, the number of issued and outstanding shares of our common stock decreased from 622,969,835 pre-Reverse Stock Split shares to 6,229,710 post-Reverse Stock Split shares (after adjustment for any fractional shares).  Pursuant to the Share Decrease, the number of authorized shares of our common stock decreased from 750,000,000 to 7,500,000 shares of common stock.  All amounts shown for common stock included in these financial statements are presented post-Reverse Stock Split.

On April 28, 2016, the Company’s Amended and Restated Articles of Incorporation were amended to increase the number of authorized shares of the Company’s common stock from 7,500,000 to 15,000,000 shares of common stock. As of September 30, 2016, the Company had 15,000,000 shares of authorized common stock, $0.001 par value per share.

In February 2016, the Company issued 625 shares of common stock to a new employee, valued at $4.82 per share, or $3,012.

In March 2016, the Company issued 3,080 shares of common stock to a consultant, valued at $4.87 per share, or $14,999.

In April 2016, the Company issued 3,529 shares of common stock to a consultant, valued at $4.25 per share, or $15,000.

In May 2016, the Company issued 2,459 shares of common stock to a consultant, valued at $3.05 per share, or $7,499.

In June 2016, the Company issued 2,515 shares of common stock to a consultant, valued at $2.982 per share, or $7,498.

In July 2016, the Company issued 4,167 shares of common stock to a consultant, valued at $3.00 per share, or $12,501.

In July 2016, the Company issued 31,000 shares of common stock to an employee, valued at $2.97 per share, or $91,760.

As of September 30, 2016, there were 6,267,577 shares of common stock issued and outstanding, including 62,250 issued but unvested shares pursuant to the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) and the Company’s 2013 Equity Incentive Plan (the “2013 Plan”).  As of December 31, 2015, there were 6,239,073 shares of common stock issued and outstanding, including 12,500 and 32,500 issued but unvested shares pursuant to the 2011 Plan and the 2013 Plan.  On April 28, 2016, at the Annual Meeting of Stockholders of the Company, the Company’s stockholders approved an amendment to the 2013 Plan to increase the number of shares of the Company’s common stock reserved for issuance under the 2013 Plan by 638,538 shares of our common stock to a total of 750,000 shares (on a post-Reverse Stock Split basis).  As of September 30, 2016, an aggregate of 1,500 shares and 601,712 shares of common stock were reserved for issuance under the 2011 Plan and the 2013 Plan, respectively.

Stock Options

During 2016, the Company granted a total of 137,375 options to nine employees with vesting periods ranging from three to four years beginning November 17, 2016.  As of September 30, 2016, stock option compensation expense of $136,787 was recognized during the nine months ended September 30, 2016 for these options and other options granted in 2015.  The weighted average period over which total the compensation cost of the options of $660,500 ($327,504 in 2015) will be recognized is 3.02 years.  The weighted average exercise price of all options is $4.21 and the weighted average fair value of the options on the grant dates was $3.23.  The estimated fair value of the options was determined using the Black-Scholes pricing model using the following assumptions:

Expected term:

5-10 years

Volatility:

67.3 - 81.7%

Dividend yield:

0.00%

Risk-free interest rate:

1.13 - 2.32%

Warrants

As of September 30, 2016, the Company had no outstanding warrants.

NOTE 3 - Continuing Operations

The Company has sustained losses and has negative cash flows from operating activities since its inception.  However, the Company has had increasing revenues in recent periods.  In addition, the Company has raised significant equity capital and is currently developing new product lines to increase future revenues.  The Company believes it has adequate working capital and cash to fund operations through 2016, and has entered into significant revenue contracts that are expected to generate cash flow in the near term.

NOTE 4 – Loss Per Share

The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the periods ended September 30, 2016 and 2015:

	Three Months Ending		Nine Months Ending
	Sept. 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Loss from continuing
operations available to
Common stockholders (numerator)	$(719,320)	$(587,130)	$(1,931,833)	$(1,399,378)

Weighted average number of common shares
outstanding used in loss per share during
the Period (denominator)	6,259,349	6,234,834	6,243,642	6,224,939

Dilutive loss per share was not presented as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share or its effect is anti-dilutive.

NOTE 5 – Subsequent Events

Effective October 17, 2016, the Company entered into a Securities Purchase Agreement with two accredited investors (the “Investors”) for the private placement by the Company of Secured Convertibles Notes in the aggregate principal amount of $1,000,000 (the “Notes”) and warrants (the “Warrants”) to purchase up to 160,000 shares (the “Warrant Shares”) of the Company’s common stock (“Common Stock”) (subject to adjustment in certain circumstances), for aggregate gross proceeds, before expenses, to the Company of $900,000 (the “Financing Transaction”). The closing of the Financing Transaction (the “Closing”) occurred on October 19, 2016.

In connection with the Financing Transaction, the Company entered into a Registration Rights Agreement, dated October 17, 2016, with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement related to the Financing Transaction with the Securities and Exchange Commission (“SEC”) covering the resale of (i) the shares of Common Stock that will be issued to the Investors upon conversion of the Notes (the “Conversion Shares”), and (ii) the Warrant Shares that will be issued to the Investors upon exercise of the Warrants. The Notes are secured by the assets of the Company pursuant to a Security Agreement, dated October 17, 2016, between the Company and the “collateral agent” (as defined in the Notes) for the benefit of itself and each of the Investors.

Each Warrant has an initial exercise price equal to the lesser of (i) the final unit price of the Company’s proposed public offering initially filed with the SEC on July 28, 2016, and (ii) 150% of the closing price of the Common Stock as reported by the OTC Markets Group, Inc. on the date of issuance of the Warrants (subject to adjustment as provided therein), which Warrants may be exercised on a cashless basis as provided in the Warrants.

A 1-for-2 reverse stock split of the Company’s common stock and a corresponding decrease in the number of shares of the Company’s common stock that the Company is authorized to issue will be effected upon the closing of the Company’s public offering of its common stock that is described in the Prospectus of which these financial statements form a part.  The reverse split will combine each 2 shares of the Company’s issued and outstanding common stock into 1 share of common stock. No fractional shares will be issued in connection with the reverse split, and any fractional shares resulting from the reverse split will be rounded up to the nearest whole share. The reverse split will be effective upon the filing of the Certificate of Change Pursuant to Nevada Revised Statutes 78.209 with the Nevada Secretary of State.  The Company has not reflected the effect of the proposed 1-for-2 reverse split of its common stock in these financial statements.

SIGMA LABS, INC.

1,410,000 Class A Units, with Each Class A Unit Consisting of One Share of Common Stock

and One Warrant to Purchase One Share of Common Stock

1,410,000 Class B Units, with Each Class B Unit Consisting of One Share of Series A Convertible Preferred Stock

and One Warrant to Purchase One Share of Common Stock

1,410,000 Shares of Common Stock Underlying the Warrants

1,410,000 Shares of Series A Convertible Preferred Stock

1,410,000 Shares of Common Stock underlying Shares of Series A Convertible Preferred Stock

________________________

PROSPECTUS

________________________

Dawson James Securities, Inc.

The date of this Prospectus is February 16, 2017

_____________________________________________________________________________________________________